SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE BOEING COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

March 13, 2009

Dear Shareholder:

I am pleased to invite you to attend The Boeing Company’s 2009 Annual Meeting of Shareholders, which will be held on Monday, April 27, 2009, beginning at 10:00 a.m., Central time, in Chicago, Illinois. We will meet at The Field Museum, which is located at 1400 South Lake Shore Drive in Chicago.

Activities at the Annual Meeting will be limited to the items of business listed in the Notice of Annual Meeting of Shareholders. The following items of business will be presented:

(1)	election of nine directors;

(2)	vote on a management proposal to approve an amendment to The Boeing Company 2003 Incentive Stock Plan;

(3)	advisory vote on the appointment of the Company’s independent auditor; and

(4)	vote on seven shareholder proposals, if they are presented.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, I urge you to complete the proxy card and return it promptly.

Very truly yours,

W. James McNerney, Jr.

Chairman of the Board, President and Chief Executive Officer

THE BOEING COMPANY

Boeing Corporate Offices

100 North Riverside Plaza, Chicago, Illinois 60606

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE/TIME	Monday, April 27, 2009, 10:00 a.m., Central time. Registration will begin at 8:30 a.m. The Annual Meeting will begin at 10:00 a.m. and conclude at 12:00 p.m.

PLACE	The Field Museum, 1400 South Lake Shore Drive, Chicago, Illinois 60605-2496.

AGENDA	1. Elect nine persons to the Board of Directors for one-year terms expiring in 2010.
2. Vote on a management proposal to approve an amendment to The Boeing Company 2003 Incentive Stock Plan.
3. Cast an advisory vote on the appointment of Deloitte & Touche LLP as independent auditor.
4. Vote on shareholder proposal on cumulative voting.
5. Vote on shareholder proposal on an advisory vote on named executive officer compensation.
6. Vote on shareholder proposal on health care principles.
7. Vote on shareholder proposal on disclosure of foreign military sales.
8. Vote on shareholder proposal on independent lead director.
9. Vote on shareholder proposal on future severance arrangements.
10. Vote on shareholder proposal on disclosure of political contributions.
11. Transact any other business properly brought before the meeting.

RECORD DATE	You can vote if you were a shareholder at the close of business on February 27, 2009.

MEETING ADMISSION	Registered Shareholders. An admission ticket is attached to your proxy card. If you received proxy materials via the Internet, you may print an admission ticket from the Internet Voting Site. Please bring the admission ticket with you to the meeting.

Beneficial Shareholders. Shareholders whose stock is held by a broker or bank (often referred to as “holding in street name”) should come to the beneficial shareholders table. In order to be admitted, beneficial shareholders must bring account statements or letters from their brokers or banks showing that they owned Boeing stock as of February 27, 2009. In order to vote at the meeting, beneficial shareholders must bring legal proxies, which they can obtain only from their brokers or banks.

In all cases, shareholders must bring photo identification to the meeting for admission.

VOTING BY PROXY	Registered Shareholders and Participants in Savings Plans. Please vote:
1. By Toll-Free Telephone: Call l-800-652-VOTE (8683) to vote by phone;
2. By Internet: Go to the Internet Voting Site at www.envisionreports.com/ba to vote on the Internet; or
3. By Mail: Mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope. Any proxy may be revoked at any time prior to its exercise at the meeting.

Beneficial Shareholders. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

By Order of the Board of Directors

Michael F. Lohr

Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to Be Held on April 27, 2009.

This Proxy Statement and the 2008 Annual Report are available at:

www.edocumentview.com/ba

i

THE BOEING COMPANY

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

Monday, April 27, 2009

This Proxy Statement is issued in connection with the solicitation of a proxy on the enclosed form by the Board of Directors of The Boeing Company for use at the Company’s 2009 Annual Meeting of Shareholders. We will begin distributing this Proxy Statement, a form of proxy and the 2008 Annual Report on or about March 13, 2009.

PROXIES AND VOTING AT THE MEETING

Holders of Boeing stock at the close of business on February 27, 2009 are entitled to receive Notice of the Annual Meeting and to vote their shares at the Annual Meeting. As of that date, there were approximately 726,134,691 shares of common stock outstanding and approximately 699,792,744 of those shares were eligible to vote. (The shares held in the ShareValue Trust for the Company’s ShareValue Plan are not entitled to vote, and shares issued in exchange for shares of Rockwell International Corporation or McDonnell Douglas Corporation that have not been exchanged are not eligible to vote.) There were 228,618 registered shareholders on the record date and approximately 705,761 beneficial shareholders whose shares were held in “street name” through a broker or bank.

Shares represented by a properly executed proxy will be voted at the Annual Meeting and, when instructions are given by the shareholder, will be voted in accordance with those instructions. If a proxy is executed and returned but no instructions are given, the shares will be voted according to the recommendations of the Board of Directors. The Board recommends a vote FOR Items 1, 2 and 3 and AGAINST Items 4 through 10.

The Board of Directors is not aware of any business that may properly be brought before the Annual Meeting other than those matters described in this Proxy Statement. However, the enclosed proxy card gives discretionary authority to persons named on the proxy card to vote the shares in their best judgment if any matters other than those shown on the proxy card are properly brought before the Annual Meeting.

How to Vote

Your vote is important and we appreciate your prompt attention to it. Registered shareholders can vote by telephone, the Internet or mail, as described below. If you are a beneficial shareholder (including as a participant in the Company’s Voluntary Investment Plan (the “VIP”) or the Company’s BAO Voluntary Savings Plan (the “BAO VSP”)), please refer to your proxy card or the information forwarded by your broker, bank or other holder of record to see what options are available to you.

Registered shareholders and participants in the VIP and BAO VSP may cast their vote by:

(1)	Signing, dating and promptly mailing the proxy card in the enclosed postage-paid envelope;

(2)	Accessing the Internet Voting Site at www.envisionreports.com/ba and voting by following the instructions provided on the website; or

(3)	Calling l-800-652-VOTE (8683) and voting by following the instructions provided on the phone line.

In order to vote via telephone or on the Internet, please have in front of you either your proxy card or, if you have consented to receive your materials electronically, your e-mail notification advising that materials are available online. A phone number and a website are contained on each of the documents. Upon entering either the phone number or the Internet address, you will be instructed on how to proceed. Proxies submitted by the Internet or telephone must be received by 10:00 a.m. Central time on April 27, 2009.

Proxy cards will be sent to those persons having interests in Boeing stock through participation in the stock funds of the following Company benefit plans (“Plans”):

(1)	The Boeing Company Voluntary Investment Plan; and

(2)	BAO Voluntary Savings Plan.

The Plans listed above are sponsored by Boeing and its subsidiaries for their employees.

Shares of Boeing stock held in the Plans (“Plan Shares”) are registered in the name of the trustee. The participants do not have actual ownership of the Plan Shares and may not vote the Plan Shares directly at the Annual Meeting. However, Plan participants are allocated interests in the shares and may instruct the trustee how to vote such interests. The number of shares of Boeing stock shown on your proxy card includes all registered shares and Plan Shares. Plan Shares can be voted only by submitting proxy instructions, whether by telephone, the Internet or mailing in the printed proxy card; Plan Shares cannot be voted at the Annual Meeting and prior voting instructions cannot be revoked at the Annual Meeting. If you are a Plan participant, your proxy instructions must be received by the Plan trustee no later than 10:59 p.m., Central time, on April 22, 2009.

The trustee will cast Plan Share votes according to the participants’ instructions. If voting instructions are not timely received, the trustee will vote the participants’ Plan Shares in accordance with the terms of the Plans, which means shares will be voted in the same manner and proportion as the shares with respect to which voting instructions have been timely received, unless contrary to applicable law. If a participant returns a signed proxy card that covers Plan Shares, but does not indicate how he or she would like the proxy to be voted on the proposals listed on the card, the participant will be deemed to have instructed the trustee to vote in accordance with the recommendations of the Board of Directors.

Revocation of Proxies

A registered shareholder may revoke a properly executed proxy at any time before its exercise by:

•	Delivering timely written notice of revocation to the Corporate Secretary;

•	Timely delivery of another proxy that is dated later than the original proxy;

•	Attending the Annual Meeting and giving notice of revocation to an Inspector of Election; or

•	Attending the Annual Meeting and voting by ballot.

Beneficial shareholders (including individuals with interests in Plan Shares) cannot revoke their voting instructions in person at the Annual Meeting because the actual shareholders of record, brokers, banks or the Plans’ trustee, will not be present. Beneficial shareholders wishing to change their votes after returning voting instructions to their brokers, banks or the Plans’ trustee should contact such record holder directly.

Vote Required

Vote Required for Quorum and Director Elections

The presence at the Annual Meeting, in person or by duly authorized proxy, of the holders of one-third of the outstanding shares of stock entitled to vote constitutes a quorum for the transaction of business. Each share of Boeing stock entitles the holder to one vote on each matter presented for shareholder action. The Board of Directors has adopted a majority vote standard in uncontested director elections. Because the Company did not receive advance notice under its By-Laws of any shareholder nominees for directors, the 2009 election of directors is an uncontested election. To be elected in an uncontested election, a director nominee must receive more “For” votes than “Against” votes. Abstentions will have no effect on the election of directors since only votes “For” or “Against” a nominee will be counted.

Effect of an Incumbent Director Not Receiving the Required Vote

Boeing is a Delaware corporation and, under Delaware law, if an incumbent director is not elected, that director remains in office until the director’s successor is duly elected and qualified or until the director’s death, resignation or retirement. To address this potential outcome, the Board has also adopted a director resignation and recusal policy in the Company’s Corporate Governance Principles.

Under this policy, the Board of Directors will nominate for directors only those incumbent candidates who tender, in advance, irrevocable resignations, and the Board has obtained such conditional resignations from this year’s nominees. The irrevocable resignations will be effective upon the failure to receive the required vote at any annual meeting at which directors are nominated for re-election and Board acceptance of the resignations. The Governance, Organization and Nominating Committee of the Board will recommend to the Board whether to accept or reject a tendered resignation. The Board will publicly disclose its decision within 90 days following certification of the shareholder vote. In addition, the director whose resignation is under consideration will not participate in the recommendation of the Governance, Organization and Nominating Committee with respect to the resignation. If the Board does not accept the resignation, the director will continue to serve until the next annual meeting and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. If the Board accepts the resignation, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board.

Vote Required for Other Proposals

With respect to each of the proposals other than the election of directors (i.e., Items 2-10), shareholders may vote in favor of the proposal or against the proposal, or abstain from voting. The affirmative vote of the majority of shares present in person or by proxy and entitled to vote at the Annual Meeting is required under Delaware law for approval of Items 2-10. In addition to the Delaware law requirements, the rules of the New York Stock Exchange (“NYSE”) require approval by a majority of votes cast on Item 2, provided that the total votes cast on that proposal must represent over 50% in interest of all securities entitled to vote on the proposal.

A shareholder who signs and submits a ballot or proxy is “present,” so an abstention will have the same effect as a vote against Items 2-10.

Under the rules of the NYSE, if your broker holds your shares in its name, the broker is permitted to vote your shares on the election of directors and Item 3, even if it does not receive voting instructions from you. Items 2 and 4-10 are “non-discretionary,” meaning that brokers who hold shares for the accounts of their clients and who have not received instructions from their clients do not have discretion to vote on those items. When a broker votes a client’s shares on some but not all of the proposals at the Annual Meeting, the missing votes are referred to as “broker non-votes.” Those shares will be included in determining the presence of a quorum at the Annual Meeting but are not considered “present” for purposes of voting on the non-discretionary items. Because broker non-votes are not counted as votes cast under the NYSE approval requirements, they could have an impact on satisfaction of the NYSE requirement that the total votes cast on Item 2 represent over 50% in interest of all securities entitled to vote on that proposal. Therefore, if your broker holds your shares in its name, you are urged to provide your broker with voting instructions.

Expenses of Solicitation

All expenses for soliciting proxies will be paid by the Company, which has retained Georgeson Inc. (“Georgeson”), 199 Water Street, 26th Floor, New York, New York 10038, to aid in the solicitation of proxies, for fees of approximately $12,000, plus additional expenses of approximately $130,000. Proxies may be solicited by personal interview, mail and telephone. Georgeson has contacted brokerage houses, other custodians and nominees to ask whether other persons are the beneficial owners of the shares they hold in street name and, if that is the case, will supply additional copies of the proxy materials for distribution to such beneficial owners. The Company will reimburse such parties for their reasonable expenses in sending proxy materials to the beneficial owners of the shares.

Voting Results

The Company will announce preliminary voting results at the Annual Meeting. Final official results will be set forth in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2009 (available at www.sec.gov and www.boeing.com).

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

ITEM 1.  ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE FOR ALL NOMINEES.

The Board of Directors of the Company, pursuant to the By-Laws, has determined that the number of directors of the Company is nine.

Pursuant to the By-Laws, each director is elected annually to a one-year term. Each director nominee in this uncontested election will be elected if he or she receives more “For” votes than “Against” votes. Each nominee elected as a director will continue in office until his or her successor has been duly elected and qualified or until his or her death, resignation or retirement. If any nominee is unable to serve, proxies will be voted for the election of such person as shall be designated by the Board of Directors unless the Board chooses to reduce the number of directors serving on the Board.

The Board of Directors has proposed the nine nominees listed below for election as directors at the Annual Meeting with one-year terms expiring in 2010. Except as otherwise specified in a proxy, proxies will be voted for these nominees.

The Governance, Organization and Nominating Committee of the Board of Directors identifies and recommends to the Board the nominees to fill any vacancies on the Board and nominees to be proposed by the Board as candidates for election as directors. The Committee frequently works with a third-party search firm to identify potential candidates to sit on the Board. As discussed in further detail below on page 8, the Board has determined that each of the nominees for director meets the criteria for independence prescribed by the NYSE listing standards and has either no relationships with the Company (other than being a director and shareholder of the Company) or only immaterial relationships with the Company, except W. James McNerney Jr., who is not an independent director because he is President and Chief Executive Officer of the Company.

NOMINEES FOR DIRECTOR

Name	Principal Occupation or Employment/Other Business Affiliations	Age	Director Since

John H. Biggs	Former Chairman, President and Chief Executive Officer, Teachers Insurance and Annuity Association-College Retirement Equities Fund (“TIAA-CREF”). Mr. Biggs served as Chairman and Chief Executive Officer of TIAA-CREF (national teachers’ pension fund) from January 1993 until November 2002. Mr. Biggs is not on the board of any public company in addition to The Boeing Company. Mr. Biggs is also a director of the National Bureau of Economic Research, a trustee of Washington University in St. Louis, The Danforth Foundation in St. Louis, The Santa Fe Opera and Pension Rights Center in Washington, D.C. He is also a member of the Board of Emeriti and the Chairman of the Washington University Investment Management Company. Mr. Biggs is Chair of the Audit Committee and a member of the Finance Committee.	72	1997

John E. Bryson	Retired Chairman of the Board, President and Chief Executive Officer, Edison International; Senior Advisor, Kohlberg Kravis Roberts & Co. Mr. Bryson served as Chairman of the Board, President and Chief Executive Officer of Edison International (electric power generator and distributor), the parent company of Southern California Edison, from 1990 until 2008. He is currently Senior Advisor at Kohlberg Kravis Roberts & Co. Mr. Bryson is on the board of The Walt Disney Company, a public company, in addition to The Boeing Company. He is also a trustee of the California Institute of Technology, a director of the W.M. Keck Foundation and The California Endowment and co-chair of Pacific Council on International Policy. Mr. Bryson is Chair of the Compensation Committee and a member of the Governance, Organization and Nominating Committee.	65	1995

Arthur D. Collins, Jr.	Retired Chairman of the Board, Medtronic, Inc. Mr. Collins served as Chairman of the Board of Medtronic, Inc. (medical device and technology company) from April 2002 through August 2008. At Medtronic, Mr. Collins was also Chairman and Chief Executive Officer from May 2002 to August 2007, President and Chief Executive Officer from April 2001 to May 2002, President and Chief Operating Officer from August 1996 to April 2001, Chief Operating Officer from January 1994 to August 1996, and Executive Vice President of Medtronic and President of Medtronic International from June 1992 to January 1994. He was Corporate Vice President of Abbott Laboratories (health care products) from October 1989 to May 1992 and Divisional Vice President of that company from May 1984 to October 1989. Mr. Collins is on the board of the following public company in addition to The Boeing Company: U.S. Bancorp. He is also on the board of Cargill, Inc., a private company, and a member of the Board of Overseers of The Wharton School at the University of Pennsylvania. Mr. Collins is a member of the Audit Committee and the Finance Committee.	61	2007

Linda Z. Cook	Executive Director Gas & Power, Royal Dutch Shell plc. Ms. Cook was appointed Executive Director of Royal Dutch Shell plc (oil, gas and petroleum) in 2005. Prior to that, she was Managing Director, Royal Dutch Petroleum Company, since August 2004. Previously, she served as President and Chief Executive Officer and a member of the Board of Directors of Shell Canada Limited from August 2003 until August 2004. Ms. Cook is a member of the Society of Petroleum Engineers and the China Development Forum. In October 2008, she was elected a Trustee of the University of Kansas Endowment Association. Ms. Cook is a member of the Audit Committee and the Finance Committee.	50	2003

Name	Principal Occupation or Employment/Other Business Affiliations	Age	Director Since

William M. Daley	Head of the Office of Corporate Social Responsibility and Chairman of the Midwest Region for JPMorgan Chase & Co. Mr. Daley has served as Head of Corporate Social Responsibility for JPMorgan Chase & Co. (banking and financial services) and on its Operating Committee since June 2007. He has also served as Chairman of the Midwest Region for JPMorgan Chase & Co. and on its Executive Committee and International Committee since May 2004. He served as the U.S. Secretary of Commerce from January 1997 to June 2000. Mr. Daley served as President, SBC Communications, Inc. (diversified telecommunications) from December 2001 to May 2004. He was Vice Chairman of Evercore Capital Partners L.P. from January to November 2001. From June to December 2000, Mr. Daley served as Chairman of Vice President Albert Gore’s 2000 presidential election campaign. Mr. Daley is on the board of the following public company in addition to The Boeing Company: Abbott Laboratories. Mr. Daley is a member of the Finance Committee and the Special Programs Committee.	60	2006

Kenneth M. Duberstein	Chairman and Chief Executive Officer, The Duberstein Group. Mr. Duberstein has served as Chairman and Chief Executive Officer of The Duberstein Group (consulting firm) since 1989. He was White House Chief of Staff in 1988 and 1989. Mr. Duberstein is on the boards of the following public companies in addition to The Boeing Company: ConocoPhillips, Mack-Cali Realty Corporation and The Travelers Companies, Inc. Mr. Duberstein is the Lead Director, Chair of the Governance, Organization and Nominating Committee and a member of the Compensation Committee.	64	1997

John F. McDonnell	Retired Chairman, McDonnell Douglas Corporation. Mr. McDonnell served as Chairman of McDonnell Douglas Corporation (aerospace) from 1988 until its merger with Boeing in 1997, and as its Chief Executive Officer from 1988 to 1994. Mr. McDonnell is not on the board of any public company in addition to The Boeing Company. He is also a director of BJC Healthcare and of Barnes-Jewish Hospital and Vice Chairman of the Board of Washington University and of the Donald Danforth Plant Sciences Center. Mr. McDonnell is a member of the Compensation Committee and the Governance, Organization and Nominating Committee.	71	1997

W. James McNerney, Jr.	Chairman, President and Chief Executive Officer, The Boeing Company. Mr. McNerney has served as Chairman, President and Chief Executive Officer of The Boeing Company since July 1, 2005. Previously, he served four and a half years as Chairman and Chief Executive Officer of 3M Company (diversified technology). Beginning in 1982, he served in management positions at General Electric Company, his most recent being President and Chief Executive Officer of GE Aircraft Engines from 1997 to 2000. Mr. McNerney is on the board of the following public company in addition to The Boeing Company: The Procter & Gamble Company. He is also a member of various business and educational organizations. Mr. McNerney is Chair of the Special Programs Committee.	59	2001

Mike S. Zafirovski	Director, President and Chief Executive Officer, Nortel Networks Corporation. Mr. Zafirovski has served as Director, President and Chief Executive Officer of Nortel Networks Corporation (telecommunications) since November 2005. Previously, Mr. Zafirovski was Director, President and Chief Operating Officer of Motorola, Inc. (global communications) from July 2002 to January 2005, and remained a consultant to and a director of Motorola until May 2005. He served as Executive Vice President and President of the Personal Communications Sector of Motorola from June 2000 to July 2002. Prior to joining Motorola, Mr. Zafirovski spent 24 years with General Electric Company, where he served in management positions, his most recent being President and CEO of GE Lighting from July 1999 to May 2000. Mr. Zafirovski is not on the board of any public company other than The Boeing Company and Nortel Networks Corporation. Mr. Zafirovski is Chair of the Finance Committee and a member of the Audit Committee.	55	2004

BOARD MEMBERSHIP AND DIRECTOR INDEPENDENCE

The Company’s business affairs are managed under the direction of the Board of Directors. Directors meet their responsibilities by participating in meetings of the Board and Board committees on which they sit, through communications with our Chief Executive Officer and other officers, by reviewing materials provided to them, and by visiting our offices and plants.

During 2008, the Board of Directors met eight times, having six regular meetings and two special meetings. The committees of the Board, including the Special Programs Committee, but excluding the single-member Stock Plan Committee discussed below, held a total of 36 meetings. Each incumbent director attended at least 83% of the meetings of the Board and the committees on which he or she served. Each director is expected to attend the Company’s annual meeting of shareholders. Last year, all of the directors attended the annual meeting of shareholders. The Company’s Corporate Governance Guidelines contain a provision that directors are expected to attend the annual meeting of shareholders.

The Board of Directors has adopted the Director Independence Standards set forth below to assist in determining whether a director does not have material relationships with the Company and thereby qualifies as independent. Shareholders may also access a copy of these standards on the Company’s website at www.boeing.com/corp_gov/. The Director Independence Standards are based on the NYSE “independent director” listing standards. The Company’s Corporate Governance Principles require that at least 75% of the Board be independent under the NYSE listing standards or be nonemployee directors.

To be considered “independent” the Board of Directors must make an affirmative determination, by a resolution of the Board as a whole, that the director being reviewed has no material relationship with the Company other than as a director, either directly or indirectly (such as a partner, shareholder or executive officer of another entity that has a relationship with the Company). In each case, the Board broadly considers all relevant facts and circumstances.

A director will not be deemed to be “independent” if:

(a) the director is, or in the last three years was, employed by the Company or any of its direct or indirect subsidiaries;

(b) an immediate family member of the director is, or in the last three years was, employed by the Company as an executive officer;

(c) the director, or an immediate family member of the director, is a current partner of a firm that is the Company’s internal or external auditor or within the last three years has been a partner or employee of such a firm and personally worked on the Company’s audit within that time;

(d) the director is a current employee of the Company’s internal or external auditor;

(e) an immediate family member of the director is a current employee of the Company’s internal or external auditor and personally works on the Company’s audit;

(f) the director, or an immediate family member of the director, received more than $120,000 over a twelve-month period in direct compensation from the Company within the last three years, other than director and committee fees and pensions or other forms of deferred compensation, so long as such compensation is not contingent on continued service;

(g) the director is, or within the last three years was, employed as an executive officer of another company where any of the Company’s current executives serve or served on that company’s compensation committee;

(h) an immediate family member of the director is, or within the last three years was, employed as an executive officer of another company where any of the Company’s current executives serve or served on that company’s compensation committee;

(i) the director is an executive officer or an employee of a company that makes payments to or receives payments from the Company for property or services in an amount that exceeds in any of the last three fiscal years $1 million or 2% of that company’s consolidated gross revenues, whichever is greater; or

(j) an immediate family member of the director is an executive officer of a company that makes payments to or receives payments from the Company for property or services in an amount that exceeds in any of the last three fiscal years $1 million or 2% of that company’s consolidated gross revenues, whichever is greater.

An “immediate family member” includes a director’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than domestic employees) who shares such director’s home; however, it does not include stepchildren who do not share a stepparent’s home or the in-laws of such stepchildren.

The Board of Directors has determined that the following relationships are not considered to be material and would not impair a director’s independence:

(a) the director’s service as an employee of an organization that has purchased property or services from the Company, or provided property or services for the Company, if (i) payments for such property or services have not exceeded the greater of $1 million or 1% of that organization’s, or the Company’s, consolidated gross revenues in each of the past three fiscal years and (ii) the director is not compensated directly or indirectly as a result of this relationship other than that the payments add to the revenue of either the organization or the Company, or

(b) the director’s service as an executive officer of a tax-exempt or charitable organization if, within the preceding three years, the Company’s discretionary contributions to the organization (other than employee and director matching contributions under the Gift Match Program) in any single fiscal year, in the aggregate, have not exceeded the greater of $1 million or 2% of that organization’s consolidated gross revenues.

The Board of Directors will review all commercial and charitable relationships of directors on an annual basis. The mere ownership of a significant amount of stock is not in and of itself a bar to an independence determination but rather one factor to consider.

Whether directors meet these categorical independence tests will be reviewed and will be made public annually prior to their standing for re-election to the Board of Directors. For relationships not covered by these guidelines, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who themselves satisfy the independence guidelines.

The Board of Directors has reviewed the relationships between the Company and each of its directors and has determined that John H. Biggs, John E. Bryson, Arthur D. Collins, Jr., Linda Z. Cook, William M. Daley, Kenneth M. Duberstein, John F. McDonnell, and Mike S. Zafirovski are independent under the NYSE “independent director” listing standards and the Company’s Director Independence Standards and have either no relationships with the Company (other than being a director and shareholder of the Company) or only immaterial relationships with the Company. W. James McNerney, Jr. is not an independent director because he is President and Chief Executive Officer of the Company. The Company makes payments to or receives payments from the companies that employ Ms. Cook, Mr. Daley and Mr. Zafirovski, and the company that previously employed Mr. Bryson, in amounts that fall below the categorical independence standards described above.

COMMITTEE MEMBERSHIP

Pursuant to the By-Laws, the Board of Directors has established the following standing committees: Audit; Compensation; Governance, Organization and Nominating; Finance; and Special Programs. All the members of each of these standing committees other than the Special Programs Committee meet the criteria for independence prescribed by the NYSE. Membership of the standing committees is determined at the organizational meeting of the Board held in conjunction with the Annual Meeting. Adjustments to committee assignments may be made as of that date or such other date as the Board deems appropriate.

Membership of each committee is as follows, with committee chairpersons listed first.

Audit	Compensation	Governance, Organization and Nominating
John H. Biggs	John E. Bryson	Kenneth M. Duberstein
Arthur D. Collins, Jr.	Kenneth M. Duberstein	John E. Bryson
Linda Z. Cook	John F. McDonnell	John F. McDonnell
Mike S. Zafirovski

Finance	Special Programs
Mike S. Zafirovski	W. James McNerney, Jr.
John H. Biggs	William M. Daley
Arthur D. Collins, Jr.
Linda Z. Cook
William M. Daley

The Board of Directors has adopted a written charter for each committee. Shareholders may access a copy of each committee’s charter on the Company’s website at www.boeing.com/corp_gov/. A summary of the duties and responsibilities of each committee is set forth below. In addition, the Board has established a Stock Plan Committee comprised of the Chairman of the Board. The Board has authorized the Compensation Committee to delegate certain of its responsibilities to the Stock Plan Committee, as described below under the Compensation Committee section on page 11.

Audit Committee	11 meetings in 2008

The primary purposes of the Audit Committee are to assist the Board of Directors in oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s internal audit function and the independent auditor. The Committee has the authority to make inquiries and obtain information from the Senior Vice President, Office of Internal Governance; the Senior Vice President, General Counsel; and the Vice President, Corporate Audit to support the Board’s oversight of the Company’s ethics and compliance program and to obtain advice and assistance from outside legal, accounting or other advisors as deemed necessary to perform its duties and responsibilities.

The charter of the Audit Committee requires that the Committee be comprised of at least three directors, all of whom are not employed by the Company and meet the applicable independence and financial literacy requirements of the NYSE. At least one member must be an “audit committee financial expert” and have accounting or related financial management expertise as required by the Securities and Exchange Commission (“SEC”). The Board of Directors has determined that all of the Committee members—Mr. Biggs (Chair), Mr. Collins, Ms. Cook and Mr. Zafirovski—are audit committee financial experts and have accounting or related financial management expertise and, furthermore, are independent and financially literate. The Committee meets regularly in executive session. The Company’s Senior Vice President, Office of Internal Governance and Vice President, Corporate Audit attend all meetings of the Committee. The Committee may invite to its meetings any other member of management, including the Chief Executive Officer, and such other persons as it deems appropriate in order to carry out its duties and responsibilities. In addition, all members of the Committee must be available to meet with the Company’s Senior Vice President, Office of Internal Governance, Senior Vice President, General Counsel, and Vice President, Corporate Audit outside regularly scheduled meetings, as needed.

The Audit Committee:

Appoints, retains, compensates, evaluates and terminates, if necessary, the independent auditor and presents its conclusions with respect to the independent auditor to the Board;

Reviews and pre-approves both audit and non-audit services provided by the independent auditor;

Reviews and advises on the selection and removal of the Vice President, Corporate Audit;

Reviews and recommends changes to and approves the internal audit charter;

Reviews, on an annual basis, a formal written report prepared by the independent auditor describing internal quality control procedures and any material issues raised by the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the firm, and any steps taken to deal with such issues, and delineating all relationships relevant to audit independence between the independent auditor and the Company;

Discusses with management or the independent auditor, as appropriate, the matters required to be discussed under applicable legal, regulatory and NYSE requirements relating to the conduct of the audit or quarterly review;

Reviews with the independent auditor, internal auditors and members of senior management the adequacy and effectiveness of the Company’s financial controls and financial reporting processes;

Meets periodically or at least annually with management, the Vice President, Corporate Audit and the independent auditor in separate executive sessions;

Meets to review and discusses with management and the independent auditor, prior to filing, the Company’s quarterly and annual reports filed with the SEC and certifications required by the Sarbanes-Oxley Act of 2002 and relevant reports rendered by the independent auditor;

Reviews and discusses earnings press releases with management and financial information and earnings guidance provided to analysts and ratings agencies;

Prepares a report and other additional information required for inclusion in the annual proxy statement;

Reviews the charter of the Audit Committee on an annual basis and recommends to the Board of Directors changes to the charter as appropriate;

Receives reports, at least annually, on the Company’s compliance with its risk management processes, audit activities and trends, and, at least semi-annually, reports on pending internal investigations of alleged or potentially significant violations of laws, regulations or Company policies;

Reviews management’s assessment of compliance with laws, regulations and Company policies relative to payments to individuals or organizations retained as foreign sales consultants;

Meets with the Senior Vice President, Office of Internal Governance to review the Company’s ethics and business conduct programs and the Company’s compliance with the principles of the Defense Industry Initiative on Business Ethics and Conduct;

Reviews significant pending and threatened litigation, the status of advancement of expenses to employees involved in Company-related legal proceedings, and related indemnification;

Sets clear hiring policies compliant with laws and regulations for employees and former employees of the independent auditor;

Establishes and maintains procedures for receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters;

Establishes and maintains procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

Conducts an annual self-assessment relative to the purpose, duties and responsibilities of the Committee outlined in its charter;

Reports annually to the Board regarding execution of the Committee’s duties and responsibilities as well as any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, or the performance of the internal audit function;

Presents to the Board such comments and recommendations as the Committee deems appropriate and performs such other duties as may be assigned by the Board or deemed appropriate by the Committee within the context of the Committee’s charter; and

Reports at least annually to the Board regarding the implementation and effectiveness of the Company’s ethics and compliance programs to support the Board’s oversight responsibility.

Compensation Committee	9 meetings in 2008

The charter of the Compensation Committee requires that the Committee be comprised of at least three directors, all of whom meet the independence requirements of the NYSE. In addition, the Company’s Corporate Governance Principles require that members of the Committee not be employed by the Company. The Committee is currently comprised of three directors, all of whom are nonemployees and independent directors.

The Compensation Committee of the Board of Directors acts on behalf of the Board to establish and oversee the Company’s executive and equity compensation programs in a manner that serves the interests of the Company and its shareholders. Specifically, the Compensation Committee:

As a Committee or together with other independent directors as directed by the Board, annually reviews and approves the individual elements of total compensation for the CEO and other corporate officers. The elements subject to this annual review are salary, incentive awards, equity-based awards and any other long-term incentive awards.

Annually and as appropriate, either as a Committee or together with other independent directors as directed by the Board, reviews employment and severance agreements, change in control provisions affecting compensation, and special or supplemental arrangements such as supplemental retirement benefits and perquisites for the CEO and other corporate officers.

Periodically reviews all incentive compensation plans and other equity-based plans. The Committee makes changes to each such plan, as permitted by the terms of the plans, and reports these changes to the Board. Where it does not have amendment authority, the Committee recommends plan amendments or new plans to the Board.

Administers the Company’s incentive compensation and other equity-based plans.

Reviews and approves corporate goals and objectives relevant to the CEO’s compensation and approves, either as a Committee or together with other independent directors as directed by the Board, the compensation based on achievement of the goals.

Reviews and discusses with management the Compensation Discussion and Analysis (which is prepared by management), recommends to the Board its incorporation in the proxy statement and prepares a Compensation Committee Report.

Reviews and approves any stock ownership guidelines applicable to the CEO and any other members of management of the Company and monitors compliance therewith.

Conducts an annual performance evaluation of the Committee.

The Compensation Committee has a charter that details the scope of authority, composition and procedures of the Committee. The Committee’s charter allows it to delegate its authority to subcommittees of the Committee comprised of members of the Committee. The Committee may also delegate to the Company’s CEO or any other executive officer the authority to grant equity awards to employees of the Company who are not directors or officers of the Company.

The Compensation Committee has delegated to the Stock Plan Committee, a committee of the Board that is comprised of the Chairman of the Board, the authority to grant awards to employees (excluding executive officers) within specified guidelines regarding the number of shares and types and circumstances of awards, such as upon hire and in connection with certain Company training programs.

Role of Executive Officers and the Compensation Consultant

The following summarizes the role of executive officers and the compensation consultant in determining and recommending the executive compensation program.

Executive Officers

The CEO, with assistance from the Senior Vice President, Human Resources and Administration, and the Vice President, Strategy, Compensation and Benefits, provides compensation recommendations to the Compensation Committee for the Named Executive Officers (excluding the CEO) and other executives based on a review of the current business environment, critical skills desired by the Company, internal pay comparisons and external market data (provided by the Committee’s outside compensation consultant at the Committee’s direction). The Committee reviews these recommendations, along with external market data and pay tally sheets, and then develops pay recommendations for the Named Executive Officers and, without seeking input from management, for the CEO.

The Compensation Committee may invite to its meetings any member of management and such other persons as it deems appropriate in order to carry out its duties and responsibilities. Participants may include the:

CEO, who typically attends all meetings (excluding executive sessions, which are attended only by independent members of the Board and their advisors);

CFO, who provides the Company’s financial information used by the Committee to make decisions with respect to incentive compensation goals and related payouts;

Senior Vice President, Human Resources and Administration, who participates in many of the discussions and provides background on the Company’s pay programs;

Vice President, Strategy, Compensation and Benefits, who participates in many of the discussions and provides background on the Company’s pay programs, as needed; and

Corporate Secretary, who is responsible for recording the minutes at the meetings and attends all meetings (excluding executive sessions).

Compensation Consultant

The Compensation Committee has engaged Towers Perrin to serve as its outside compensation consultant by assisting the Committee, as requested, to fulfill various aspects of its charter. Specifically, at the request and direction of the Committee, Towers Perrin assists with the following:

Benchmarks pay practices among the established peer group and provides a broader market perspective;

Assesses the design of individual pay elements and the total pay program relative to the Company’s objectives, market practices and other factors;

Assists the Committee in reviewing recommendations prepared by management; and

Provides the Committee with an outside perspective and, as appropriate, specific recommendations on program design.

The outside consultant does not determine compensation. Instead, the consultant presents market practices and, as appropriate, recommendations for consideration by the Compensation Committee. As established by its charter, the Committee makes all pay decisions for officers. The Committee has directed the Towers Perrin consultants who work directly with the Committee to interact with management, only as needed, on behalf of the Committee. Towers Perrin also assists the Governance, Organization and Nominating Committee with respect to nonemployee director compensation. Pursuant to the Company’s written policy governing the other services that the consultant can perform for the Company, the Committee may authorize Towers Perrin to do new work for the Company provided:

There are no other capabilities reasonably available; and

The work would not compromise the consultant’s independence with respect to compensation recommendations to the Committee.

The Compensation Committee Chair must approve in advance any proposed new work to be done by Towers Perrin for the Company. The Committee is provided with an all inclusive summary of the services provided by Towers Perrin to the Company semi-annually.

During 2008, Towers Perrin provided services to the Company unrelated to executive or nonemployee director compensation, consisting of actuarial consulting and retirement design and strategy work. The Committee does not believe that Towers Perrin’s role in providing these services to the Company compromises Towers Perrin’s ability to provide the Committee with an objective and independent perspective.

Process and Meetings

The Committee has an annual meeting calendar to guide its review, analysis and administration of the executive compensation program. The Committee follows key process steps that include:

Directing the outside compensation consultant regarding its role, scope and process in assisting the Committee for a particular meeting;

Discussing and confirming the meeting agenda prior to each meeting;

Receiving meeting materials generally one week prior to the meeting; and

Discussing and analyzing any recommended changes, as proposed by management or, if directed by the Committee, with the compensation consultant.

The Compensation Committee meets regularly in executive session without any members of management. Executive sessions may or may not include participation by the outside compensation consultant, as deemed necessary or appropriate by the Compensation Committee.

Governance, Organization and Nominating Committee	6 meetings in 2008

The charter of the Governance, Organization and Nominating Committee requires that the Committee be comprised of at least three members, all of whom meet the independence requirements of the NYSE. The Committee may invite to its meetings any member of management, including the CEO, and such other persons as it deems appropriate in order to carry out its duties and responsibilities. The Committee meets in executive session as it deems necessary or appropriate. The Committee is currently comprised of three directors, all of whom are nonemployees and independent directors. The Governance, Organization and Nominating Committee:

Reviews, advises and makes recommendations to the Board of Directors with respect to the general responsibilities and functions of the Board and its members;

Makes recommendations to the Board concerning the organization, structure, size and composition of the Board;

Makes recommendations concerning the compensation and benefits of directors;

Considers the names and qualifications of any candidates for the Board (i) suggested by shareholders in accordance with the procedures set forth in the proxy statement and (ii) submitted by shareholders as nominees for election in accordance with the procedures set forth in the Company’s By-Laws;

Develops and recommends to the Board an annual performance evaluation process for the Board;

Formulates corporate governance principles for approval by the Board and reviews the principles on a regular basis;

Makes recommendations to the Board concerning candidates for election as CEO and other corporate officers;

Conducts an annual performance evaluation of the Committee;

Monitors and reviews at least annually the performance of the CEO and the Company’s plans for senior management succession;

Reviews and monitors the orientation and continuing education of Board members in light of the policy set forth in the Company’s Corporate Governance Principles; and

Considers possible conflicts of interest of Board members and corporate officers, including review and approval of transactions of the Company in excess of $120,000 in which a director, executive officer or immediate family member of a director or executive officer has an interest.

In addition to the above, the Governance, Organization and Nominating Committee is responsible for making recommendations to the Board of Directors concerning nominees for election as directors and nominees for Board vacancies. To fulfill this role, the Committee reviews the organization, structure, size and composition of the Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board. When assessing a director candidate’s qualifications, the Committee will consider issues of expertise (including international experience and industry background), independence, integrity, diversity and age, as well as skills relating to operations, manufacturing, finance, marketing, technology and public policy. This is further described in the Company’s Corporate Governance Principles and the Committee’s charter. The Committee has not established specific minimum eligibility requirements for candidates other than integrity, the commitment to act in the best interests of all shareholders, requirements relating to age and ensuring that a substantial majority of the Board remains independent.

The Governance, Organization and Nominating Committee uses the services of search firms to help identify candidates for director who meet the qualifications outlined above. The search firm screens the candidates, conducts reference checks, prepares a biography of each candidate for the Committee to review and helps set up interviews.

Suggestion of Candidates to the Board for Consideration by the Committee

Shareholders wishing to suggest qualified candidates for consideration by the Governance, Organization and Nominating Committee may do so by writing at any time to the Office of Corporate Secretary, The Boeing Company, 100 North Riverside Plaza, 311A1, MC 5003-1001, Chicago, Illinois 60606-1596. The correspondence must state the name, age and qualifications of the person proposed for consideration by such Committee. The Committee evaluates the qualifications of such suggested candidates on the same basis as those of other director candidates.

Shareholder Nominations to the Board of Directors

The Governance, Organization and Nominating Committee will also consider qualified candidates as nominees for election as director that are properly submitted by the Company’s shareholders. The Committee evaluates the qualifications of candidates properly submitted by shareholders on the same basis as those of other director candidates. Shareholders can submit qualified candidates as nominees for election as director by writing to the Office of the Corporate Secretary, Boeing Corporate Offices, 100 North Riverside Plaza, 311A1, MC 5003-1001, Chicago, Illinois 60606-1596. Submissions should follow the procedures, including timing, set forth in the Company’s By-Laws and as described under Submission of Shareholder Proposals for 2010 on page 90.

Role of the Compensation Consultant

The Governance, Organization and Nominating Committee has engaged Towers Perrin to serve as its outside compensation consultant with respect to the compensation and benefits of directors. At the request and direction of the Committee, Towers Perrin assists with the following:

Benchmarks director pay practices among the established peer group and provides a broader market perspective;

Assesses the design of individual director pay elements and the total director pay program relative to the Company’s objectives, market practices and other factors; and

Provides the Committee with an outside perspective and, as appropriate, specific recommendations on director compensation program design.

Towers Perrin does not set director pay; rather, it provides guidance, based on market practices and its experience and understanding of the Company’s needs and objectives. The CEO, and Senior Vice President, Human Resources and Administration, and Vice President, Strategy, Compensation and Benefits may attend Governance, Organization and Nominating Committee meetings at which director compensation is discussed.

Finance Committee	6 meetings in 2008

The charter of the Finance Committee requires that the Committee be comprised of at least three members who are not members of management. The Finance Committee:

Reviews and makes recommendations concerning proposed dividend actions, stock splits and repurchases, and issuance of debt or equity securities;

Reviews strategic plans and transactions, including mergers, acquisitions, divestitures, joint ventures and other equity investments;

Reviews customer financing activities, business and related customer finance business and funding plans of the Company and its subsidiaries;

Reviews the Company’s significant financial exposures and contingent liabilities;

Reviews the overall Company risk management program and major insurance programs;

Reviews the Company’s credit agreements and short-term investment policies; and

Reviews the investment policies, administration and performance of the trust investments of the Company’s employee benefit plans.

Special Programs Committee	4 meetings in 2008

The charter of the Special Programs Committee requires that the Committee be comprised of three or more directors. The Committee reviews on a periodic basis those Company programs that the U.S. government has designated as classified for purposes of national security. Due to the amount of time necessary to obtain required government clearances, the Committee may operate with fewer than three members.

CORPORATE GOVERNANCE PRINCIPLES

In order to help shareholders understand the roles and responsibilities of the Board of Directors and the Company’s governance practices, the following is a description of the Company’s Corporate Governance Principles and current practices. The Governance, Organization and Nominating Committee reviews these practices regularly.

Responsibilities of the Board

Role of the Board

The Company’s business is conducted by its employees, managers and corporate officers led by the Chief Executive Officer (“CEO”), with oversight from the Board. The Board selects the CEO and works with the CEO to elect/appoint other corporate officers who are charged with managing the business of the Company. The Board has the responsibility of overseeing, counseling and directing the corporate officers to ensure that the long-term interests of the Company and its shareholders are being served. The Board and the corporate officers recognize that the long-term interests of the Company and its shareholders are advanced when they take into account the concerns of employees, customers, suppliers and communities.

Board Responsibilities

The basic responsibility of the directors is to exercise their reasonable business judgment on behalf of the Company. In discharging this obligation, directors rely on, among other things, the Company’s corporate officers, outside advisors and auditors.

The Board’s general oversight responsibilities include, but are not limited to, the following: (1) evaluate the CEO’s performance and review the Company’s succession plan for the CEO and other elected officers; (2) review the long-range business plans of the Company and monitor performance relative to achievement of those plans; (3) consider long-range strategic issues and risks to the Company; and (4) approve policies of corporate conduct that continue to promote and maintain the integrity of the Company. In addition, the Board shall be knowledgeable about the content and operation of Boeing’s ethics and compliance program, and shall exercise reasonable oversight with respect to its implementation and effectiveness.

CEO Performance Evaluation

At the end of each year, the CEO presents his performance objectives for the upcoming year to the nonemployee directors for their approval. The nonemployee directors then meet privately to discuss the CEO’s performance for the current year against his current performance objectives; they review that evaluation with the CEO. The Compensation Committee uses this performance evaluation in the course of its deliberations when considering the CEO’s compensation in accordance with the policies and procedures in that Committee’s charter.

CEO and Management Succession

The Board views CEO selection and management succession as one of its most important responsibilities. The CEO reports annually to the Governance, Organization and Nominating Committee on planning for CEO succession. The Board also reviews and monitors the plan of succession for elected officers. When succession of the CEO occurs, this Committee manages the process of identifying and selecting the new CEO with the full participation of each of the nonemployee directors.

It has been the policy of the Company that the Board should determine whether the positions of CEO and Chairman should be held by the same person. The Board believes that it is in the best interests of the Company to make such a determination when it elects a new CEO. Because the CEO currently holds the position of Chairman, the Board has appointed a lead director.

Ethics and Conflicts of Interest

The Board expects the directors, officers and employees to act ethically at all times and acknowledge their adherence to the policies comprising the Company’s codes of ethical conduct. Shareholders may access a copy of each code of ethical conduct on the Company’s website at www.boeing.com/corp_gov/. The Board will promptly disclose any waivers from the Company’s Code of Ethical Business Conduct, which applies to the Board. If an actual or potential conflict of interest arises for a director, the director shall promptly inform the Chairman of the Board or the Chairperson of the Governance, Organization and Nominating Committee. All directors will recuse themselves from any discussion or decision affecting their personal, business or professional interests. If the Board exercises its right to grant a waiver from the Company’s Code of Ethical Conduct for any officer or other employee, such waiver shall also be promptly disclosed. The Company shall not, directly or indirectly, extend or maintain credit, arrange for or renew an extension of credit in the form of a personal loan to or for any director or executive officer.

Board’s Interaction With Stakeholders

The CEO and other corporate officers are responsible for establishing effective communications with the Company’s stakeholders, including shareholders, customers, communities, employees, suppliers, creditors, governments and corporate partners. It is the policy of the Board that management speaks for the Company. This policy, however, does not preclude independent directors from meeting with stakeholders, but it is the norm that, where appropriate, directors notify and consult with management before any such meetings.

The Board of Directors has established a process whereby shareholders and other interested parties can send communications to the Lead Director or to the nonmanagement directors as a group. This process is described in detail on the Company’s website at www.boeing.com/corp_gov/email_the_board.html.

Board Composition

Board Size and Composition

At least 75% of the Board shall meet the NYSE criteria for independence or be nonemployee directors. Shareholders may access a copy of the Company’s Director Independence Standards on the Company’s website at www.boeing.com/corp_gov/. The Governance, Organization and Nominating Committee reviews annually the appropriate skills and characteristics required of Board members in light of the current make-up of the Board. This assessment includes issues of expertise (including international experience and industry background), independence, integrity, diversity and age, as well as skills relating to operations, manufacturing, finance, marketing, technology and public policy. The Committee has not established specific minimum eligibility requirements for Board members other than integrity, the commitment to act in the best interests of all shareholders, requirements relating to age and ensuring that a substantial majority of the Board remains independent.

Selection of Directors

The shareholders of the Company vote on the nominees, as proposed by the Board, for election as directors at the annual meeting of shareholders. Shareholders may propose director nominees in accordance with the procedures set forth in the Company’s By-Laws and the charter of the Governance, Organization and Nominating Committee. The screening process for nominees is handled by the Governance, Organization and Nominating Committee in accordance with the policies and principles in its charter with direct input from the other directors. Between the annual meetings of shareholders, the Board has authority under the By-Laws to fill vacant positions.

Effect of a Failure to Receive a Majority of the Votes in Director Elections

In accordance with the Company’s By-Laws, if none of the Company’s shareholders provides the Company notice of an intention to nominate one or more candidates to compete with the Board’s nominees in a director election, or if the Company’s shareholders have withdrawn all such nominations on or prior to the tenth day preceding the date the Company mails its notice of meeting to shareholders, a nominee must receive more votes cast for than against his or her election or re-election in order to be elected or re-elected to the Board. The Board shall nominate for re-election as directors only incumbent candidates who tender, prior to the mailing of the proxy statement for the annual meeting at which they are to be re-elected as directors, irrevocable resignations that will be effective upon (i) the failure to receive the required vote at any annual meeting at which they are nominated for re-election and (ii) Board acceptance of such resignation. In addition, the Board shall fill director vacancies and new directorships only with candidates who tender, at or prior to the time of their appointment to the Board, the same form of resignation tendered by other directors in accordance with this Guideline.

The Governance, Organization and Nominating Committee (or such other committee as the Board may appoint) shall make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board shall act on the tendered resignation, taking into account the recommendation of such committee, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation within ninety days from the date of the certification of the election results. The committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant, including whether the acceptance of any resignation would cause the Company to fail to comply with any requirement of the New York Stock Exchange or any rule or regulation promulgated under the Securities Exchange Act of 1934. The director whose resignation is under consideration shall not participate in the recommendation of the committee with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board, the director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board.

Lead Director

The Board has selected an independent director to serve as Lead Director. The Lead Director is elected annually by a majority of the independent directors upon a recommendation from the Governance, Organization and Nominating Committee.

The Board has determined that the Lead Director should have the following specific duties and responsibilities:

•	In consultation with the nonemployee directors:

•	advise the Chairman as to an appropriate schedule of board meetings;

•	review and provide the Chairman with input regarding the agendas for the Board meetings;

•	preside at all meetings at which the Chairman is not present including executive sessions of the nonemployee directors and apprise the Chairman of the issues considered;

•	be available for consultation and direct communication with the Company’s shareholders;

•	call meetings of the nonemployee directors when necessary and appropriate; and

•	perform such other duties as the Board may from time to time delegate.

Outside Board Memberships

The CEO and other elected officers must seek the approval of the Governance, Organization and Nominating Committee before accepting outside board memberships with for-profit entities. While the Company acknowledges the value in having directors and officers with significant experience in other businesses and activities, each director is expected to ensure that other commitments, including outside board memberships, do not interfere with their duties and responsibilities as a member of the Company’s Board. In this regard, the Company notes that Mr. Zafirovski, one of the Company’s directors, serves as Director, President and Chief Executive Officer of Nortel Networks Corporation. In January 2009, Nortel Networks Corporation and subsidiary companies filed voluntary petitions seeking relief from creditors under bankruptcy laws in the United States, Canada and Europe. The Board has evaluated the background to these events and their impact on Mr. Zafirovski and believes they do not impair either Mr. Zafirovski’s ability or integrity to serve as a director of The Boeing Company.

Directors should notify the Governance, Organization and Nominating Committee before accepting an invitation to serve on another board to enable the Company to consider whether (1) any regulatory issues or potential conflicts are raised by the director accepting such an invitation and (2) the director will have the time required for preparation, participation and attendance at Board meetings. Directors who also serve as CEOs or in equivalent positions should not serve on more than two boards of public companies in addition to the Company’s Board and other directors should not serve on more than four other boards of public companies in addition to the Board.

Director Retirement

Each nonemployee director must retire at the annual meeting following his or her 74th birthday. Directors who change the occupation they held when initially elected are expected to offer to resign from the Board. At that time, the Governance, Organization and Nominating Committee reviews the continued appropriateness of Board membership under the new circumstances. Unless waived by the Board, the Board has adopted a policy calling for employee directors, including the CEO, to retire from the Board at the time of a change in his or her status as an officer of the Company.

Director Compensation and Stock Ownership

It is the general policy of the Board that nonemployee directors’ compensation should be a mix of cash and equity-based compensation with a significant portion of such compensation in the form of the Company’s stock or stock-equivalent units. Nonemployee directors receive a substantial portion of their compensation in deferred stock units, which must be held until retirement or other termination of Board service. Each nonemployee director should hold by the end of his or her third year as a director stock or stock-equivalent units (including deferred stock units) with a value equal to three times the annual cash retainer fee and by the end of his or her sixth year as a director stock or stock-equivalent units (including deferred stock units) with a value equal to five times the annual cash retainer fee. The components of director compensation are disclosed beginning on page 23.

The form and amount of director compensation will be determined by the Governance, Organization and Nominating Committee. The Committee regularly reviews and compares the Company’s Board compensation to director compensation at peer companies that are also benchmarks for the Company’s executive compensation program. Independent directors may not receive, directly or indirectly, any consulting, advisory or other compensatory fees from the Company. Directors who are employees of the Company do not receive any compensation for their service as directors.

Board and Committee Meetings

Board Agenda and Meetings

The CEO and the committee chairpersons establish the agendas for Board and committee meetings. The Lead Director shall review the Board and committee agendas, as appropriate. Each director is free to suggest items for the agenda, and each director is free to raise at any Board meeting subjects that are not on the agenda for that meeting. Information and data that are important to the Board’s understanding of the matters to be covered at a Board meeting will be distributed to the directors before the meeting. Directors should review in advance any materials sent to them in order to take part in a meaningful deliberation at the meeting. Directors are expected to attend all Board meetings, as well as the annual meeting of shareholders.

Executive Sessions

The nonemployee directors have the opportunity to meet in executive session to consider such matters as they deem appropriate, without management being present, as a regularly scheduled agenda item for every Board meeting. Among the items that the nonemployee directors meet privately in executive sessions to review are the performance of the CEO and recommendations of the Compensation Committee concerning compensation for employee directors and other elected officers. The Lead Director acts as the chair of the executive sessions of the nonemployee directors.

Director Access to Officers and Employees

Directors have full and free access to officers and employees of the Company.

Committees of the Board

The Board has the following five committees: Audit, Compensation, Finance, Special Programs, and Governance, Organization and Nominating. All members of the Audit, Compensation, and Governance, Organization and Nominating Committees of the Board shall be nonemployees and meet the criteria for independence of the NYSE. Chairpersons and members of these five committees are rotated regularly, as appropriate. Members of the Audit Committee regularly meet privately with representatives of Deloitte & Touche LLP, the Company’s independent auditors, and with the Company vice president responsible for carrying out the internal audit function. The Audit Committee shall report to the Board, no less than annually, with respect to the implementation and effectiveness of Boeing’s ethics and compliance program to support the Board’s oversight responsibility.

Each committee has a written charter, approved by the Board, which describes the committee’s general authority and responsibilities. Shareholders may access a copy of each committee charter on the Company’s website at www.boeing.com/corp_gov/. The committee chair reports on the items discussed and actions taken at their meetings to the Board following each committee meeting. Committee materials are provided to the committee members in advance of the meeting so as to allow members time to prepare for a discussion of the items at the meeting. Each committee undertakes an annual review of its charter and works with the Board to make appropriate revisions. The Board may, from time to time, establish and maintain additional committees. Members of the Board’s committees are expected to attend all meetings.

Independent Advice

The Board and its committees may seek legal, financial or other expert advice from a source independent of management.

Confidential Voting

It is the Company’s policy that all proxy, ballot and voting materials that identify the vote of a specific shareholder on any matter submitted for a vote of shareholders will be kept secret from directors and officers of the Company, except (1) when disclosure is required by applicable law or regulation, (2) when a shareholder expressly requests such disclosure, or (3) in a contested proxy solicitation if the shareholder is an employee of the Company or a participant in the Company’s stock fund or one of its retirement, savings or employee stock ownership plans, the information will not be disclosed to management unless clause (1) or (2) above applies.

Board and Committee Performance Evaluation

With the goal of increasing the effectiveness of the Board and its relationship to management, the Governance, Organization and Nominating Committee evaluates the Board’s performance as a whole. The evaluation process, which occurs annually, includes a survey of the individual views of all directors, which are then shared with the full Board. In addition, each of the committees performs a similar annual self-evaluation.

Director Orientation and Continuing Education

All new directors must participate in the Company’s Orientation Program, which should be conducted within six months of election. This orientation will include presentations by senior management to familiarize new directors with the Company’s strategic plans, significant financial, accounting and risk management issues, compliance programs, the Code of Ethical Business Conduct, its principal officers, and internal and independent auditors. In addition, the Orientation Program will include visits to Company headquarters and, to the extent practical, the Company’s significant facilities. A third-party continuing education program will be scheduled in conjunction with Board or committee meetings, as appropriate. In addition, Board members shall receive training on at least an annual basis in conjunction with regularly scheduled Board meetings, on topics relating to corporate governance policies and roles and responsibilities of Board members. Board members shall have at least one annual on-site visit to a Boeing operating unit, familiarizing Board members on operations of that unit and facilitating direct interaction between Board members and operating personnel as appropriate. All directors are also encouraged to attend, at the Company’s expense, director continuing education programs offered by various organizations. The Corporate Secretary will inform the directors of such educational opportunities.

Shareholder Rights Plan

Boeing does not have a shareholder rights plan and has no present intention to adopt one. Subject to its continuing fiduciary duties, which may dictate otherwise depending on the circumstances, the Board shall submit the adoption of any future rights plan to a vote of the shareholders. Any shareholder rights plan adopted without shareholder approval shall be approved by a majority of the independent members of the Board. If the Board adopts a rights plan without prior shareholder approval, the Board shall, within one year, either submit the plan to a vote of the shareholders or redeem the plan or cause it to expire. If the rights plan is not approved by a majority of the votes cast on this issue, the plan will immediately terminate.

Clawback Policy

The Board shall, in all appropriate circumstances, require reimbursement of any annual incentive payment or long-term incentive payment to an executive officer where: (1) the payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of Company financial statements filed with the Securities and Exchange Commission; (2) the Board determines the executive engaged in intentional misconduct that caused or substantially caused the need for the substantial restatement; and (3) a lower payment would have been made to the executive based upon the restated financial results. In each such instance, the Company will, to the extent practicable, seek to recover from the individual executive the amount by which the individual executive’s incentive payments for the relevant period exceeded the lower payment that would have been made based on the restated financial results. For purposes of this policy, the term “executive officer” means any officer who has been designated an executive officer by the Board.

GOVERNANCE MATERIALS AVAILABLE ON THE BOEING WEBSITE

Our Corporate Governance Principles are reviewed regularly and revised in response to changing regulatory requirements, evolving best practices and the concerns of our shareholders. Our Corporate Governance Principles are posted on the Corporate Governance section of our website at www.boeing.com/corp_gov/ and are included in this Proxy Statement on page 16.

In addition to our Corporate Governance Principles, other information relating to corporate governance at Boeing is available on the Corporate Governance section of our website, including:

Biographies for each member of our Board of Directors;

A description of the Lead Director’s duties and responsibilities;

The Company’s Director Independence Standards;

The Charters of each of the Board committees;

The Company’s codes of conduct for directors, for all employees and for finance employees;

The Company’s Certificate of Incorporation and By-Laws;

Information about how shareholders can communicate with the Board of Directors and the Chair of the Audit Committee; and

Information regarding securities transactions by directors and officers.

In addition, we make available the following documents:

A copy of our Corporate Philanthropy Report, detailing the Company’s philanthropic activities and contributions in 2008, is available on the Global Corporate Citizenship section of our website at www.boeing.com/ companyoffices/aboutus/community/;

A copy of our Ethical Business Conduct Guidelines, which includes a description of our policy regarding political contributions, is available on the Ethics section of our website at www.boeing.com/companyoffices/aboutus/ethics/ethics_booklet.pdf; and

A copy of our 2008 Environmental Report, which contains a detailed description of our commitment to world class environment, health and safety programs, is available on the Environmental section of our website at www.boeing.com/aboutus/environment/index.htm/.

We will provide any of the foregoing information in print without charge upon written request to the Office of the Corporate Secretary, Boeing Corporate Offices, 100 North Riverside Plaza, 311A1, MC 5003-1001, Chicago, Illinois 60606-1596.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during 2008 were Messrs. Bryson, Duberstein, McDonnell, Edward M. Liddy and Ms. Rozanne L. Ridgway. No members of the Compensation Committee during 2008 were officers or employees of Boeing or any of its subsidiaries during the year, were formerly Boeing officers or, except as set forth below, had any relationship otherwise requiring disclosure. On October 27, 2008, at a regularly scheduled meeting, the Company’s Board of Directors accepted Edward M. Liddy’s resignation as a director of the Company. In accordance with the Company’s Corporate Governance Principles, Mr. Liddy offered his resignation on September 24, 2008, shortly after his election as Chairman and Chief Executive Officer of American International Group, Inc. (“AIG”). In 2008, amounts due and/or paid from AIG to the Company totaled approximately $812.4 million. This amount relates almost entirely to payments made in connection with pre-existing orders of Boeing aircraft from AIG’s subsidiary, International Lease Finance Corp. (“ILFC”). ILFC did not place any new orders for aircraft in 2008, either during the short period of Mr. Liddy’s dual association or otherwise. In addition, the total amount due and/or paid from the Company to AIG in 2008 was approximately $26.9 million. This amount relates primarily to premiums for pre-existing insurance policies. The Company does not believe that Mr. Liddy had or has a material direct or indirect interest in these transactions, either before or after the Board’s acceptance of Mr. Liddy’s resignation.

DIRECTOR COMPENSATION

2008 DIRECTOR COMPENSATION TABLE

The following table sets forth information regarding compensation for each of the Company’s nonemployee directors for 2008. The Company’s nonemployee director compensation program is comprised of cash (board and committee annual retainer fees) and equity (deferred stock unit awards). Directors who are employees of the Company do not participate in the Company’s compensation program for nonemployee directors.

Name	Fees Earned or Paid in Cash ($)(8)	Stock Awards ($)(9)	Option Awards ($)(10)	All Other Compensation ($)(11)	Total ($)
John H. Biggs(1)	$85,000	$130,000	$0	$30,000	$245,000
John E. Bryson(2)	81,749	130,000	0	31,000	242,749
Arthur D. Collins, Jr.	75,000	130,000	0	17,000	222,000
Linda Z. Cook	75,000	130,000	3,258	13,500	221,758
William M. Daley	75,000	130,000	0	0	205,000
Kenneth M. Duberstein(3)	105,792	130,000	0	25,000	260,792
James L. Jones(4)	75,000	130,000	0	0	205,000
Edward M. Liddy(5)	75,000	130,000	0	0	205,000
John F. McDonnell	75,000	130,000	0	37,000	242,000
Rozanne L. Ridgway(6)	40,000	65,000	0	25,000	130,000
Mike S. Zafirovski(7)	80,000	130,000	0	25,000	235,000

(1)	Audit Committee Chair.

(2)	Compensation Committee Chair (as of the Company’s 2008 Annual Meeting).

(3)	Lead Director; Governance, Organization and Nominating Committee Chair (as of the Company’s 2008 Annual Meeting).

(4)	Gen. Jones resigned from the Board on December 15, 2008.

(5)	Mr. Liddy resigned from the Board on October 27, 2008.

(6)	Ms. Ridgway retired from the Board as of the Company’s 2008 Annual Meeting. Ms. Ridgway was the Governance, Organization and Nominating Committee Chair until the Company’s 2008 Annual Meeting.

(7)	Finance Committee Chair.

(8)	The amount reported in the “Fees Earned or Paid in Cash” column reflects total cash compensation paid to each director in 2008 and includes amounts deferred at the director’s election.

(9)

The amount reported in the “Stock Awards” column for each director reflects the compensation costs for financial reporting purposes for the year under Financial Accounting Standards Board Statement of Financial Accounting Standard No. 123 (revised 2004), Share-Based Payment (“FAS 123R”) for the retainer stock units awarded to each director in 2008. The FAS 123R fair value for these awards is equal to the Fair Market Value of the underlying Boeing stock on the date of grant. The “Fair Market Value” for a single trading day is the mean of the high and low per share trading prices for Boeing stock as reported by The Wall Street Journal for the New York Stock Exchange Composite Transactions. As of December 31, 2008, the following directors had the following aggregate number of deferred stock units accumulated in their deferral accounts for all years of service as a director from deferrals of cash compensation and awards of retainer stock units, including additional deferred stock units credited as a result of dividend equivalents earned with respect to the deferred stock units: Mr. Biggs, 29,534 units; Mr. Bryson, 30,509 units; Mr. Collins, 4,794 units; Ms. Cook, 13,397 units; Mr. Daley, 7,298 units; Mr. Duberstein, 31,402 units; Gen. Jones, 3,897 units; Mr. Liddy, 3,628 units; Mr. McDonnell, 18,089 units; Ms. Ridgway, 36,404 units; and Mr. Zafirovski, 11,668 units. As a result of her retirement from the Board and her distribution election, one-third of Ms. Ridgway’s deferred stock units were distributed on January 2, 2009. As a result of his resignation from the Board, Mr. Liddy’s deferred stock units were distributed on January 2, 2009. As a result of his designation by the President to become Assistant to the President for National Security Affairs and his resignation from the Board, Gen. Jones’s deferred stock units were distributed on January 26, 2009.

(10)	The amount reported in the “Option Awards” column reflects the compensation costs for financial reporting purposes for the year under FAS 123R, rather than an amount paid to or realized by the director, for outstanding stock options held by the director that were granted in prior years. The award of stock options as an element of nonemployee director compensation was discontinued after 2004. The compensation costs for outstanding options held by directors other than Ms. Cook were reflected in prior year financial statements in accordance with FAS 123R because those directors were retirement-eligible (they were at least 62 years old and had at least one year of service with the Company). Assumptions used in the calculation of the compensation costs are included in Note 15 of the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on February 9, 2009. As of December 31, 2008, the following directors had the following aggregate number of outstanding stock options: Mr. Biggs, 14,400; Mr. Bryson, 14,400; Ms. Cook, 3,000; Mr. Duberstein, 14,400; Mr. McDonnell, 14,400; and Ms. Ridgway, 14,400.

(11)	The amount reported in the “All Other Compensation” column for each director reflects amounts in gift matching for the year under the Board Member Leadership Gift Match Program, which matches dollar-for-dollar certain charitable contributions made by directors, with a maximum match of $31,000 per director on an annual basis. The amount for Mr. McDonnell includes $6,000 matched in 2008, which will be applied to his 2009 gift match limit. To be eligible for gift matching under the Board Member Leadership Gift Match Program, a contribution must be to a non-profit organization or educational institution in whose function and affairs the director has a substantial involvement.

Cash Compensation

In 2008, nonemployee directors received a cash Annual Board Retainer Fee of $75,000 per year. The Lead Director received an additional annual retainer fee of $15,000. Nonemployee directors who served as chairs of the Audit Committee and the Compensation Committee received an additional annual retainer fee of $10,000, and nonemployee directors who served as chairs of the Governance, Organization and Nominating Committee, the Finance Committee and the Special Programs Committee received an additional annual retainer fee of $5,000. The Company does not pay additional fees for attending Board or committee meetings. All retainer fees are payable quarterly, as of the first business day of January, April, July and October. The Company reimburses nonemployee directors for actual travel and out-of-pocket expenses incurred in connection with their services.

Beginning in 2009, nonemployee directors will receive a cash Annual Board Retainer Fee of $100,000 per year. The Lead Director will receive an additional annual retainer fee of $25,000. Nonemployee directors who serve as chairs of the Audit Committee, the Compensation Committee, the Governance, Organization and Nominating Committee, the Finance Committee and the Special Programs Committee will receive an additional annual retainer fee of $15,000. The Company will continue not to pay additional fees for attending Board or committee meetings. All retainer fees will be payable quarterly, as of the first business day of January, April, July and October. The Company will continue to reimburse nonemployee directors for actual travel and out-of-pocket expenses incurred in connection with their services.

Deferred Compensation

Nonemployee directors may defer all or part of their cash compensation into an interest-bearing, cash-based account or as deferred stock units (an unfunded stock unit account) under the Company’s Deferred Compensation Plan for Directors. The number of units is calculated by dividing the amount of the deferred fees by the Fair Market Value of Boeing stock on each of the four quarterly dates on which the Annual Board Retainer Fee is paid. Directors do not have the right to vote or transfer deferred stock units. Deferred stock units earn the equivalent of dividends, which are credited as additional deferred stock units and will be distributed as shares of Boeing stock after retirement or other termination of Board service. For the 2008 deferrals, the Fair Market Value on each of January 2, April 1, July 1 and October 1, 2008 was $86.92, $75.35, $65.39 and $56.69, respectively, and directors deferred cash compensation into deferred stock units as follows: Mr. Bryson, $81,749 for 1,191 units; Mr. Collins, Jr., $75,000 for 1,082 units; Mr. Daley, $75,000 for 1,082 units; Gen. Jones, $75,000 for 1,082 units; Mr. Liddy, $75,000 for 1,082 units; and Mr. Zafirovski, $80,000 for 1,154 units.

Stock-Based Compensation

Each eligible nonemployee director is granted a retainer stock unit award, with the number of units equal to the number of shares of Boeing stock that could be purchased with an aggregate of $130,000. The number of retainer stock units awarded is based on the Fair Market Value of Boeing stock on each of the four quarterly dates on which the Annual Board Retainer Fee is paid. For 2008, a total of 1,876 retainer stock units were awarded to each director, except Ms. Ridgway, who received 805 units prior to her retirement from the Board on April 28, 2008. The retainer stock units are credited to the director’s account (an unfunded stock unit account) in the Company’s Deferred Compensation Plan for Directors and are immediately vested. Directors do not have the right to vote or transfer retainer stock units. Retainer stock units earn the equivalent of dividends, which are credited as additional retainer stock units. Retainer stock units will be distributed as shares of Boeing stock after retirement or other termination of Board service.

Before 2005, nonemployee directors received annual option grants, with an exercise price equal to the average of the Fair Market Values for the fifth through ninth business days following the date of grant, which was the date of the Annual Meeting. The options have a term of ten years and generally become exercisable in installments of one, three and five years after the date of grant. If a director’s service is terminated due to retirement, disability or death, exercisability of the options will be accelerated.

As noted in the Company’s Corporate Governance Principles, the Board of Directors has approved stock ownership guidelines that provide that each nonemployee director should attain during his or her first three years as a director an investment position in the Company’s stock (including deferred stock units) equal to three times the Annual Board Retainer Fee and by the end of his or her sixth year as a director an investment equal to five times the Annual Board Retainer Fee. All directors who have served three years or six years meet these guidelines.

2008 AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors serves as the representative of the Board for general oversight of the Company’s financial accounting and reporting, systems of internal control, audit process, and monitoring compliance with laws and regulations and standards of business conduct. The Board has adopted a written charter for the Audit Committee. Management of the Company has responsibility for preparing financial statements of the Company as well as for the Company’s financial reporting process. Deloitte & Touche LLP, acting as independent auditor, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles in the United States.

In this context, the Audit Committee hereby reports as follows:

(1)	The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2008 with the Company’s management.

(2)	The Audit Committee has discussed with the independent auditor the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by the Public Company Accounting Oversight Board in Rule 3200T.

(3)	The Audit Committee has received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence.

(4)	Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

Each member of the Audit Committee meets the independence and financial literacy requirements of the SEC and the NYSE, is an audit committee financial expert under SEC rules and has accounting or related financial management expertise.

Audit Committee

John H. Biggs, Chair

Arthur D. Collins, Jr.

Linda Z. Cook

Mike S. Zafirovski

INDEPENDENT AUDITOR FEES REPORT

Our independent auditor’s, Deloitte & Touche LLP, aggregate fees were as follows:

Services Rendered	Fees
	2008	2007
Audit Fees(1)	$28.8 million	$30.7 million
Audit-Related Fees(2)	$0.3 million	$0.3 million
Total Audit and Audit-Related Fees	$29.1 million	$31.0 million
Tax Fees(3)	$1.4 million	$2.2 million

(1)	For professional services rendered for the audits of our 2008 and 2007 annual financial statements, and the reviews of the financial statements included in our Forms 10-Q for fiscal years 2008 and 2007. Includes fees for issuance of consents related to SEC filings and other statutory audits of $3.0 million for 2008 and $2.6 million for 2007.

(2)	For audits of employee benefit plans that file financial statements on Form 11-K with the SEC and accounting consultations.

(3)	For tax compliance and other services to expatriates and expatriate tax software licenses and related support in 2008 and 2007.

All the above services (audit, audit-related and tax) are pre-approved by the Audit Committee (the “Committee”).

In addition, in 2008 and 2007, fees totaling $1.4 million and $1.3 million, respectively, have been paid to Deloitte & Touche LLP for employee benefit plan fees charged directly to the plan. Employee benefit plan fees charged directly to the plan do not require pre-approval of the Committee but were pre-approved.

The Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of our independent auditor.

The Committee has adopted a policy governing its pre-approval of audit and non-audit services to be provided by the Company’s independent auditor, Deloitte & Touche LLP, in order to facilitate compliance with the requirements of the Sarbanes-Oxley Act of 2002. Permitted audit services may include, among other things, audit, review or attest services required under the securities laws, opinions on the Company’s financial statements and internal control systems and processes, comfort letters and other services performed to fulfill the independent auditor’s responsibility under generally accepted auditing standards. Permitted non-audit services may include, among other things, consultations and tax services.

Pursuant to this policy, the Office of the Corporate Controller will obtain the Committee’s pre-approval of audit and non-audit services to be provided by the independent auditor on an annual basis. Committee pre-approval is also required for additional audit and/or non-audit services outside the scope of previously approved services in the event the fees for such additional services are equal to or greater than $250,000. On a quarterly basis, the Office of the Corporate Controller will provide written updates to the Committee showing audit and non-audit services, the amount of audit and non-audit service fees incurred to date, and the estimated cost to complete such services.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding beneficial ownership of Boeing stock, as of February 28, 2009, of each director, the Company’s Named Executive Officers, and directors and executive officers as a group, and also sets forth stock units and interests held pursuant to the Company’s compensation and benefit plans or pursuant to a contract or arrangement. While these interests may not be transferred, some are vested.

All numbers are rounded to the nearest whole share. No family relationship existed among any of the directors or executive officers of the Company.

Directors and Nominees	Shares Beneficially Owned(1)		Stock Units and Interests(2)		Total(3)
John H. Biggs	59,010	(4)(5)	30,270	(6)	89,280
John E. Bryson	21,861	(4)(7)	31,896	(6)	53,757
Arthur D. Collins, Jr.	0		6,096	(6)	6,096
Linda Z. Cook	3,800	(4)	14,133	(6)	17,933
William M. Daley	1,250		8,599	(6)	9,849
Kenneth M. Duberstein	20,660	(4)	32,138	(6)	52,798
John F. McDonnell	1,884,144	(4)(8)	18,825	(6)	1,902,969
Mike S. Zafirovski	0		13,054	(6)	13,054
Named Executive Officers	Shares Beneficially Owned(1)		Stock Units and Interests(2)		Total(3)
W. James McNerney, Jr.*	784,367	(4)	100,561	(6)	884,928
James A. Bell	209,623	(4)	50,607		260,230
James F. Albaugh	269,675	(4)	160,273		429,948
Scott E. Carson	98,677	(4)	330,114		428,791
J. Michael Luttig	72,984	(4)	33,034		106,018
All directors and all executive officers as a group (20 persons)	3,667,252	(4)	1,077,420		4,744,672

*	Also serves as a director.

(1)	Consists of the aggregate total of shares of common stock held by the named individual either directly or indirectly, including 401(k) plan holdings and options exercisable within 60 days.

(2)	Consists of the aggregate total of any restricted stock units, Boeing Stock Units (“BSUs”), Career Shares, Matching Deferred Stock Units (“MDSUs”), retainer stock units or deferred stock units.

(3)	All persons listed as directors and nominees or Named Executive Officers, and all directors and officers as a group (20 persons), own less than 1% of the Company’s outstanding common shares as of February 28, 2009.

(4)	This includes the following shares with respect to which the following persons have the right to acquire beneficial ownership within 60 days of the date of this table by exercise of stock options:

Number of Shares Issuable
James F. Albaugh	125,272
James A. Bell	131,920
John H. Biggs	14,400
John E. Bryson	14,400
Scott E. Carson	75,920
Linda Z. Cook	3,000
Kenneth M. Duberstein	14,400
J. Michael Luttig	72,984
John F. McDonnell	14,400
W. James McNerney, Jr.	498,530
All directors and officers as a group (20 persons)	1,138,412

(5)	This includes 41,560 shares held in the J. H. Biggs Revocable Trust, 2,710 shares held in the Biggs Family Charitable Foundation and 340 shares held in two trusts established for family members.

(6)	These numbers represent deferred stock units held under the Deferred Compensation Plan for Directors. All nonemployee directors receive part of their Board compensation in retainer stock units. In addition, they may choose to defer all or part of their cash compensation in the form of deferred stock units. See Director Compensation beginning on page 23.

(7)	This includes 1,600 shares held in trust for a member of Mr. Bryson’s family.

(8)	Of the total shares shown, 1,786,781 shares are held in trusts of which Mr. McDonnell or his wife is a trustee for the benefit of members of the McDonnell family.

SECURITY OWNERSHIP OF MORE THAN 5% SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of the owner of more than 5% of the outstanding Boeing stock as of December 31, 2008.

Name/Address	Shares Beneficially Owned		Percent of Stock Outstanding
State Street Bank and Trust Company (“State Street”) State Street Financial Center One Lincoln Street Boston, Massachusetts 02111	97,073,710	(1)	13.4%

Bank of America Corporation 100 North Tryon Street, Floor 25 Bank of America Corporate Center Charlotte, NC 28255	68,220,745	(2)	9.34%

Capital World Investors (“CWI”) 333 South Hope Street Los Angeles, CA 90071	41,372,200	(3)	5.6%

(1)	Information is based on a Schedule 13G filed by State Street on February 17, 2009. State Street reports that on December 31, 2008, it had sole power to vote or direct the vote (voting power) over 35,082,124 shares, shared voting power over 61,991,586 shares, sole power to dispose of or direct the disposition of (dispositive power) no shares and shared dispositive power over 35,082,124 shares. State Street is the Trustee (the “Trustee”) of the Company’s Voluntary Investment Plan, a 401(k) retirement savings plan (“VIP”), and the Company’s BAO Voluntary Savings Plan (“BAO VSP”), a 401(k) retirement savings plan for employees of a subsidiary of the Company. The Schedule 13G reports that State Street’s reported beneficial ownership includes beneficial ownership of 8.5% of the Company’s outstanding shares on December 31, 2008 on behalf of the BAO VSP and VIP. Participants in the BAO VSP and the VIP may direct the Trustee how to vote their proportionate interest in those shares. Unallocated shares and allocated shares for which voting instructions are not timely received by the Trustee are voted by the Trustee in the same manner and proportion as the allocated shares in the VIP stock fund and the BAO VSP stock fund for which voting instructions are timely received, unless contrary to applicable law.

(2)

Information is based on a Schedule 13G filed by Bank of America Corporation (“BofA”), NB Holdings Corporation (“NBHC”), BAC North America Holding Company (“BACNA”), BANA Holding Corporation (“BANAHC”), Bank of America, NA (“BofANA”), Columbia Management Group, LLC (“CMG”), Columbia Management Advisors, LLC (“CMA”), Banc of America Securities Holdings Corporation (“SHC”), Banc of America Securities LLC (“BofAS”), NMS Services, Inc. (“NMSSI”), NMS Services (Cayman), Inc. (“Cayman”), Banc of America Investment Advisors, Inc. (BofAIAI”) and U.S. Trust Company of Delaware (“Trust Company”) on February 13, 2009. The Schedule 13G reports that on December 31, 2008, (a) BofA had shared voting power and shared dispositive power over 5,493,625 and 68,220,745 shares, respectively; (b) NBHC had shared voting power and shared dispositive power over 5,355,270 and 67,902,390 shares, respectively; (c) each of BACNA and BANAHC had shared voting power and shared dispositive power over 5,053,713 and 67,600,833 shares, respectively; (d) BofANA had sole voting power, shared voting power, sole dispositive power and shared dispositive power over 3,387,283, 1,666,430, 2,803,010 and 64,797,823 shares, respectively; (e) CMG had shared voting and shared dispositive power over 1,196,517 and 1,709,334 shares, respectively; (f) CMA had sole voting power, shared voting power, sole dispositive power and shared dispositive power over 1,130,702, 65,815, 1,594,137 and 115,197 shares, respectively; (g) SHC had both shared voting and shared dispositive power over 301,557 shares; BofAS had both sole voting and sole dispositive power over 301,557 shares; (h) NMSSI has both shared voting and shared dispositive power over 138,355 shares; (i) Cayman had both sole voting and sole dispositive power over 138,355 shares; (j) BofAIAI has shared voting power over 174,414 shares; and (k) the Trust Company had sole voting and sole dispositive power over 10,079 shares and shared voting and shared dispositive power over 11,400 shares. The Schedule 13G reports that the 67,600,833 shares beneficially owned by BofANA includes 238,540 shares held in the BAO VSP and 61,753,046 shares held in the VIP on behalf of The Boeing Company Employee Savings Plan Master Trust with respect to which BofANA has shared dispositive power. BofANA, successor to United

States Trust Company, National Association, serves as the investment manager for the Company common stock held under the VIP and BAO VSP and has dispositive power for such shares under the terms of its investment management agreement.

(3)	Information is based on a Schedule 13G filed by CWI on February 13, 2009. CWI reports that on December 31, 2008, it had sole voting power over 5,909,000 shares and sole dispositive power over 41,372,200 shares. CWI also reports that it is a division of Capital Research and Management Company (“CRMC”) and that CWI is deemed to be the beneficial owner of 41,372,200 shares or 5.6% of the Company’s outstanding shares as a result of CRMC acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. CWI disclaims beneficial ownership of these shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and certain of its officers to send reports of their ownership of Boeing stock and of changes in such ownership to the SEC and the NYSE. SEC regulations also require the Company to identify in this Proxy Statement any person subject to this requirement who failed to file any such report on a timely basis. Based on the Company’s review of the reports it has received, the Company believes that all of its directors and officers complied with all the reporting requirements applicable to them with respect to transactions during 2008.

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis presents information about the compensation of our senior executives, including the officers named in the Summary Compensation Table beginning on page 44 (the “Named Executive Officers” or “NEOs”).

Our executive compensation program is designed to promote a strong culture of leadership development, aligned with performance improvement (focused on both growth and productivity) and integrity, which in turn drives financial performance that provides value to our stakeholders. The main components of our executive compensation program include base salary and annual and long-term incentives (total direct compensation). Our incentive program is designed to emphasize a pay-for-performance relationship since payouts are predominantly based on Company and individual performance.

•

Annual incentive awards are tied to financial (economic profit) results and individual performance. Individual performance incorporates a leadership attribute assessment into the final award. Awards are paid in cash and provide a strong link between pay and performance by providing for immediate awards after the completion of the performance period.

•

The 2008 long-term incentive program, which includes a combination of Performance Awards and stock options, provides a balanced focus on driving both internal and external performance. Performance Awards link payouts to achieving internal financial (economic profit) goals tied to our long-range business plan. Stock option payouts are contingent on growth in the Company’s stock price. The long-term incentive program was modified in 2009 to include a restricted stock unit component while maintaining the same emphasis and relative weighting on the Performance Award component of the plan.

Executive Compensation Philosophy

Highly Qualified Employees

The Company’s long-term success will be shaped by our people. We strive to ensure our employees’ contributions and performance are recognized and rewarded through a competitive compensation program. Our executive compensation program is designed to enhance shareholder value, while attracting and retaining world-class talent at all organizational levels, and rewarding executives for strong leadership and performance.

Pay for Performance

We target an executive compensation package that is competitive against the market in which we compete for talent. A majority of an executive’s annual target total compensation package is variable at-risk compensation tied to performance (i.e., internal financial, stock price and individual performance). This principle means if performance is at or above targeted levels, the executive’s total compensation will be at or above targeted levels. Conversely, if performance is below targeted levels, total compensation will be below targeted levels.

Objectives and Guiding Principles

The following objectives and guiding principles shape the design and administration of our executive compensation program:

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Shareholder Alignment—Align with shareholder interests by focusing on key measures of value creation and requiring a significant ownership of Boeing stock through ownership requirements for NEOs, other officers and senior executives.

•	Sustainable Results—Link pay to Company and individual performance by targeting a significant portion of an executive’s compensation to the achievement of annual and long-term performance goals.

•	Objective Performance Metrics—Drive performance to our business plan by communicating and reinforcing the importance of achieving the Company’s growth and productivity initiatives.

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Risk Management—Appropriately designed incentive plans that inherently discourage excessive risk-taking by executives through structural features such as caps on both annual incentive awards and long-term Performance Awards and an equal balance between restricted stock unit grants and stock option awards.

•	Market Competitiveness—Attract and retain talent by paying competitively with other major corporations that operate complex businesses in global markets.

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Sound Corporate Governance—Serve the long-term interests of the Company, communities, customers, shareholders and suppliers by establishing and administering programs in accordance with sound corporate governance principles.

Executive Compensation Design

Base Salary

Base salaries provide for competitive pay based on the market value of the position and meet the objective of attracting and retaining the talent needed to run the business. Salaries are reviewed annually. Salary increases may be given based on individual factors, such as competencies, skills, experience, performance, and market practices. There are no specific weightings assigned to these individual factors. Annual salary increases are generally effective in March. Promotional increases may also be given when executives assume new roles.

Incentive Plan Performance Metric

We use economic profit as the financial metric for executive annual incentives and Performance Awards. Specifically, the economic profit performance metric utilized throughout our incentive compensation programs for employees at all organizational levels equals:

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Net operating profit after tax (operating earnings, adjusted to exclude share-based plans expense and Boeing Capital Corporation interest expense, and reduced for taxes using an effective tax rate), less

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Capital charge (average net assets multiplied by a targeted cost of capital, where average net assets exclude cash, marketable securities, debt and certain pension and other post-retirement benefit obligations).

After the end of the performance period, the Compensation Committee (the “Committee”) may choose to exclude certain items to ensure that award payments represent underlying growth and performance of the core business. Economic profit measures our ability to generate earnings after covering the capital expenses associated with our net assets. Economic profit represents a challenging performance metric because it reflects not only how much a business earns, but also how well it uses its net assets to support its operations to generate revenue. Economic profit grows not merely by increasing revenues, but also by reducing costs and optimizing net assets. Economic profit growth is accomplished through more efficient processes, cost containment and minimized inventory, as well as other actions taken by management.

Economic profit is aligned with the enterprise financial performance targets established by our Company and is also the sole financial metric for our broad-based, annual non-executive employee incentive plan. This alignment between the executive and non-executive populations ensures that all employees in the Company are connected and working toward the same financial goals.

Annual Incentive Plan

The Annual Incentive Plan is designed to motivate and reward NEOs and all other executives based on the achievement of Company and individual goals for the performance year. Executives are assigned a target incentive award based on their pay grade. Actual incentive awards are determined by Company and individual performance scores (with targets of 1.0) and paid 100% in cash. The mechanics of the 2008 Annual Incentive Plan were as follows:

Target Annual Incentive Award	X	Company Performance Score	X	Individual Performance Score	=	Actual Annual Incentive Award

• % of base salary (based on pay grade) • CEO annual incentive target of 170% of salary • Other NEO targets range from 80% to 100% of salary

•     Measured by Corporate economic profit

•     Score can range from 0.0 to 2.0 (target of 1.0)

•     Score approved by the Compensation Committee

•     No executive payout for Company performance score less than 0.5

				• Measures business performance and leadership attributes • Scores can range from 0.0 to 2.0 (target of 1.0) • Scores recommended by management (CEO score determined by the Compensation Committee)		• Maximum award of 200% of target (CEO maximum of 230% of base salary per employment agreement, equal to approximately 135% of target)

The Committee approves all individual performance scores for the NEOs and other officers and has the discretion to make any adjustments. The expectation is that individual performance scores for all executives will average to 1.0 by each pay grade. Most scores for executives generally fall within the 0.80 to 1.20 range. There are two components that make up the individual performance score:

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Business Performance Score (weighted 70%)—A qualitative and quantitative assessment of an executive’s individual performance goals and contributions, value of contributions relative to peers and overall organization performance throughout the performance period.

•	Leadership Attribute Score (weighted 30%)—A qualitative assessment of an executive’s performance with respect to six leadership attribute elements applicable to all executives and managers:

•	Charts the Course

•	Finds a Way

•	Lives Boeing Values

•	Inspires Others

•	Delivers Results

•	Sets High Expectations

Strong leadership plays a significant role in driving the Company’s growth and productivity targets.

Individual NEO performance scores are determined based on the CEO’s assessment of the achievement of those goals; the CEO’s performance is assessed by the Committee.

Long-Term Incentive Program

Our 2008 long-term performance-based incentive program was comprised of a mix of Performance Awards and stock options. The grant guidelines for each pay grade are designed to be approximately equal in targeted expected value to place a similar weighting on driving internal financial and stock price performance. The Committee has limited discretion within the officer pay grades in determining long-term incentive grants. Discretion in grant size may be based on scope of job and impact to the Company. Long-term incentive award payouts are based on Company performance. There is not an individual performance element associated with long-term incentive payouts.

Long-Term Incentive—Performance Awards

Performance Awards reward executives based on the achievement of three-year economic profit goals tied to the Company’s long-range business plan.

•	Individual target awards are based on a multiple of base salary.

•	Final awards may range from 0% to 200% of an individual’s target.

•	Payment, if earned, will be made in cash or stock (at the Committee’s discretion).

Performance Awards are designed to pay 100% of target at the end of the three-year performance cycle if the economic profit goal is achieved at the end of the performance period. To provide greater incentive for greater performance, the Performance Awards have a sliding scale that provides for payouts up to 200% of target for maximum performance. For below target performance, below target awards can be earned. The threshold level of performance provides for payouts of 25% of target. If the threshold level of performance is not achieved, no awards will be paid. There are linear relationships for levels of performance between threshold and target, and target and maximum.

Performance Award goals are set so that the target payout is achievable if the Company executes according to the long-range business plan. It is expected that maximum performance and less than threshold performance would each be infrequent (i.e., less than 10% of the time). The general expectation of the Company is that over the length of a business/economic cycle Performance Awards will average close to 100% of target.

Long-Term Incentive—Stock Options

Stock options align executives’ interests with those of shareholders since the Company’s options only have realizable value if the price of Boeing stock increases after the options are granted. Stock option grant levels are set annually based on the targeted expected value and recent stock price performance. The size of future awards is evaluated and determined annually based on changes in the Company’s stock price year over year. NEOs and other executives receive nonqualified option grants with the following characteristics:

•	Have an exercise price equal to the Fair Market Value (average of high and low) of Boeing stock on the grant date.

•	Vest annually in approximately equal installments over a three-year period.

•	Expire ten years after the date of grant.

Changes for 2009

The 2009 long-term incentive program will include restricted stock units and be delivered in the following mix (based on the targeted expected value at grant):

•	Performance Awards: 50%

•	Stock options: 25%

•	Restricted stock units: 25%

Restricted stock units, that vest three years after the date of grant, were added to better achieve the objectives for the long-term incentive program. Specifically, the role of stock options was reduced (from 50% to 25% weighting) and restricted stock units were added in order to:

•	Maintain strong shareholder alignment by emphasizing value creation while not, potentially, encouraging undue risk taking in order to earn incentive awards.

•	Ensure a continued equal emphasis on internal performance (Performance Awards) and external (stock price performance) but through a more balanced risk profile.

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Provide an immediate sense of ownership since the value of these units is equal to Boeing’s stock price. As such, the ultimate value realized upon vesting (three years after grant) will be based on the stock price at that point in time. The use of restricted stock units is consistent with the Company’s objective of facilitating meaningful stock ownership through a balanced portfolio of equity and cash-settled awards.

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Ensure there is not an incentive for excessive risk-taking implied in the grant mix. The Compensation Committee felt it was prudent to reduce the role of stock options in favor of restricted stock units.

•	Be more cost effective considering share usage levels (approximately three stock options are required to deliver a grant date expected value of one restricted stock unit).

Prior Awards

Prior to 2006, Boeing granted Performance Shares and Career Shares (restricted stock units) to executives. Performance Shares vest subject to the achievement of specified stock price goals within five years after the date of grant. Career Shares vest upon an executive’s retirement. In addition, the Company granted Boeing Stock Units in partial payment of annual incentive awards, restricted stock and restricted stock units for new hire and promotional grants, and Matching Deferred Stock Units for deferrals of certain compensation.

Performance-Based Compensation

The Committee determines the portion of each executive’s compensation that will be variable at-risk performance-based compensation, with the at-risk portion increasing as an executive assumes greater levels of responsibility and impact to the Company. The percentage of the NEOs’ 2008 target total direct compensation that was at-risk as of the time it was initially approved is set forth in the table below. We define 2008 at-risk compensation to include the 2008 target annual incentive and the target expected value of Performance Awards and stock options granted in 2008. The percentages below are calculated by dividing (i) the at-risk compensation amount by (ii) target total direct compensation, which includes the at-risk compensation plus base salary.

	Base Salary	Target Annual Incentive (at-risk compensation)	Target Long-Term Incentive (at-risk compensation)	Target Total Direct Compensation
CEO	11%	19%	70%	100%
Other NEOs’ Average	20%	18%	62%	100%

Executive Stock Ownership

In order to ensure continual alignment with our shareholders, we have stock ownership requirements for NEOs, other officers and senior executives. The ownership requirements have been in place since 1998 and are based on a multiple of base salary tied to pay grade. As of the end of 2008, the NEOs complied or were on track to comply with their stock ownership guidelines. Effective for 2009, changes were made to the stock ownership guidelines to better align to the design of our incentive programs (which were changed effective in 2006) and current market practices. The stock ownership guidelines require executives to attain and maintain the following investment position in Boeing stock and stock units:

•	CEO: 6x base salary.

•	Executive Vice Presidents (EVP): 4x base salary.

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Senior Vice Presidents (SVP): 3x base salary (previously was 4x base salary). The separation of SVP and EVP for purposes of the ownership guideline is consistent with the incentive structure which differentiates the long-term incentive award opportunities for each level.

•	Vice Presidents: 1x or 2x base salary based on pay grade.

Effective in 2009, the compliance period was extended from three years to five years. Five years is the prevalent market practice and it provides a reasonable goal for new executives to accumulate shares through earned incentive awards and deferrals into stock units. In making this change, executives already in compliance will be expected at a minimum to maintain the threshold level of ownership (reduction in current stock ownership below the minimum requirements will not generally be permitted).

The five-year period for an executive commences the later of January 1, 2009, or January 1 after the executive enters a participating pay grade where stock ownership guidelines are applicable. During the five-year compliance period, executives are expected to continuously accumulate qualifying equity until they meet the minimum stock ownership guideline. Each October, the Compensation Committee will review the ownership position of each officer as well as a summary covering senior executives. In assessing stock ownership, the average daily closing stock price over a one-year period (ending September 30 of each year) will be used. This approach will mitigate the affect of stock price volatility and is consistent with the objective of requiring long-term, sustained stock ownership. (The prior approach assessed ownership based on a single day’s stock price.)

The Compensation Committee may, in its discretion, elect at any time to pay some or all of subsequent Performance Award payments in stock. This approach may be used for executives who are currently not in compliance with their ownership guidelines.

In addition to directly owned stock and stock units, restricted stock and restricted stock units, deferred stock units and shares held in our savings plans are included in calculating ownership levels. Unvested Performance Shares, unvested Performance Awards and unexercised stock options do not count toward the ownership guidelines.

Other Design Elements

As part of a comprehensive and competitive executive compensation package, executives (including NEOs) receive additional benefits as summarized below (more details are provided in the tabular disclosures beginning on page 44). These benefits are non-performance related and designed to provide a market competitive package in order to attract and retain the executive talent needed to achieve our business objectives.

Perquisites and Other Executive Benefits

Boeing provides limited perquisites and other benefits to the NEOs and selected other executives to achieve our objectives. In 2008, these perquisites (by primary objective achieved) included:

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Security—Certain senior executives are encouraged (the CEO is required) to use Company aircraft for business and personal travel for security reasons. The Company provides the CEO a car service so that business may be conducted during his commute and for security purposes. In addition, home security is provided to the CEO and other NEOs.

•	Productivity—Tax preparation services; relocation assistance services (when applicable).

•	Health—Executive annual physical exam; supplemental life insurance.

•	Market Driven—Company-provided leased vehicles; charitable gift matching program.

During 2007, the Committee conducted a comprehensive review of perquisites and other executive benefits relative to our objectives (e.g., security, productivity, health) and market practices. As a result of this review, the Committee confirmed the continuation of certain perquisites and made a few program changes for 2008 (including limiting financial counseling services to tax preparation only, increasing the annual physical exam allowance for senior executives to reflect usual and customary expenses related to these medical procedures and eliminating personal use of club memberships).

Retirement Benefits

Executives are eligible to participate in a competitive retirement benefit package.

Defined Benefit Pension

In general, for executives hired before January 1, 2009, benefits are based on age, service and compensation, comprised of the following defined benefit plans (no employee contributions are required in order to participate in these plans):

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The Boeing Pension Value Plan (“PVP”), a tax-qualified defined benefit plan provided to all salaried Boeing U.S. employees not represented by a collective bargaining agent (unless the collective bargaining agreement provides for coverage).

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Supplemental Executive Retirement Plan for Employees of The Boeing Company (“SERP”), a nonqualified defined benefit plan that provides a makeup for benefits not accrued under the Boeing Pension Value Plan due to Internal Revenue Code limits. The SERP also provides a supplemental target benefit that may enhance the benefits received under the Pension Value Plan.

The SERP was amended to eliminate supplemental target benefits to executives who are hired or rehired on or after January 1, 2008. Under the amended SERP, executives hired or rehired on or after January 1, 2008 will be eligible to receive the same retirement benefits payable to non-executives without Internal Revenue Code limits, which does not include the supplemental target benefit.

We also provide a supplemental retirement benefit to Mr. McNerney to compensate him for benefits provided by his prior employer that he forfeited when he accepted his role at Boeing.

Deferred Compensation

Executives are eligible to participate in the following voluntary deferral programs (known as defined contribution plans):

•	Deferred Compensation Plan for Employees that allows executives to voluntarily defer the receipt of salary and earned incentive awards.

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The Voluntary Investment Plan (“VIP”), a tax-qualified defined contribution plan in which participating employees receive a Company match. The VIP was amended for those who were hired on or after January 1, 2009 to add a Company contribution of 3%, 4% or 5% depending on age. The plan is generally available to all Boeing U.S. employees.

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Supplemental Benefit Plan (“SBP”), a nonqualified defined contribution plan that allows eligible employees to save and receive a Company match on amounts above those permitted under the VIP due to Internal Revenue Code limits.

The SBP was amended effective January 1, 2009 to provide additional retirement benefits to certain executives hired or rehired on or after January 1, 2009 (along with executives hired as a result of a 4th quarter, 2008 acquisition, as defined in the Plan) who are not eligible to participate in the PVP or the SERP. The amendments were made to be consistent with changes to the Company’s qualified retirement plan and to provide market competitive benefits. For eligible employees, the Company will make additional Company contributions of 3%, 4%, or 5% (depending on age) above those permitted under the VIP due to Internal Revenue Code limits and with respect to the executive’s annual incentive compensation. The Plan will also provide a supplemental retirement benefit (a DC SERP Benefit) to a select group of management or highly compensated employees at level E1 through E3 who are hired or rehired on or after January 1, 2009 (as defined in the Plan).

Severance Benefits

Executive Layoff Benefits

The Company maintains an Executive Layoff Benefit Plan to provide a fair separation package to an executive in the event his or her job is eliminated. The plan covers all executives (including NEOs other than Mr. McNerney, who is covered by his employment agreement) and provides severance benefits equal to one year’s base salary plus target annual incentive compensation, adjusted by Company performance. The plan does not provide benefits upon a change in control. The Committee believes, based on comparison to peer group practices, the current level of benefits provided under the plan (which has been in place since 1997) is appropriate and provides a fair separation package to all executives in the event their jobs are eliminated. In addition, executives may continue to participate in some outstanding incentive award programs after a separation based on service and the terms and conditions of the award.

CEO Severance Benefits

Pursuant to his employment agreement with the Company, Mr. McNerney is entitled to certain severance and change in control benefits if his employment is terminated. The level and nature of these benefits were reviewed against market data and set by a negotiated employment agreement to attract Mr. McNerney, who had similar arrangements with his prior employer, to join the Company. The severance benefits are payable upon his involuntary termination by the Company without cause or voluntary termination by Mr. McNerney for good reason (e.g., adverse change in responsibilities, pay, reporting relationships or the Company’s/successor’s failure to abide by the agreement). These benefits include a cash severance payment, additional supplemental retirement benefits, health and welfare benefits continuation and vesting of certain long-term incentive awards. The cash severance payment is two times base salary plus target annual incentive. If termination is following a change in control, the payment is three times base salary plus target annual incentive. In the event of a change in control, Mr. McNerney would receive these severance benefits if his employment were subsequently terminated (by the Company without cause or by the executive for good reason) within two years of the change in control.

Governance of Pay Setting Process

In setting total direct compensation, a consistent approach is applied for all executives:

•	All executives are assigned to pay grades by comparing position-specific duties and responsibilities with market data and our internal management structure.

•	Each pay grade has a salary range with corresponding target annual and long-term incentive award opportunities, executive benefits and perquisites.

•	Salary ranges and incentive opportunities by pay grade are targeted to be at the middle of our peer group.

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Individual executive pay positioning will vary based on the requirements of the job (competencies and skills), the executive’s experience and performance, and the organizational structure (internal alignment and pay relationships).

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The compensation policies applied to the CEO position are the same as those applied to other executive officer positions. However, the pay levels for the CEO position, which sets the Company’s strategy and leads the Company in enhancing shareholder value, are higher than other executive officer positions due to the significantly higher level of responsibility.

•	Exceptions to normal practice may be made based on critical business and people needs.

Role of Committee, Management and Consultant

The Committee establishes, reviews and approves all elements of the executive compensation program. The Committee works with an outside executive compensation consultant (engaged by the Committee) for advice and perspective regarding market trends that may impact decisions the Company makes about its executive compensation program and practices. Management has the responsibility for effectively implementing the executive compensation program. Additional responsibilities of the Committee, management and the consultant include:

Compensation Committee

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The Committee reviews and approves business goals and objectives relevant to executive compensation, evaluates the performance of the CEO in light of those goals and objectives, and determines and recommends the CEO’s compensation level to independent members of the Board of Directors based on this evaluation.

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Based on a review of market data, pay tally sheets (as described below), individual performance and internal pay comparisons, the Committee sets the pay for the CEO and reviews and approves all NEO and other officer pay arrangements, with the exception of base salaries, which are approved by the Board of Directors.

•	The Board of Directors reviews all components of compensation and approves all executive officer base salaries.

•	A supermajority of the Board of Directors must approve any incentive awards for our NEOs that are not tax deductible.

Management

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The CEO, Senior Vice President, Human Resources and Administration, and Vice President, Strategy, Compensation and Benefits make recommendations on program design and pay levels, where appropriate (CEO pay is set by the Committee), and implement the program approved by the Committee.

•	The CEO develops pay recommendations for other officers, including the other NEOs, and is assisted in pay administration by the Senior Vice President, Human Resources and Administration.

•	The CFO provides the Company’s financial information used by the Committee to make decisions with respect to incentive compensation goals and related payouts.

Consultant

•	The consultant presents peer group pay practices and other relevant benchmarks to the Committee and management but the consultant does not determine pay.

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The consultant prepares comprehensive pay tally sheets for Committee review. The pay tally sheets provide total annual compensation (for the current year and for the following year, based on expected pay adjustments), accumulated wealth (value of equity holdings, outstanding long-term incentives, deferred compensation and pension) and estimated compensation under various termination scenarios.

Benchmarking Against Our Peer Group

Boeing benchmarks executive compensation against a peer group of leading aerospace and manufacturing companies that have a technology focus, global operations, a diversified business and annual sales and market capitalizations comparable to Boeing. Each year the Compensation Committee reviews the peer group and determines whether any changes should be made. No changes were made to the peer group in 2008. The 2008 peer group was comprised of the following 24 companies:

3M AT&T Caterpillar Chevron Dell DuPont	Exxon Mobil Ford General Dynamics General Electric General Motors Hewlett-Packard	Honeywell IBM Intel Johnson & Johnson Johnson Controls Lockheed Martin	Motorola Northrop Grumman Procter & Gamble Raytheon United Technologies Verizon Communications

Peer group compensation benchmarking is one of several factors considered in the pay setting process. Peer group practices are analyzed annually for target total direct compensation, and periodically for other pay elements (such as executive benefits and perquisites). For 2008, each element of the executive compensation structure (salary range, target incentive award opportunities, and executive benefits and perquisites) was set to be within a competitive range to the middle of the peer group companies. The pay positioning of individual executives will vary based on their competencies, skills, experience and performance, as well as internal alignment and pay relationships. In 2008, each NEO’s salary and target annual and long-term incentive award opportunities were within the competitive range of compensation opportunities offered at the peer group companies. Actual total compensation earned may be more or less than target based on Company and individual performance results during the performance period.

Determination of Performance Goals (Economic Profit) and Awards

Economic profit goals are set taking into account business conditions, expectations regarding the probability of achievement and the desire to incorporate a degree of “stretch” to push the Company to achieve a higher level of performance. Specific probabilities of achievement are not assigned to the economic profit goals. Consistent with our philosophy and approach to setting goals, incentive payouts that are above target will be for superior performance (results that exceed our business plan). Goals are set at the beginning of the performance period (one year for annual incentive awards and three years for Performance Awards). This process is summarized below.

Beginning of the Performance Period	During the Performance Period	End of the Performance Period
• Economic profit goals and corresponding award opportunities are developed by management (CEO, CFO) and approved by the Committee	• Economic profit performance is monitored relative to goals • Economic profit goals cannot be changed during the performance period	• Management presents actual economic profit results relative to goals, and the Committee determines any payouts

• The Committee may exclude certain items that are outside the normal course of business, unusual and/or infrequent, and not reflective of the Company’s core operating performance for that period

Any adjustments at the end of the performance period will be based on the Committee’s judgment. The same adjustments considered for the annual awards in a given year will be applied to the long-term Performance Awards. The Committee has discretion over the adjustments but not the discretion to increase or decrease the Company performance score outside of these adjustments irrespective of the economic profit performance.

Results

Company Performance Highlights

A key objective of the Company is strong financial performance that provides sustained, long-term increases in shareholder value. 2008 was a challenging year for the Company due to product development delays, the IAM strike and the effects of the financial crisis. Highlights of the 2008 performance year are as follows:

•	Revenues of $60.9 billion.

•	Net income of $2.7 billion, or $3.67 per share.

•	Backlog of $352 billion.

Our driving focus is on improving execution, productivity and financial strength to deliver growth through this difficult economic climate.

Impact on Pay

As mentioned earlier, Company performance (economic profit) has a direct impact on both annual and long-term incentive compensation. Under our long-term incentive program, Performance Awards were earned for the 2006 to 2008 cycle. The annual incentive and Performance Awards earned for performance ending in 2008 are discussed below. In addition, the amount of adjusted operating cash flow of the Company for the year determines the limits of the annual incentives and Performance Awards for our NEOs (other than the CFO), above which such awards are not eligible to be excluded from the Code Section 162(m) deductibility limits as “qualified performance-based compensation.” Incentive deductibility is discussed in more detail on page 43.

Annual Incentive Awards

Under the annual incentive, the final award paid to an executive includes a measure of both Company and individual performance. We calculate annual incentive awards based on the following formula:

Target Annual Incentive Award	X	Company Performance Score	X	Individual Performance Score	=	Actual Annual Incentive Award

Results for the 2008 annual incentive are discussed below.

Company Performance Score

The Compensation Committee determined that the Company’s 2008 economic profit after adjustments was $3.4 billion versus a target of $3.7 billion. This resulted in a Company performance score of 0.6, which is 40% less than the target of 1.0. The below target performance was the result of product development delays. Consistent with past practices, adjustments were made to ensure that award payments under the Company’s executive and employee incentive plans represent the underlying growth and performance of the core business. For example, in 2007, the Committee reduced economic profit performance to eliminate the benefit of a lower tax rate and tax payments versus plan. In 2008, the Committee made adjustments to economic profit performance to eliminate the financial impact of the IAM strike, certain litigation charges, lower U.S. customer airline credit ratings and higher pension-related costs.

Individual Performance Scores

Individual performance scores reflect the CEO’s qualitative and quantitative assessment (Committee assessment for the CEO) of an NEO’s individual performance goals and contributions, value of contributions relative to peers, and overall organization performance throughout the performance period. In addition, a leadership assessment of the six leadership attributes (as described on page 34) is included in the score. In 2008, NEO individual performance scores ranged from 0.75 to 1.133, averaging 0.961. Messrs. Albaugh, Bell, and Luttig received scores above 1.0. Their above target performance was a reflection of financial, operational and business achievements, progress on key initiatives, leadership strength, and overall impact to the Company during 2008. Mr. McNerney recommended that the Board reduce his annual incentive compensation for 2008 to reflect the performance of the Company overall. The Board accepted that recommendation and reduced Mr. McNerney’s annual incentive compensation by 25%. Mr. McNerney’s 2008 annual incentive compensation is 65% lower than his annual incentive in 2007.

Based on 2008 Company and individual performance results (as detailed above), the Committee believes the annual incentive compensation awarded to the NEOs in 2008 was appropriate and achieved the executive compensation program’s objectives.

Long-Term Incentive—Performance Awards

The Compensation Committee determined that the Company’s 2006 to 2008 cumulative economic profit after adjustments was $9.2 billion versus a target of $8.9 billion. This resulted in an award payout factor for the three-year period of 111% or $111 per unit. This above-target performance was the result of strong growth, continued productivity improvements and solid asset management in the first two years of the performance period. Consistent with the practices applied to the annual incentive plan, adjustments were made to ensure that award payments represent the underlying growth and performance of the core business over the three-year period. The Performance Awards were paid to executives in cash. As was the case with his annual incentive compensation, Mr. McNerney recommended that the Board consider a reduction in the Performance Award portion of his long-term incentive payment to reflect the relative performance of the Company in 2008, the last year of the three-year performance period, and the Board, in its discretion, did reduce Mr. McNerney’s Performance Award payment by approximately 25% or $1.7 million.

Additional Considerations

Granting Practices

The Company makes its annual long-term incentive grants in February of each year at the regular meeting of the Compensation Committee, which typically is within a month after the Company has publicly released a report of its prior year annual earnings. The Committee meeting date, or the next business day if the meeting falls on a day where the New York Stock Exchange is closed for trading, is the effective grant date for the grants. The stock option exercise price is the Fair Market Value of Boeing stock on that date.

Effective January 1, 2009, new executives (externally hired or internally promoted) who become eligible for the long-term incentive program after the February grant date but before December 31 shall receive a prorated long-term incentive award for the current year. Grants are prorated based on the number of months remaining in the 36-month performance or vesting period. This approach was adopted to better align with market practices and provide the executive with an immediate tie to Boeing’s long-term performance.

We also may grant equity-based awards (e.g., options, restricted stock units) to recognize increased responsibilities or special contributions, attract new hires, retain executives or recognize certain other special circumstances that occur throughout the year. The effective date of these grants is determined based on the timing of the recognition or recruitment event and approved on or in advance of the effective date of the grant according to the Company’s approval authority requirements. The exercise/grant price is the Fair Market Value of Boeing stock on the effective date. The Compensation Committee approves all equity grants to executive officers, and has delegated authority to grant certain other awards to the Stock Plan Committee comprised of the Chairman of the Board, as described above in the Compensation Committee section on page 12.

Accounting and Tax Implications

The Compensation Committee considers the accounting and tax impact reflected in the Company’s financial statements when establishing the amount and forms of long-term and equity compensation to be granted. The forms of long-term compensation selected are intended to be cost-efficient.

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Stock Options—Since 1998, stock options have been accounted as equity compensation under FAS 123 (now FAS 123R). Under this accounting standard, stock options generally result in “equity” accounting, which means that the grant date fair value is expensed over the service/vesting period based on the number of options that vest.

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Performance Awards—The estimated payout amount of the Performance Awards, along with any changes in that estimate, is recognized over the performance period under “liability” accounting. The Company’s ultimate expense will equal the value earned by/paid to the executives. As such, the ultimate expense is not determinable until the end of the three-year performance period.

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Restricted Stock and Restricted Stock Units—These grants result in FAS 123R equity accounting, under which the grant date fair value of the award is expensed over the service/vesting period based on the number of shares or units that vest.

Securities Trading Policy

We have a policy that executive officers and directors may not purchase or sell options to sell or buy Boeing stock (“puts” and “calls”) or engage in short sales with respect to Boeing stock.

Clawback Policy

The Company will seek reimbursement of annual or long-term incentive payments to an executive officer if the Board determines that the executive engaged in intentional misconduct that caused or substantially caused the need for a substantial restatement of financial results and a lower payment would have been made to the executive based on the restated financial results. This policy is contained in our Corporate Governance Principles beginning on page 16 and may be viewed on our website at www.boeing.com/corp_gov.

Limitations on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation paid by a public company to its CEO and certain other highly compensated executive officers to $1 million. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements.

We consider the impact of this rule when developing and implementing our executive compensation program. Annual incentive awards, Performance Awards and stock options generally are designed to meet the deductibility requirements. We also believe that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m). Amounts paid under any of our compensation programs, including salaries, annual incentive awards and grants of restricted stock and restricted stock units, may not qualify as performance-based compensation that is excluded from the limitation on deductibility.

There are different means by which the Board may pay executive compensation. One such means is the Elected Officer Annual Incentive Plan, which was established to allow for the payment of annual incentive awards that would be deductible under Section 162(m). However, that plan is not the exclusive means by which annual incentive payments may be made to Named Executive Officers. The Board in its discretion may make such awards. When awards are made outside the Elected Officer Annual Incentive Plan, however, they may not be tax deductible. For 2008, the Board authorized annual incentive payments that are not deductible under Section 162(m) because the deductibility requirements of the Elected Officer Annual Incentive Plan were not satisfied. The Board elected to exercise its discretion to make non-deductible annual incentive awards to four NEOs including Mr. McNerney at a substantially lower level than in the previous two years to appropriately recognize the important goals that were achieved in 2008.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors acts on behalf of the Board to establish and oversee the Company’s executive compensation program in a manner that serves the interests of Boeing and its shareholders. For a discussion of the Compensation Committee’s policies and procedures, see Committee Membership—Compensation Committee beginning on page 11.

Management of the Company has prepared the Compensation Discussion and Analysis of the compensation program for Named Executive Officers (beginning on page 32). The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for fiscal year 2008 (included in this Proxy Statement) with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement, for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

Compensation Committee

John E. Bryson, Chair

Kenneth M. Duberstein

John F. McDonnell

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding 2008 compensation for each of the Company’s 2008 Named Executive Officers; 2007 and 2006 compensation is presented for executives who were also Named Executive Officers in 2007 and 2006. In accordance with SEC rules, 2006 compensation is not presented for Mr. Carson, and 2007 and 2006 compensation is not presented for Mr. Luttig because they were not Named Executive Officers in those years. Salary includes amounts deferred at the officer’s election. Consistent with the Company’s executive compensation program objectives, performance-based pay, particularly target long-term incentive compensation, is emphasized in determining pay packages. The Summary Compensation Table and the 2008 Grants of Plan-Based Awards table should be viewed together for a more complete representation of both the annual and long-term incentive compensation elements of our program.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value ($)(5)	All Other Compensation ($)(6)	Total ($)
W. James McNerney, Jr.(7) Chairman, President and Chief Executive Officer	2008	$1,915,288	$2,660,185	$5,607,606	$6,089,625	$1,860,844	$846,057	$18,979,605
	2007	1,800,077	4,845,489	3,661,663	4,266,500	3,457,119	966,251	18,997,099
	2006	1,750,000	8,712,295	1,714,210	4,025,000	2,290,690	2,063,539	20,555,734
James A. Bell Executive V.P., Corporate President and Chief Financial Officer	2008	806,149	(199,734)	1,384,236	1,917,025	1,619,843	377,600	5,905,119
	2007	760,865	865,788	905,837	1,291,900	1,664,871	218,250	5,707,511
	2006	690,769	2,619,489	430,100	846,900	1,122,880	198,348	5,908,486
James F. Albaugh Executive V.P., President and Chief Executive Officer, Integrated Defense Systems	2008	930,269	(639,782)	1,384,236	2,381,468	1,368,211	169,897	5,594,299
	2007	896,303	233,964	905,837	1,537,900	622,817	269,178	4,465,999
	2006	865,769	3,918,257	430,100	729,500	663,174	197,889	6,804,689

Scott E. Carson Executive V.P., President and Chief Executive Officer, Commercial Airplanes	2008	733,830	826,278	1,035,096	854,610	1,663,174	96,502	5,209,490
	2007	702,389	1,129,890	554,934	966,300	1,124,086	78,926	4,556,525

J. Michael Luttig Senior V.P., General Counsel	2008	707,218	0	1,033,757	385,200	614,579	58,208	2,798,962

(1)	The amounts reported in this column for each officer reflect the dollar amount of base salary paid in the year, before deferrals and including salary increases effective during the year.

(2)	The amounts reported in this column for each officer reflect the compensation costs for financial reporting purposes for the year under FAS 123R for outstanding stock-based awards (other than stock options) granted in and prior to the year. These are not amounts paid to or realized by the officer. The compensation costs for each type of award for 2008 are set forth in the table below. Assumptions used in the calculation of these compensation costs are included in Note 15 to the Company’s audited financial statements included in the Company’s Form 10-K for the year. A description of MDSUs appears in the narrative text on page 48 following the 2008 Grants of Plan-Based Awards table, and a description of all other types of awards appears in the narrative text following the Outstanding Equity Awards at 2008 Fiscal Year-End table beginning on page 49.

Name	Restricted Stock/ Restricted Stock Units	Boeing Stock Units	Total
W. James McNerney, Jr.	$2,660,185	$0	$2,660,185
James A. Bell	295,833	(495,567)	(199,734)
James F. Albaugh	0	(639,782)	(639,782)
Scott E. Carson	826,278	0	826,278
J. Michael Luttig	0	0	0

(3)	The amounts reported in this column for each officer reflect the compensation costs for financial reporting purposes for the year under FAS 123R for stock options granted in and prior to the year. These are not amounts paid to or realized by the officer. The amount reported in this column for Mr. McNerney in 2008 includes $3,427 related to stock options received in 2003 and 2004 for his prior service as a nonemployee director. Assumptions used in the calculation of these compensation costs are included in Note 15 to the Company’s audited financial statements included in the Company’s Form 10-K for the year. A description of the stock options appears in the narrative text on page 48 following the 2008 Grants of Plan-Based Awards table.

(4)	The amounts reported in this column for 2008 reflect a combination of (a) annual cash incentive compensation, which is based on performance in the respective year, and was determined by the Compensation Committee and Board of Directors in February of the following year and paid shortly thereafter and (b) any payout of Performance Awards that were granted beginning in 2006 for the 2006-2008 performance period. The amounts reported in this column for 2007 and 2006 reflect only annual cash incentive compensation because no Performance Awards vested in these years. The amounts of annual cash incentive compensation and Performance Award payouts, respectively, for our executives in 2008, 2007 and 2006 were as follows:

Name	Year	Annual Cash Incentive Compensation	Long-Term Incentive Performance Awards	Total Non-Equity Incentive Plan Compensation
W. James McNerney, Jr.	2008	$1,476,500	$4,613,125	$6,089,625
	2007	4,266,500	—	4,266,500
	2006	4,025,000	—	4,025,000
James A. Bell	2008	510,100	1,406,925	1,917,025
	2007	1,291,900	—	1,291,900
	2006	846,900	—	846,900
James F. Albaugh	2008	595,700	1,785,768	2,381,468
	2007	1,537,900	—	1,537,900
	2006	729,500	—	729,500
Scott E. Carson	2008	354,000	500,610	854,610
	2007	966,300	—	966,300
	2006	—	—	—
J. Michael Luttig	2008	385,200	—	385,200
	2007	—	—	—
	2006	—	—	—

The annual incentive compensation shown for Messrs. McNerney, Albaugh, Carson, and Luttig for 2008 will not be excludible in 2009 from the deductibility limit of Section 162(m) of the Internal Revenue Code as “qualified performance-based compensation.” The annual incentive compensation is discussed in further detail under Compensation Discussion and Analysis beginning on page 34, and the deductibility issue in particular is discussed under the heading “Limitations on Deductibility of Compensation” beginning on page 43. The estimated possible threshold, target and maximum amounts for annual incentive awards for 2008 are reflected in the 2008 Grants of Plan-Based Awards table on page 47. Performance Awards are discussed in further detail under Compensation Discussion and Analysis on page 35. The estimated possible threshold, target and maximum amounts for Performance Awards granted each year are reflected in the Grants of Plan-Based Awards table for that year. Mr. Luttig joined the Company after the grant of the 2006-2008 Performance Awards and consequently did not receive an award for this period.

(5)	The amounts reported in this column for each officer reflect the aggregate increase in the actuarial present value of the officer’s accumulated benefits under all pension plans during the year. These amounts were determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements and include amounts that the officer may not currently be entitled to receive because such amounts are not vested. The Company changed its pension measurement date from September 30 to December 31 in fiscal year 2008. As a result, the change in pension value that occurred between September 30, 2007 and December 31, 2008 involves a period longer than one year. Therefore, as the Securities and Exchange Commission permits, the Company elected to reduce the actual change in pension value for each Named Executive Officer to show an annualized amount in the table for 2008. Information regarding the Company’s pension plans is set forth in further detail under the 2008 Pension Benefits table beginning on page 53. There are many assumptions that are used to determine the present value of accumulated benefits with interest rates being one of the key assumptions. As a rule, a decrease in the interest rate increases the present value of pension benefits. The degree of change in the present value depends on the age of the employee, when the benefit payments begin, and how long the benefits are expected to last. This year’s interest rates declined slightly for most measurements that appear in this column of the Summary Compensation Table. However, a few key rates increased. Specifically, there was a significant increase in the interest rate used to determine Mr. McNerney’s employment agreement benefit. The increase in this rate (from 3.25% to 4.75%) was the primary reason that Mr. McNerney’s change in present value was smaller in 2008 than in 2007.

(6)	The amounts reported in this column for each officer and set forth by category in the table below represent (a) perquisites and other personal benefits, (b) premiums paid by the Company for life insurance for the benefit of the insured, (c) tax reimbursements, and (d) Company contributions to retirement and 401(k) plans of the Company and its subsidiaries.

2008 All Other Compensation

Name	Perquisites and Other Personal Benefits(a)	Life Insurance Premiums(b)	Tax Reimbursements(c)	Company Contributions to Retirement Plans(d)	Total All Other Compensation
W. James McNerney, Jr.	$463,415	$267,725	$0	$114,917	$846,057
James A. Bell	322,607	3,301	3,323	48,369	377,600
James F. Albaugh	110,270	3,811	0	55,816	169,897
Scott E. Carson	49,419	3,005	48	44,030	96,502
J. Michael Luttig	10,815	2,894	2,066	42,433	58,208

(a)	The Company provided certain perquisites to the Named Executive Officers in 2008 as follows. Certain Named Executive Officers are encouraged (except for Mr. McNerney, who is required) to use Company-owned aircraft for business and personal travel for security reasons. For purposes of the Summary Compensation Table, we value the aggregate incremental cost to the Company for personal use of Company aircraft using a method that takes into account the cost of fuel, trip-related maintenance, crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs and other variable costs. Since our aircraft are used primarily for business travel, the calculation does not include the fixed costs that do not change based on usage, such as pilots’ salaries, the acquisition costs of the Company-owned or leased aircraft, and the cost of maintenance not related to trips.

The Company also provided to Named Executive Officers vehicles, and to Mr. McNerney a car and driver; financial counseling services/tax preparation; and club memberships that may be used for personal as well as business purposes. Named Executive Officers were also able to participate in the Company’s Executive Board Match Program, which matches dollar-for-dollar (up to $25,000 per executive per year) charitable contributions made by an executive to a non-profit organization or educational institution on whose governing board or fundraising committee the executive has been formally asked to serve on behalf of the Company. The Company also provided security services, including home security systems and monitoring, to certain Named Executive Officers. We value the incremental cost to the Company for these benefits based on the actual costs or charges incurred by the Company for the benefits.

The amount for Mr. McNerney includes $287,062 for personal use of Company aircraft (including $26,642 for use associated with attendance at outside board meetings), $67,157 in personal legal services, and $57,994 for personal use of a transportation service (car and driver).

The amount for Mr. Bell includes $258,139 for personal use of Company aircraft (including $167,041 for use associated with attendance at outside board meetings) and $47,485 for personal use of a Company vehicle and a transportation service (car and driver).

The amount for Mr. Albaugh includes $69,532 for personal use of Company aircraft (including $26,268 for use associated with attendance at outside board meetings).

(b)	The amounts represent premiums paid by the Company for term life insurance for the benefit of the insured executive. The amount for Mr. McNerney includes supplemental life insurance premiums paid pursuant to the terms of his employment agreement.

(c)	The amounts represent tax reimbursements associated with (i) imputed income for travel costs due to required spousal attendance at Company meetings for Messrs. Bell and Luttig and (ii) imputed income for a Pride@Boeing award for Mr. Carson.

(d)	The amounts represent matching contributions allocated by the Company to each officer under the Company’s qualified and nonqualified retirement plans.

(7)	Mr. McNerney served as a nonemployee director of the Company from 2001 through July 1, 2005. During that period, he received compensation under the Company’s nonemployee director compensation program. As of December 31, 2008, he held 7,800 stock options and 12,390 deferred stock units attributable to compensation for his services as a nonemployee director. The amount in the “Option Awards” column of the Summary Compensation Table includes compensation costs for outstanding stock options that Mr. McNerney received for his service as a nonemployee director. The compensation costs for financial reporting purposes under FAS 123R were $3,427 for 2008, $7,034 for 2007 and $13,360 for 2006; these are not amounts paid to or realized by Mr. McNerney. For assumptions used in the calculation of these compensation costs for 2008, see footnote 10 to the 2008 Director Compensation Table on page 23.

2008 GRANTS OF PLAN-BASED AWARDS

The following table provides information for each of the Company’s Named Executive Officers regarding 2008 annual and long-term incentive award opportunities, including the range of potential payouts under non-equity incentive plans. Specifically, the table presents the 2008 grants of Annual Incentive Awards, Performance Awards, stock options and Matching Deferred Stock Units (“MDSUs”). In setting and benchmarking pay levels, we focus on target total direct compensation, which is the sum of base salary, annual incentive compensation at target, Performance Awards at target and a targeted value for stock options, as described under Compensation Discussion and Analysis beginning on page 32.

Name	Type of Award	Grant Date	Number of Units Granted (#)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Sh)(1)	Closing Market Price on the Date of Grant ($/Sh)(1)	Grant Date Fair Value of Stock and Option Awards ($)
				Threshold ($)	Target ($)	Maximum ($)

W. James McNerney, Jr.	Annual Incentive Award		—	$1,640,500	$3,281,000	$4,439,000	—	—	$—	$—	$—
	Performance Award		63,000	1,575,000	6,300,000	12,600,000	—	—	—	—	—
	Stock Options	2/25/2008	—	—	—	—	—	252,000	83.93	84.66	5,914,440
James A. Bell	Annual Incentive Award		—	403,699	807,398	1,614,795	—	—	—	—	—
	Performance Award		15,113	377,825	1,511,300	3,022,600	—	—	—	—	—
	Stock Options	2/25/2008	—	—	—	—	—	62,000	83.93	84.66	1,455,140
James F. Albaugh	Annual Incentive Award		—	465,716	931,432	1,862,864	—	—	—	—	—
	Performance Award		17,574	439,350	1,757,400	3,514,800	—	—	—	—	—
	Stock Options	2/25/2008	—	—	—	—	—	62,000	83.93	84.66	1,455,140
	MDSUs	3/11/2008	—	—	—	—	2,058	—	—	—	152,463
Scott E. Carson	Annual Incentive Award		—	367,418	734,835	1,469,671	—	—	—	—	—
	Performance Award		13,821	345,525	1,382,100	2,764,200	—	—	—	—	—
	Stock Options	2/25/2008	—	—	—	—	—	62,000	83.93	84.66	1,455,140
	MDSUs	3/11/2008	—	—	—	—	991	—	—	—	73,404
J. Michael Luttig	Annual Incentive Award		—	283,284	566,567	1,133,134	—	—	—	—	—
	Performance Award		8,873	221,825	887,300	1,774,600	—	—	—	—	—
	Stock Options	2/25/2008	—	—	—	—	—	26,000	83.93	84.66	610,220
		4/28/2008	—	—	—	—	—	18,150	84.96	84.98	416,906

(1)	These columns set forth the exercise price for each stock option award and the closing price of the Company’s stock on the date of grant. In accordance with the terms of our 2003 Incentive Stock Plan, the exercise price of our stock options is equal to the average of the high and low trading prices on the date of grant, which may be higher or lower than the closing market price on the date of grant.

Annual Incentive Awards. The amounts shown for Annual Incentive Awards represent the threshold, target and maximum amounts of annual cash incentive compensation that, depending on performance results, might have been paid to each officer for 2008 performance. The actual amount paid for 2008 is shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. If employment is terminated due to death, disability, retirement or layoff during the year, the executive remains eligible under the award and, if the award is earned, will receive a prorated payout, based on the number of days employed during the year, at the same time payment is made to other participants. These awards may be deferred at the election of the executive. These awards are described in further detail under Compensation Discussion and Analysis beginning on page 34.

Performance Awards. The amounts shown for Performance Awards represent the threshold, target and maximum amounts that, depending on performance results, might be paid to each officer pursuant to Performance Awards granted in 2008. The Performance Awards shown are cash units that pay out based on the achievement of cumulative financial goals at the end of the three-year period ending December 31, 2010. Individual target awards are based on a multiple of base salary, which is then converted into a number of units. Each unit has an initial value of $100. The amount payable at the end of the three-year performance period may be anywhere from $0 below threshold to $25 at threshold, $100 at target and $200 at maximum per unit, depending on the Company’s performance against plan for the three-year period. If employment is terminated due to death, disability, retirement or layoff during the performance period, the executive remains eligible under the award and, if the award is earned, will receive a prorated payout, based on the number of full calendar quarters employed during the period, at the same time payment is made to other participants. The Compensation Committee has the discretion to pay these awards in cash, stock or a combination of both after the three-year performance period. These awards may be deferred at the election of the executive. The Performance Awards are described in further detail under Compensation Discussion and Analysis on page 35.

Stock Options. The amounts shown for Stock Options represent the number of nonqualified stock options granted to each officer in 2008, the option exercise price and the grant date fair value of the options determined in accordance with FAS 123R. The stock options vest over a period of three years, with 34% vesting on the first anniversary of the date of grant and 33% vesting on the second and third anniversaries of the date of grant. The exercise price per share is the Fair Market Value of Boeing stock on the date of grant. The options expire ten years after the date of grant. If an executive terminates for any reason, the non-vested portion of the stock option will not vest and all rights to the non-vested portion will terminate completely. Vested options are generally exercisable for 90 days after termination of employment, except for terminations due to death, disability, retirement or layoff, vested options remain exercisable for the earlier of five years or the end of the ten-year term of the option. The stock options are described in further detail under Compensation Discussion and Analysis beginning on page 35.

Matching Deferred Stock Units (MDSUs). The amounts shown for MDSUs represent the number of MDSUs awarded to the officer in the year and the grant date fair value of the MDSUs determined in accordance with FAS 123R. Under the MDSU program, which was discontinued in 2005, if an executive elected to defer certain compensation, including vested BSU or Performance Share awards, into Boeing deferred stock units (an unfunded stock unit account), the Company provides a 25% matching contribution when the awards vest that is paid out in stock, contingent on the executive’s staying with the Company until retirement. MDSUs earn dividend equivalents, which accrue in the form of additional MDSUs. Although the Company no longer grants BSUs and Performance Shares, and executives may make no new elections for MDSUs, executives who have previously elected to participate in the matching program will continue to receive MDSUs as and to the extent outstanding BSUs and Performance Shares vest. MDSUs are paid under the Company’s Deferred Compensation Plan for Employees, which is described in further detail under 2008 Nonqualified Deferred Compensation beginning on page 57. On March 11, 2008, 2,058 MDSUs were awarded to Mr. Albaugh and 991 MDSUs were awarded to Mr. Carson.

Employment Agreement With Mr. McNerney. The Company entered into an employment agreement with Mr. McNerney effective July 1, 2005 (which was amended and restated effective January 1, 2008 to conform with Section 409A of the Internal Revenue Code) providing for his employment as President and Chief Executive Officer of the Company and for his election as Chairman of the Board of Directors of the Company. The initial term of the agreement ended on July 1, 2008, but, beginning on July 1, 2006, the term automatically extends so that the remaining term is always two years. Either the Board of Directors or Mr. McNerney may give notice that the term will not be automatically extended. The agreement provides for an initial annual base salary of $1,750,000 and that Mr. McNerney will be eligible to participate in the Company’s annual incentive plan and other incentive compensation plans. Mr. McNerney received a base salary increase on March 1, 2008 from $1,855,000 to $1,930,000. He is eligible to earn an annual target incentive award measured against objective financial criteria of at least 170% of base salary, with a maximum annual incentive award of 230% of base salary and a potential reduced annual incentive award for achievements below target in accordance with the applicable annual incentive award plan. He participates in all Company long-term incentive programs extended to other senior executives at levels commensurate with his position.

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END

The following table provides information for each of the Company’s Named Executive Officers regarding outstanding stock options and unvested stock awards held by the officers as of December 31, 2008. Market values are presented as of the end of 2008 (based on the closing price of Boeing stock on December 31, 2008 of $42.67) for outstanding stock awards, which include 2008 grants and prior-year grants. Market values are not presented for stock options. The accumulated equity holdings reflect our long-term incentive structure, Company performance and an executive’s length of service. Performance Awards, which are cash-based, are not presented in this table.

	Option Awards							Stock Awards
		Number of Securities Underlying Unexercised Options (#)						Service-Based Equity Awards			Equity Incentive Plan Awards
Name	Grant Year	Exercisable		Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
W. James McNerney, Jr.
Equity Awards	—	—		—		—	—	144,600	(3)	6,170,082	—	—
Stock Options	2008	—		252,000	(4)	83.93	2/25/2018
	2007	73,100		141,900	(5)	89.65	2/26/2017
	2006	174,870		86,130	(6)	74.45	2/27/2016
	2004	1,680		720	(7)	43.12	5/03/2014
	2003	2,400	(8)	—		28.22	4/28/2013
	2002	3,000	(9)	—		44.13	4/29/2012
James A. Bell
Equity Awards	—	—		—		—	—	28,302	(10)	1,207,647	6,676	$284,865
Stock Options	2008	—		62,000	(11)	83.93	2/25/2018
	2007	17,680		34,320	(12)	89.65	2/26/2017
	2006	44,220		21,780	(13)	74.45	2/27/2016
	2003	10,000		0		26.88	4/21/2013
James F. Albaugh
Equity Awards	—	—		—		—	—	50,543	(14)	2,156,669	8,067	$344,219
Stock Options	2008	—		62,000	(11)	83.93	2/25/2018
	2007	17,680		34,320	(12)	89.65	2/26/2017
	2006	44,220		21,780	(13)	74.45	2/27/2016
	2003	3,352		0		26.88	4/21/2013
Scott E. Carson
Equity Awards	—	—		—		—	—	88,691	(15)	3,784,446	3,906	$166,669
Stock Options	2008	—		62,000	(11)	83.93	2/25/2018
	2007	17,680		34,320	(12)	89.65	2/26/2017
	2006	13,400		6,600	(16)	74.45	2/27/2016
J. Michael Luttig
Equity Awards	—	—		—		—	—	—		—	—	—
Stock Options	2008	—		18,150	(17)	84.96	4/28/2018
	2008	—		26,000	(18)	83.93	2/25/2018
	2007	12,920		25,080	(19)	89.65	2/26/2017
	2006	31,523		15,527	(20)	88.73	5/11/2016

(1)	The following table shows the aggregate number and value of unvested BSUs, Career Shares, Restricted Stock, Restricted Stock Units (RSUs) and MDSUs held by each of the officers as of December 31, 2008:

	Number of Shares or Units of Stock That Have Not Vested						Market Value of Shares or Units of Stock That Have Not Vested
Name	BSUs	Career Shares	Restricted Stock	RSUs	MDSUs	Total	BSUs	Career Shares	Restricted Stock	RSUs	MDSUs	Total
W. James McNerney, Jr.	0	0	144,600	0	0	144,600	$0	$0	$6,170,082	$0	$0	$6,170,082
James A. Bell	5,194	11,113	0	11,995	0	28,302	221,628	474,192	0	511,827	0	1,207,647
James F. Albaugh	6,544	22,990	0	0	21,009	50,543	279,232	980,983	0	0	896,454	2,156,669
Scott E. Carson	3,098	12,777	0	17,531	55,285	88,691	132,192	545,195	0	748,048	2,359,011	3,784,446
J. Michael Luttig	0	0	0	0	0	0	0	0	0	0	0	0

Awards Granted in Prior Years

Boeing Stock Units (BSUs). BSUs, which were awarded for years prior to 2006 in payment of a portion of the annual incentive award, are stock units that earn dividend equivalents, which are accrued in the form of additional BSUs each quarter. BSUs vest and are payable three years after the award or upon earlier retirement, or may be deferred, and are payable in either cash or stock at the election of the executive. Vesting of the BSUs will be fully accelerated if employment is terminated due to death, disability or layoff.

Career Shares. Career Shares, which were granted prior to 2006, are stock units that earn dividend equivalents, which accrue in the form of additional Career Shares. Career Shares vest upon termination of employment due to death, disability, retirement or layoff and are paid out in stock upon vesting.

Restricted Stock. Pursuant to his employment agreement, Mr. McNerney was granted 391,000 shares of restricted stock designed to compensate him for unvested equity awards he forfeited upon leaving 3M: (a) for forfeited stock options, restricted stock with vesting and restrictions lapsing in five equal annual installments beginning on May 10, 2006; (b) for forfeited restricted stock awards, restricted stock with vesting and restrictions lapsing in six equal annual installments beginning on January 1, 2006; and (c) for forfeited restricted stock awards, restricted stock with vesting and restrictions lapsing in three equal annual installments beginning on July 1, 2006. Vesting of the restricted stock will be fully accelerated if Mr. McNerney’s employment is terminated due to death, by the Company without cause or by Mr. McNerney with good reason before or after a change in control. Mr. McNerney will receive dividends in cash as and when declared and paid.

Restricted Stock Units (RSUs). RSUs granted to Mr. Bell in 2005 vested 50% three years after the grant date and the remaining 50% vests five years after the grant date. RSUs granted to Mr. Carson in 2006 vested 50% two years after the grant date and the remaining 50% vests three years after the grant date. Vesting of the RSUs will be fully accelerated if employment is terminated due to death, disability or layoff. The RSUs earn dividend equivalents, which are accrued in the form of additional RSUs each quarter, and are payable in stock.

Matching Deferred Stock Units (MDSUs). MDSUs were granted in 2008 and in prior years. They are described on page 48 in the narrative text following the 2008 Grants of Plan-Based Awards table.

(2)	The amounts reported in these columns for each officer represent unvested 2005 Performance Shares at the target payout number. Performance Shares, which were last granted in 2005, are contingent awards that vest in increments if the Company achieves specified stock price hurdles, with threshold, target and maximum levels, within five years from the date of grant. The size of the grant was determined by a multiple of salary depending on the executive’s pay grade. Performance Shares may vest at any time during the five-year period if the average daily closing price of Boeing stock on the NYSE over a 20-consecutive-day period achieves one of the specified hurdles. The total number of shares delivered by the end of the five-year cycle will range from 0% to 125% of the contingent grant, depending on the level of stock price performance achieved. Performance Shares earn dividend equivalents, which are accrued in the form of additional Performance Shares. Performance Shares and related dividend equivalents are distributed in Boeing stock on the date the specified performance hurdle is met and/or are deferred based on deferral elections that were in place prior to the granting of the award. If employment is terminated due to death, disability, retirement or layoff during the performance period, the executive remains eligible under the award and will receive payout in the same amount and at the same time payment would have been made had the executive not had a termination of employment.

The only remaining Performance Shares outstanding as of December 31, 2008 are 2005 Performance Shares that were granted on February 28, 2005 and expire on February 28, 2010. 90% of the 2005 Performance Shares have vested so far (out of a maximum of 125% possible vesting). The remaining stock price hurdles for 2005 Performance Shares are $106.42 (an additional 10% will vest), $111.74 (an additional 10% will vest), $117.06 (an additional 10% will vest) and $119.72 (an additional 5% will vest).

(3)	Reflects (a) 159,000 shares of restricted stock that vest in five equal annual installments beginning on May 10, 2006, of which 63,600 shares were unvested as of December 31, 2008; and (b) 162,000 shares of restricted stock that vest in six equal annual installments beginning on January 1, 2006, of which 81,000 shares were unvested as of December 31, 2008.

(4)	Unexercisable options vest in three annual installments: 85,680 options vested on February 25, 2009; 83,160 options to vest on each of February 25, 2010 and 2011.

(5)	Unexercisable options vest in two annual installments: 70,950 options vested on February 26, 2009; 70,950 options to vest on February 26, 2010.

(6)	Unexercisable options vest in one annual installment: 86,130 options vested on February 27, 2009.

(7)	2004 options received for service as a nonemployee director; 720 options to vest on May 3, 2009.

(8)	2003 options received for service as a nonemployee director.

(9)	2002 options received for service as a nonemployee director.

(10)	Reflects (a) 11,995 RSUs, which vest on August 29, 2010; (b) 5,194 BSUs, which vested on March 10, 2009; and (c) 11,113 Career Shares, which vest upon retirement. These numbers include additional stock units credited as a result of dividend equivalents earned with respect to the stock units.

(11)	Unexercisable options vest in three annual installments: 21,080 options vested on February 25, 2009; 20,460 options to vest on each of February 25, 2010 and 2011.

(12)	Unexercisable options vest in two annual installments: 17,160 options vested on February 26, 2009; 17,160 options to vest on February 26, 2010.

(13)	Unexercisable options vest in one annual installment: 21,780 options vested on February 27, 2009.

(14)	Reflects (a) 6,544 BSUs, which vested on March 10, 2009; (b) 22,990 Career Shares, which vest upon retirement; and (c) 21,009 MDSUs, which vest upon retirement. These numbers include additional stock units credited as a result of dividend equivalents earned with respect to the stock units.

(15)	Reflects (a) 17,531 RSUs, which vest on September 12, 2009; (b) 3,098 BSUs, which vested on March 10, 2009; (c) 12,777 Career Shares, which vest upon retirement; and (d) 55,285 MDSUs, which vest upon retirement. These numbers include additional stock units credited as a result of dividend equivalents earned with respect to the stock units.

(16)	Unexercisable options vest in one annual installment: 6,600 options vested on February 27, 2009.

(17)	Unexercisable options vest in three annual installments: 6,171 options to vest on April 28, 2009; 5,989 options to vest on April 28, 2010; 5,990 options to vest on April 28, 2011.

(18)	Unexercisable options vest in three annual installments: 8,840 options vested on February 25, 2009; 8,580 options to vest on each of February 25, 2010 and 2011.

(19)	Unexercisable options vest in two annual installments: 12,540 options vested on February 26, 2009; 12,540 options to vest on February 26, 2010.

(20)	Unexercisable options vest in one annual installment: 15,527 options to vest on May 11, 2009.

2008 OPTION EXERCISES AND STOCK VESTED

The following table provides information for each of the Company’s Named Executive Officers regarding vesting of stock awards during 2008. There were no exercises of stock options by our Named Executive Officers in 2008.

		Stock Awards
Name	Type of Award	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

W. James McNerney, Jr.	Restricted Stock	82,133	$6,562,525

James A. Bell	BSUs	6,252	463,115
	RSUs	11,720	781,796

James F. Albaugh	BSUs	8,233	609,853

Scott E. Carson	BSUs	3,964	293,616
	RSUs	17,348	1,085,278

J. Michael Luttig	N/A	—	—

(1)	Stock awards that vested in 2008 include BSUs granted in 2005 and RSUs granted in 2005 and 2006. BSU amounts shown for Messrs. Albaugh and Carson were deferred at each officer’s election. Restricted stock and RSU amounts shown for the executives include amounts surrendered by the executive to the Company for payment of income tax withholding associated with the vesting.

(2)	For restricted stock, the value realized is based on the closing price of the underlying stock on the vesting date. For BSUs and RSUs, the value realized is based on the Fair Market Value of the underlying stock on the vesting date.

2008 PENSION BENEFITS

The following table provides information as of December 31, 2008 (the pension measurement date for purposes of the Company’s 2008 financial statements) for each of the Company’s Named Executive Officers regarding the actuarial present value of the officer’s total accumulated benefit under each of the Company’s defined benefit plans, the Pension Value Plan and the Supplemental Executive Retirement Plan. This benefit is payable only in the form of a monthly annuity. For Mr. McNerney, the table also includes the actuarial present value of his retirement benefit under his employment agreement in the form of a 15-year certain annuity. For Mr. Luttig, the table also includes the actuarial present value of his retirement benefit under his supplemental pension agreement in the form of a lump sum. The actuarial values were determined using interest rate and mortality rate assumptions consistent with those used in the Company’s 2008 financial statements.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
W. James McNerney, Jr.	Pension Value Plan	3.51	$97,494	$0
	SERP	3.51	2,090,894	0
	Employment Agreement	3.00	18,090,541	0

James A. Bell	Pension Value Plan	37.75	1,080,987	0
	SERP	37.75	7,333,773	0

James F. Albaugh	Pension Value Plan	24.67	603,355	0
	SERP	24.67	6,075,191	0

Scott E. Carson	Pension Value Plan	36.86	999,834	0
	SERP	36.86	6,427,746	0

J. Michael Luttig	Pension Value Plan	2.64	69,732	0
	SERP	2.64	313,130	0
	Supplemental Pension Agreement	2.64	1,300,276	0

(1)	Credited service for purposes of calculating benefits under the Pension Value Plan and the SERP (called “benefit service” under the plans) is counted in the same manner and determined pursuant to such plans uniformly for all plan participants. The years of Company service for each officer for the Pension Value Plan and SERP are as follows: Mr. McNerney, three years; Mr. Bell, 36 years; Mr. Albaugh, 33 years; Mr. Carson, 36 years; and Mr. Luttig, two years. The credited service is slightly higher than years of Company service for each officer (except Mr. Albaugh) for reasons such as service counting methods and the transition of benefits from the Company’s Employee Retirement Plan to the Pension Value Plan, which provided up to one year of additional credited service. Mr. Albaugh’s credited service is less than his years of Company service because for part of his Company service he, in connection with a government contract, participated in a pension plan that is not currently sponsored by the Company. Under the terms of Mr. McNerney’s employment agreement, described below, his years of credited service for purposes of the supplemental retirement benefits under such employment agreement are counted from January 1, 2006. Under the terms of Mr. Luttig’s supplemental pension agreement, described below, he becomes vested in a supplemental retirement benefit after three years of service with the Company. Granting extra years of credited service under the SERP requires the approval of the Compensation Committee of the Board of Directors.

(2)

The amounts reported in this column for each officer were calculated assuming no future service or pay increases. Present values were calculated assuming no pre-retirement mortality or termination. The values under the Pension Value Plan and the SERP are the actuarial present values as of December 31, 2008 of the benefits earned as of that date and payable at age 65 for the Pension Value Plan and age 62 (or current age, if older) for the SERP. The discount assumption is 6.10% for the Pension Value Plan and 6.10% for the SERP. The post-retirement mortality assumption of the Pension Value Plan is RP 2000 sex-specific mixed-collar, projected to 2015 using scale AA, and for the SERP is RP 2000 sex-specific white-collar, projected to 2015 using scale AA. The value set forth for Mr Luttig’s supplemental pension agreement retirement benefit is a lump sum payable at age 65, and the value set forth for Mr. McNerney’s employment agreement retirement benefit is a 15-year certain annuity commencing at age 62. Both are discounted with the same interest rate used for the SERP. In order to determine the change in pension values for the Summary Compensation Table on page 44, the values of the Pension Value Plan, the SERP, Mr. Luttig’s supplemental pension agreement retirement benefit and Mr. McNerney’s employment agreement retirement benefit were also calculated as of September 30, 2007 for the benefits earned as of that date. The discount assumption used for the Pension Value Plan was 6.30%. The discount assumption used for the SERP, Mr. Luttig’s supplemental pension agreement retirement benefit and Mr. McNerney’s employment agreement retirement benefit was 6.20%, which was the assumption used for financial reporting purposes for 2007. On the measurement date in 2007, Mr. McNerney’s benefit was payable as a lump sum, but in December 2007, Mr. McNerney elected to receive his employment agreement retirement benefit in 15 annual installments (a “15-year certain annuity”). Therefore, the value set forth for Mr. McNerney’s employment agreement retirement benefit for 2007 was based on a lump sum payable at age 62, rather than a 15-year certain annuity that was used for the December 31, 2008 measurement. Other assumptions used to determine the value as of September 30, 2007 were the same as those used for December 31, 2008. The assumptions reflected in this footnote are the same as the ones used for the Pension Value Plan and the SERP for financial reporting purposes.

For all participants in the Pension Value Plan and the SERP, the life annuity is the normal form of payment for unmarried participants, and a 50% joint and survivor benefit is the normal form of payment for those who are married at the time of benefit commencement; alternative annuity forms may also be available. For Mr. McNerney, the employment agreement retirement benefit shown in the table is the discounted 15-year certain annuity commencing at age 62. For Mr. Luttig, the supplemental pension agreement retirement benefit shown in the table is the discounted lump sum payable at age 65. The benefits shown in the table are not subject to any deduction for Social Security benefits.

Pension Value Plan

Under the Pension Value Plan, each year a bookkeeping account in a participant’s name is credited with an amount equal to a percentage of the participant’s annual salary and annual incentive compensation depending on the participant’s age, ranging from 3% for those younger than age 30 to 11% for those age 50 and older. Each of the Named Executive Officers is older than age 50. Each participant’s account also receives interest credits based on the yield of the 30-year U.S. Treasury bond in effect during November of the previous year, except that the rate may be no lower than 5.25% or higher than 10%. Benefits are earned after one year of service, which is retroactively credited upon completion. Benefits generally vest after three years of service or, if earlier, when a participant reaches age 62. When a participant retires, the amount credited to the participant’s account is converted into an annuity by dividing the account balance by a fixed factor of 11 in order to determine the annual benefit for employees retiring from active employment. If a participant terminates employment with a vested benefit before becoming eligible for retirement, annuity benefits can begin on or after age 55. However, the factor used to determine the annuity is 0.4 higher (and therefore the benefit is lower) for each year before age 65 that the benefit commences. For example, the factor for benefit commencement at age 60 for a participant whose employment terminates before retirement is 13 rather than 11.

In addition, certain benefits earned by participants under prior retirement plans of Boeing and McDonnell Douglas calculated as of December 31, 1998 were transferred to the Pension Value Plan when it became effective as of January 1, 1999. Certain benefits earned by participants under prior retirement plans of Boeing North American were also transferred as of July 1, 1999. These benefits will increase each year at the same rate the participant’s salary increases, and the benefits retain early retirement subsidies. At retirement, participants will receive these benefits in addition to the Pension Value Plan annuity described above.

Supplemental Executive Retirement Plan

Total pension benefits for the Named Executive Officers are determined under a combination of the SERP, which is a nonqualified defined benefit plan, and the Company’s qualified Pension Value Plan, which provides income continuation for employees through a qualified defined benefit plan whose benefits are limited by applicable federal tax laws and regulations. The remainder of the Pension Value Plan benefit will be paid under the SERP, which provides an excess benefit equivalent to what the Pension Value Plan would pay without limitation by applicable federal tax laws and regulations. For executives hired before January 1, 2008, the SERP pays the greater of the excess benefit or a supplemental target benefit that may enhance the benefits received under the Pension Value Plan. Retired executives’ tax-qualified benefits are pre-funded and are paid out of the assets of the qualified plan; however, nonqualified benefits are not pre-funded and are paid out of the Company’s general assets. For employees hired or rehired on or after January 1, 2008, the SERP will provide only an excess benefit.

As discussed under Compensation Discussion and Analysis on pages 37 and 38, the Compensation Committee amended the SERP to eliminate the supplemental target benefit for employees hired or rehired on or after January 1, 2008. For these employees, the SERP will provide only an excess benefit.

Under the SERP, credited service is the same as the credited service recognized under the Pension Value Plan. Supplemental pension benefits are based on years of Pension Value Plan credited service times 1.6% of average annual compensation for the five consecutive years of employment with the highest base compensation and the five consecutive years of employment with the highest incentive awards. For the NEOs, this typically has been the average annual compensation over the last five years of employment. Compensation includes annual salary plus annual incentive compensation and does not include any other forms of remuneration. The supplemental target benefit formula is limited to 100% of a participant’s annual salary at termination and is reduced by the amount of qualified benefits received under the Pension Value Plan. Supplemental pension benefits vest at the later of being vested in the Pension Value Plan or 36 consecutive months on the executive payroll. The SERP benefits are subject to forfeiture if the executive leaves the Company to work in a capacity that is determined to be in competition with a significant aspect of the Company’s business, or commits one of a number of felonies against the Company or the Company’s interests. SERP benefits accrued after 2007 are also subject to forfeiture if the executive solicits or attempts to solicit the Company’s employees, representatives or consultants to work for the executive or a third party without the Company’s consent, or if the executive disparages the Company, its products or employees.

Early Retirement

Pension benefits generally are reduced for early retirement by a certain percentage from the amount that would have been paid upon benefit commencement at normal retirement age. This is to account for early commencement of the benefit, which results in additional years of benefit payment. The Pension Value Plan has early retirement eligibility provisions and early retirement reduction factors that apply in the same manner to executives (including the Named Executive Officers) and to other employees. This section describes those provisions and factors that apply to the Named Executive Officers based on their age and years of service and the applicable provisions of prior plans. For early retirement (prior to age 65), the Pension Value Plan benefit is based on the balance as of that early retirement age and does not reflect the future interest credits that would have been earned through age 65.

The Pension Value Plan benefits earned under prior Boeing plans by Messrs. Bell, Albaugh, and Carson are reduced 2% for each year the employee retires prior to age 60. Messrs. Bell’s and Albaugh’s Pension Value Plan benefits earned under prior Boeing North American plans are unreduced if their combined age and service equals 85 or more years; otherwise benefits are reduced 6% for each year the employee retires prior to age 60.

Under the SERP, the supplemental target benefit is reduced 3% for each year the employee retired prior to reaching age 62 and 6% for each year the benefit commenced prior to age 65 if the employee terminated employment prior to being eligible for retirement; otherwise, payments and benefits for early retirement are calculated the same as normal retirement benefits, as described above.

Messrs. Bell, Albaugh and Carson are eligible for early retirement benefits under the Pension Value Plan and the SERP based on their being at least age 55 with ten years of vesting service or at least 62 with one year of service at termination. Messrs. McNerney and Luttig are not currently eligible for early retirement. Vesting service is the service used under the Pension Value Plan and the SERP to determine eligibility for benefits, including eligibility for early retirement benefits.

Estimated SERP benefits that could be paid as a result of various terminations as of December 31, 2008 are shown under Table II—Estimated Potential Annual Supplemental Executive Retirement Plan (SERP) Payments Upon Termination on page 64.

Employment Agreement Retirement Benefit

Mr. McNerney’s employment agreement requires the Company to provide Mr. McNerney supplemental retirement benefits designed to compensate him for benefits provided by 3M that he forfeited. Pursuant to the agreement, he has a “target benefit” calculated as a straight-life annuity commencing at age 62 payable from Boeing (including qualified pension benefits, nonqualified pension benefits and the employment agreement) that is offset by pension benefits payable by previous employers, 3M and General Electric. This target benefit begins at 25% of the highest average annual compensation (annual salary plus annual incentive compensation) and increases 5% per year of service until after five years of service. The target benefit is 50% of the highest average annual compensation. The average annual compensation is calculated based on the General Electric plan rules as of December 31, 2000 and is the highest three years out of ten including compensation at prior employers. For service accrued through December 31, 2008, the target benefit was $2,346,821 per year. The present value of the accumulated benefit was payable as a 15-year certain annuity (assuming Pension Benefit Guaranty Corporation interest and UP 84 mortality rates) on the assumed date of December 31, 2008 or an earlier change in control. As described above, pursuant to his election made in December 2007, the benefit will be payable in 15 annual installments, beginning on the date of Mr. McNerney’s termination of employment or an earlier change in control or such later date as required by Section 409A of the Internal Revenue Code. The supplemental retirement benefit is 100% vested as it is earned.

Supplemental Pension Agreement Retirement Benefit

Pursuant to a supplemental pension agreement between the Company and Mr. Luttig, Mr. Luttig is paid a lump sum at the earlier of termination or age 65 that is the actuarial equivalent of a 20-year certain and continuous annuity of $225,000 per year that commences at age 65. The value of the lump sum is based on the same interest and mortality assumptions that are used for lump-sum payments in the Pension Value Plan. The benefit is forfeited if Mr. Luttig voluntarily leaves the company or is terminated for cause within three years of commencing his employment. If at any time Mr. Luttig is laid off, becomes unable to work due to disability, or dies, the benefit remains payable.

2008 NONQUALIFIED DEFERRED COMPENSATION

Deferred Compensation Plan

The Company’s Deferred Compensation Plan for Employees is a nonqualified, unfunded defined contribution plan under which eligible executives may defer up to 50% of base salary, up to 100% of annual incentive awards and up to 100% of Performance Awards. For compensation granted or earned prior to 2006, executives could also defer up to 100% of Performance Shares and Boeing Stock Units, and executives who made deferrals into a Boeing Stock Unit account receive a Company matching contribution of an additional 25% of Matching Deferred Stock Units, as described on page 48.

Deferred compensation investment elections available under the Deferred Compensation Plan include an interest-bearing account, a Boeing Stock Unit account and 17 other notional investment funds that are also available to employees under the Voluntary Investment Plan (a 401(k) plan). The interest-bearing account is credited with interest daily during the calendar year at a rate that is equal to the mean between the high and the low yields on AA-rated industrial bonds as reported by Moody’s Investors Service, Inc. during the first eleven months of the preceding year, rounded to the nearest 1/4 of 1 percent. The rate was 6.00% for 2008 and is 6.25% for 2009. Executives may change how deferrals are invested in the funds at any time, subject to insider trading rules and other Deferred Compensation Plan restrictions that limit the transfer of funds into or out of Boeing stock. Matching Deferred Stock Units and certain Performance Shares must remain invested in Boeing stock.

Executives choose how and when to receive payments under the Deferred Compensation Plan, and must make separate choices for their Matching Deferred Stock Unit balances, if any, and for the rest of the money in their Deferred Compensation Plan accounts. Executives have the flexibility to choose the same or different payment start dates and distribution options for their Matching Deferred Stock Units and for all the other money in their accounts. The distribution options available to executives include either a lump-sum payment or annual, fractional payments spread over two to up to 15 years. Annual payments are calculated based on the number of years of remaining payments. Contributions relating to Matching Deferred Stock Units and certain Performance Shares are paid in stock, and all other contributions are paid in cash. Payments to an executive under the Deferred Compensation Plan begin on the later of (a) the January following the age the executive elected or (b) the January after the executive separates from service with the Company, as defined in the Deferred Compensation Plan (generally, when the executive’s employment with the Company ends).

Supplemental Benefit Plan

The Company’s Supplemental Benefit Plan is intended to supplement the retirement benefits of eligible executives to the extent that their benefits under the Company’s 401(k) plan are curtailed by legislation limiting contributions to the 401(k) plan and the earnings that may be considered in computing benefits under the 401(k) plan. The Internal Revenue Code currently caps certain contributions to an executive’s 401(k) plan accounts, such as Company matching contributions, before-tax contributions made by the Company at the request of the participating executive and executive after-tax contributions. The Internal Revenue Code also caps the amount of compensation that may be considered when determining an executive’s retirement benefits under the Company’s 401(k) plan. The Supplemental Benefit Plan is therefore intended to pay, out of the general assets of the Company, an amount substantially equal to the difference between the amount actually allocated to an eligible executive’s account under the Company’s 401(k) plan and the amount that, in the absence of such limiting legislation, would have been allocated to the executive’s account as before-tax contributions plus the Company’s matching contributions.

Deferred compensation under the Supplemental Benefit Plan is currently invested in an interest-bearing account that is credited with interest monthly during the calendar year at a rate that is equal to the mean between the high and the low yields on AA-rated industrial bonds as reported by Moody’s Investors Service, Inc. during the first eleven months of the preceding year, rounded to the nearest 1/4 of 1 percent. The rate was 6.00% for 2008 and is 6.25% for 2009. Beginning on January 1, 2009, executives may also choose to have deferrals under the Supplemental Benefit Plan invested in a Boeing Stock Unit Account and the notional investment funds that are also available to employees under the Voluntary Investment Plan (a 401(k) plan) (other than the Boeing Stock Fund and the Stable Value Fund). Also beginning on January 1, 2009, interest on the interest-bearing account will be credited daily, and executives may change how deferrals are invested in the funds at any time.

The distribution options available to executives under the Supplemental Benefit Plan include either a lump-sum payment or annual, fractional payments spread over two to up to 15 years. Annual payments are calculated based on the number of years of remaining payments. Payments to an executive under the Supplemental Benefit Plan (which will be either one lump-sum payment or annual, fractional payments based on the executive’s election) begin on the later of (a) the January following the age the executive elected or (b) the January after the executive separates from service with the Company, as defined in the Supplemental Benefit Plan (generally, when the executive’s employment with the Company ends).

The following table provides information for each of the Company’s Named Executive Officers regarding aggregate officer and Company contributions and aggregate earnings for 2008 and year-end account balances under the Deferred Compensation Plan, the Supplemental Benefit Plan, and other nonqualified deferred compensation arrangements described below. As of December 31, 2008, Messrs. McNerney and Bell had not elected to participate in the Deferred Compensation Plan.

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)(4)
W. James McNerney, Jr.(5)	Deferred Compensation Plan	$0	$0	$0	$0	$0
	Supplemental Benefit Plan	134,823	101,117	33,787	0	726,615
	Deferred Compensation Plan for Directors	0	0	(534,230)	0	523,805
	Total	134,823	101,117	(500,443)	0	1,250,420
James A. Bell	Deferred Compensation Plan	0	0	0	0	0
	Supplemental Benefit Plan	46,092	34,569	21,718	0	429,906
	Total	46,092	34,569	21,718	0	429,906
James F. Albaugh(6)	Deferred Compensation Plan	609,853	152,463	(3,641,973)	0	17,372,486
	Supplemental Benefit Plan	57,694	43,271	54,254	0	1,001,193
	Special Retention Deferral	0	0	17,598	0	302,923
	Total	667,547	195,734	(3,570,120)	0	18,676,602
Scott E. Carson	Deferred Compensation Plan	293,616	73,404	(11,853,789)	0	11,685,914
	Supplemental Benefit Plan	51,478	30,887	34,429	0	650,406
	Total	345,094	104,291	(11,819,360)	0	12,336,320
J. Michael Luttig	Deferred Compensation Plan	353,609	0	(92,279)	0	261,330
	Supplemental Benefit Plan	95,444	28,633	6,158	0	194,472
	Total	449,053	28,633	(86,121)	0	455,802

(1)	The amount reported in this column for each officer reflects elective deferrals of salary and BSU awards.

(2)	The amount reported in this column for each officer reflects Company matches under the Supplemental Benefit Plan. For Messrs. Albaugh and Carson, the amount reported in this column also includes $152,463 and $73,404, respectively, reported as MDSU grants in the 2008 Grants of Plan-Based Awards table.

(3)	The amount reported in this column for each officer reflects dividends on deferred stock units and appreciation or depreciation in the market value of the underlying stock, interest credited on interest account holdings and change in value of other investment holdings.

(4)	Of the amounts in this column, the following amounts have also been reported in the Summary Compensation Table for 2008, 2007 and 2006:

Name	Plan Name	Reported for 2008 ($)	Previously Reported for 2007 ($)	Previously Reported for 2006 ($)	Total ($)
W. James McNerney, Jr.	Supplemental Benefit Plan	235,940	220,511	214,200	670,651
James A. Bell	Supplemental Benefit Plan	80,661	75,021	65,908	221,590
James F. Albaugh	Supplemental Benefit Plan	100,965	93,982	90,408	285,355
Scott E. Carson	Supplemental Benefit Plan	82,365	78,097	—	160,462
J. Michael Luttig	Deferred Compensation Plan	353,609	—	—	353,609
	Supplemental Benefit Plan	124,077	—	—	124,077
	Total for Mr. Luttig	477,686	—	—	477,686

(5)	The amounts reported for Mr. McNerney include earnings of $(534,230) and a balance of $523,805 in the Deferred Compensation Plan for Directors resulting from deferrals made when Mr. McNerney served as a nonemployee director of the Company from 2001 through July 1, 2005. The Deferred Compensation Plan for Directors is described in more detail following the 2008 Director Compensation Table under the heading “Deferred Compensation” on page 24.

(6)	The amounts reported for Mr. Albaugh include earnings of $17,598 and a balance of $302,923 in a Special Retention Deferral account resulting from a special retention award that Mr. Albaugh received in 1998 for remaining with the Company after its acquisition in 1996 of certain Rockwell International aerospace and defense businesses.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Table I below, captioned “Estimated Potential Incremental Payments Upon Termination or Change in Control,” reflects the estimated amount of incremental compensation payable to each of Messrs. McNerney, Bell, Albaugh, Carson and Luttig upon termination of the officer’s employment in the event of (i) a termination by the Company without cause or by the officer for good reason that is not in connection with a change in control; (ii) a termination by the Company without cause or by the officer for good reason in connection with a change in control; (iii) layoff; (iv) retirement; (v) disability; or (vi) death. The amounts shown assume that the termination was effective as of December 31, 2008 and that the price of Boeing stock on which certain of the calculations are made was the closing price of $42.67 on that date. These amounts are estimates of the incremental amounts that would be paid out to the officer upon such terminations. The actual amounts to be paid out can only be determined at the time of the officer’s termination of employment or at the end of the incentive plan performance period.

Payments Made Upon Termination

Regardless of the manner in which a Named Executive Officer’s employment terminates, the officer is entitled to receive amounts earned during the term of employment. These amounts, which are not included in Table I, include:

•	Amounts contributed under the Company’s qualified and nonqualified deferred compensation plans; and

•	Amounts accrued and vested through the Company’s Pension Value Plan and the SERP.

In addition, amounts earned under the 2006-2008 Performance Awards, which are reported in the Summary Compensation Table on page 44 and note (4) thereto, are excluded from Table I. If a Named Executive Officer had terminated employment as of December 31, 2008 by reason of retirement, layoff, disability, or death, the full amount of the 2006-2008 Performance Award would have been payable, but if the Named Executive Officer had terminated for any other reason, such Performance Award would have been forfeited.

Payments Made Upon Retirement

In the event of the retirement of the Named Executive Officers who are retirement-eligible (Messrs. Bell, Albaugh and Carson), in addition to the items identified above, the officer will receive the estimated incremental benefits reflected in Table I as a result of the following:

•	For stock options granted prior to 2006, accelerated vesting of unvested options;

•	Vesting and payment of Career Shares;

•	Vesting of MDSUs;

•	Accelerated vesting of unvested BSUs;

•

Continued eligibility for Performance Awards, which will continue to remain outstanding until the end of the respective three-year performance period and will be paid pro rata to the extent earned after the end of the performance period based on the number of full calendar quarters worked during the performance period;

•

Continued eligibility for Performance Shares, which will continue to remain outstanding until the end of the five-year cycle and will be paid to the extent earned in the same amount and at the same time as payment would have been made if the officer had not terminated employment; and

•

Pro rata payment of annual incentive awards, which will be paid in the year following retirement to the extent earned based on the number of days worked during the year. The Annual Incentive Awards earned and paid for 2008 performance, which are reported in the Summary Compensation Table on page 44, are not included in Table I because as of December 31, 2008, the amounts had been earned.

Payments Made Upon Disability or Death

In the event of the disability or death of a Named Executive Officer, in addition to the benefits listed under the above two headings, the officer will receive benefits under the Company’s disability plan available generally to all salaried employees or the Company’s executive life insurance plan. The disability insurance amounts are not reflected in Table I. The Company’s executive officers, including the Named Executive Officers, receive a life insurance benefit that is equal to three times annualized salary. (Mr. McNerney would receive different life insurance benefits under his employment agreement described below). This life insurance benefit is reflected in Table I.

Payments Made Upon Layoff

Executive Layoff Benefit Plan. The Company’s Named Executive Officers, other than Mr. McNerney, are eligible to participate in the Boeing Executive Layoff Benefit Plan (the “Layoff Plan”), which is an ongoing layoff benefits program for all executives who are involuntarily laid off from the Company. Benefits under the Layoff Plan are provided when an executive-level position is eliminated by the Company, the executive does not become employed elsewhere within the Company, and the executive is involuntarily laid off. If a layoff occurs because of a merger, sale, spin-off, reorganization or similar transfer of assets or stock, or because of a change in the operator of a facility or a party to a contract or an outsourcing of work, the executive is eligible for benefits under the Layoff Plan unless the executive either (i) continues in equivalent employment in the case of a stock sale or similar transaction or (ii) rejects an offer of equivalent employment with the new employer. “Equivalent employment” means employment that is at no less than 90% of the executive’s pre-layoff salary and target incentive compensation and is located within 70 miles of the executive’s pre-layoff work location.

Eligible participants under the Layoff Plan receive a layoff benefit equal to one year of base salary at the time of layoff, plus the employee’s annual target incentive compensation, multiplied by the Company’s actual performance score (which was 0.6 for 2008) for the year during which the layoff event occurs, minus, if applicable, the total of all payments made, or to be made, pursuant to any individual employment, separation or severance agreement. Amounts payable under the Layoff Plan are included in Table I, except that Mr. McNerney will not receive benefits under the Layoff Plan because of the benefits he will receive under his employment agreement described below.

The Layoff Plan does not provide enhanced change-in-control benefits or tax gross-ups.

Other Layoff Benefits. Certain other compensation programs and awards provide additional layoff benefits, which are included in Table I, as follows:

•	Accelerated vesting of certain service-based equity awards, including BSUs, Career Shares, RSUs and MDSUs;

•	Accelerated vesting of stock options granted prior to 2006;

•

Continued eligibility for annual incentive compensation pro rata based on the number of days employed during the year (an amount for this benefit is not included in Table I because as of December 31, 2008, the amount had been earned);

•	Continued eligibility to participate in vesting of Performance Shares (if the specified price goals are achieved);

•	Continued eligibility to participate pro rata in Performance Awards based on the number of full calendar quarters employed;

•

Continued eligibility for certain health and welfare benefits (paid by the Company through the end of the month of termination; thereafter, access under the Consolidated Omnibus Budget Reconciliation Act (COBRA) is provided but not paid for; no amount is shown in Table I); and

•	Continued eligibility for tax preparation services, as well as eligibility for outplacement services.

Payments Made Pursuant to Mr. McNerney’s Employment Agreement

Mr. McNerney’s employment agreement provides for the following benefits, which are included in Table I.

Upon termination by the Company without cause or by Mr. McNerney for good reason, Mr. McNerney will receive severance benefits as follows:

•	(i) Full vesting of restricted stock awards granted pursuant to Mr. McNerney’s employment agreement;

•	(ii) Supplemental retirement benefit accrued to date, with additional credit for supplemental retirement credited service for the severance period; and

•

(iii) Severance and any welfare benefit continuation provided in accordance with any Company plan, but no less than (a) two times the sum of Mr. McNerney’s base salary plus his then-current target bonus (annual incentive) amount; (b) a lump-sum cash payment equal to the product of 24 multiplied by the premium amount charged by the Company in providing continued medical benefit coverage under

COBRA; and (c) a pro rata bonus (annual incentive) for the termination year based on actual performance for the year. An amount for the benefit specified in subclause (c) is not included in Table I because as of December 31, 2008, the amount had been earned. The benefits specified in this clause (iii) do not apply in the case of any termination of Mr. McNerney’s employment at or after he reaches age 62.

Upon a termination of employment by the Company without cause or by Mr. McNerney for good reason in contemplation of or within two years after a change in control in which severance would be payable as described above, Mr. McNerney will receive change-in-control benefits as described above regarding severance, except that:

•	“Three” will be substituted for “two” in subclause (iii)(a) above;

•	“36” will be substituted for “24” in subclause (iii)(b) above; and

•	Mr. McNerney will receive additional credit for supplemental retirement credited service for the severance period.

The agreement does not provide for tax gross-ups.

Upon completion of five years of continuous employment with the Company, Mr. McNerney will be deemed “retiree eligible” under all welfare benefit, equity and other incentive plans and programs applicable to the Company’s senior executives. During the term of the employment agreement, the Company will provide Mr. McNerney with universal life insurance with a death benefit of at least $16,400,000, at a premium level not to exceed $262,937 annually. Under Mr. McNerney’s employment agreement, a “change in control” is the first to occur of any of the following events: (i) any person becomes the beneficial owner of more than 30% of the outstanding securities of Boeing; (ii) the incumbent directors (including those nominees subsequently nominated or elected by incumbent directors) cease for any reason to constitute at least a majority of the Board of Directors; (iii) consummation of a reorganization, merger, consolidation, sale or other disposition of at least 80% of the assets of the Company, unless the beneficial shareholders of the Company immediately prior to the transaction retain at least 50% of the combined voting power of the outstanding shares entitled to vote on director elections; or (iv) approval by shareholders of a complete liquidation or dissolution of the Company.

“Good reason” is defined in the agreement to include: (i) any material adverse change in Mr. McNerney’s status, responsibilities or perquisites; (ii) any diminution in his titles; (iii) any failure to nominate or elect him as Chief Executive Officer, Chairman of the Board or a director; (iv) causing or requiring him to report to anyone other than the Board; (v) assigning to him duties materially inconsistent with his positions and duties described in the agreement or the Company’s giving a notice terminating the renewal feature of the agreement; (vi) the Company’s failure to assign the agreement to a successor to the Company or failure of a successor to the Company to explicitly assume and agree to be bound by the agreement; or (vii) requiring him to be principally based at any office or location more than 30 miles from the current corporate offices of the Company in Chicago, Illinois.

“Cause” is defined in the agreement to include: (i) conviction of a felony, or a misdemeanor (excluding a petty offense) involving fraud, dishonesty or moral turpitude; (ii) a material breach of the agreement that is not cured within ten days after receiving notice from the Board; (iii) willful or intentional material misconduct in the performance of the duties under the agreement, including a material breach of the Company’s Code of Conduct that is willful or intentional material misconduct; or (iv) willful or intentional failure to materially comply with a specific, written direction of the Board that is consistent with normal business practice, not inconsistent with the agreement and not unlawful or unethical. Cause does not include bad judgment, negligence or any act or omission believed to be in good faith or to have been in or not opposed to the interest of the Company.

As described under the 2008 Pension Benefits table on page 53, Mr. McNerney’s employment agreement provides Mr. McNerney with certain supplemental retirement benefits if his employment terminates for any reason. If Mr. McNerney’s employment had so terminated on December 31, 2008, entitling him to a supplemental retirement benefit, he (or his beneficiary) would have been entitled to 15 annual payments (calculated based on the annuity conversion basis set forth in his employment agreement) of $1,875,941. Table I sets forth an estimate of the present value of the incremental payments available under his supplemental retirement benefit if Mr. McNerney’s employment had been terminated on December 31, 2008 by the Company without cause or by Mr. McNerney for good reason before or after a change in control.

Estimated Potential Payments Presented in Table I

Table I below presents estimated incremental compensation payable to each of the Company’s Named Executive Officers as described above. The estimated incremental compensation is presented in the following benefit categories:

•

Cash severance: multiple of salary and target annual incentive (for Named Executive Officers other than Mr. McNerney, multiplied by the 2008 Company performance score of 0.6); does not reflect salary paid or annual incentive compensation earned and paid for 2008 performance;

•	Service-based equity awards: market value, as of December 31, 2008, of unvested equity awards that would vest; includes BSUs, Career Shares, restricted stock, RSUs and MDSUs;

•

Performance Shares: market value, as of December 31, 2008, of unvested Performance Shares that would continue to be eligible to vest (if specified price goals were achieved resulting in the target number of shares being earned) following the termination; actual amount earned, if any, is not determinable until vesting occurs;

•	Stock options: in-the-money value, as of December 31, 2008, of unvested stock options granted prior to 2006 that would vest;

•

Performance Awards: value of the 2007 Performance Awards (reflects two-thirds of the award assuming target performance) that is payable in early 2010, following the end of the 2007 to 2009 performance period, and of the 2008 Performance Awards (reflects one-third of the award assuming target performance) that is payable in early 2011, following the end of the 2008 to 2010 performance period;

•

Employment agreement retirement benefit: estimated present value of Mr. McNerney’s additional retirement benefit payable pursuant to his employment agreement as a 15-year certain annuity following the termination;

•

Supplemental pension agreement retirement benefit: lump-sum value of Mr. Luttig’s additional retirement benefit payable pursuant to his supplemental pension agreement as a lump sum following termination due to disability or layoff (or payable to his spouse in the event of his death). Mr. Luttig also would be entitled to six months of interest due to a mandatory delay in payment under Section 409A of the Internal Revenue Code following termination due to disability or layoff. Table I sets forth an estimate of the present value of the incremental payments available under Mr. Luttig’s supplemental pension agreement if his employment had been terminated on December 31, 2008 due to layoff, disability or death;

•	Lump-sum cash payment for COBRA coverage: estimated value of lump-sum payment for Mr. McNerney to provide continued medical benefit coverage under COBRA following the termination;

•

Life insurance benefits: for all Named Executive Officers, the face value of executive life insurance payable following an executive’s death (includes supplemental life insurance payable to Mr. McNerney per his employment agreement);

•	Tax preparation: estimated value of continuation of this benefit; and

•	Outplacement services: estimated potential value of this service following the termination.

TABLE I

Estimated Potential Incremental Payments Upon Termination or Change in Control

Name and Benefits	Before Change in Control Termination w/o Cause or for Good Reason	After Change in Control Termination w/o Cause or for Good Reason	Layoff	Retirement	Disability	Death
W. James McNerney, Jr.
Cash Severance (salary and target annual incentive)	$10,422,000	$15,633,000	$0	$0	$0	$0
Service-Based Equity Awards (vesting accelerated)	6,170,082	6,170,082	0	0	6,170,082	6,170,082
Stock Options (vesting accelerated)	0	0	0	0	0	0
Performance Awards (continuation pro rata)	6,100,000	6,100,000	0	0	6,100,000	6,100,000
Employment Agreement Retirement Benefit (additional credited years of service for severance period)	5,143,380	5,143,380	0	0	0	0
Lump-Sum Cash Payment for COBRA Coverage	40,000	60,000	0	0	0	0
Life Insurance	0	0	0	0	0	17,544,416
Tax Preparation (continuation)	46,000	69,000	0	23,000	23,000	23,000
Outplacement Services	10,000	10,000	0	0	0	0

Total Estimated Incremental Value	$27,931,462	$33,185,462	$0	$23,000	$12,293,082	$29,837,498
James A. Bell
Cash Severance (salary and target annual incentive multiplied by Company score)	0	0	$1,302,400	$0	$0	$0
Service-Based Equity Awards (vesting accelerated)	0	0	1,207,646	1,207,646	1,207,646	1,207,646
Performance Shares (continuation)	0	0	284,865	284,865	284,865	284,865
Stock Options (vesting accelerated)	0	0	0	0	0	0
Performance Awards (continuation pro rata)	0	0	1,413,767	1,413,767	1,413,767	1,413,767
Life Insurance	0	0	0	0	0	2,442,000
Tax Preparation (continuation)	0	0	6,065	6,065	6,065	6,065
Outplacement Services	0	0	10,000	0	0	0

Total Estimated Incremental Value	$0	$0	$4,224,743	$2,912,343	$2,912,343	$5,354,343
James F. Albaugh
Cash Severance (salary and target annual incentive multiplied by Company score)	0	0	$1,499,200	$0	$0	$0
Service-Based Equity Awards (vesting accelerated)	0	0	2,156,670	2,156,670	2,156,670	2,156,670
Performance Shares (continuation)	0	0	344,219	344,219	344,219	344,219
Stock Options (vesting accelerated)	0	0	0	0	0	0
Performance Awards (continuation pro rata)	0	0	1,723,333	1,723,333	1,723,333	1,723,333
Life Insurance	0	0	0	0	0	2,811,000
Tax Preparation (continuation)	0	0	6,232	6,232	6,232	6,232
Outplacement Services	0	0	10,000	0	0	0

Total Estimated Incremental Value	$0	$0	$5,739,654	$4,230,454	$4,230,454	$7,041,454
Scott E. Carson
Cash Severance (salary and target annual incentive multiplied by Company score)	0	0	$1,184,000	$0	$0	$0
Service-Based Equity Awards (vesting accelerated)	0	0	3,784,445	3,784,445	3,784,445	3,784,445
Performance Shares (continuation)	0	0	166,669	166,669	166,669	166,669
Stock Options (vesting accelerated)	0	0	0	0	0	0
Performance Awards (continuation pro rata)	0	0	1,338,233	1,338,233	1,338,233	1,338,233
Life Insurance	0	0	0	0	0	2,220,000
Tax Preparation (continuation)	0	0	4,000	4,000	4,000	4,000
Outplacement Services	0	0	10,000	0	0	0

Total Estimated Incremental Value	$0	$0	$6,487,347	$5,293,347	$5,293,347	$7,513,347
J. Michael Luttig
Cash Severance (salary and target annual incentive multiplied by Company score)	0	0	$1,055,240	$0	$0	$0
Service-Based Equity Awards (vesting accelerated)	0	0	0	0	0	0
Performance Shares (continuation)	0	0	0	0	0	0
Stock Options (vesting accelerated)	0	0	0	0	0	0
Performance Awards (continuation pro rata)	0	0	859,100	859,100	859,100	859,100
Supplement Pension Agreement Retirement Benefit	0	0	1,729,253	0	1,729,253	1,729,253
Life Insurance	0	0	0	0	0	2,139,000
Tax Preparation (continuation)	0	0	4,440	4,440	4,440	4,440
Outplacement Services	0	0	10,000	0	0	0

Total Estimated Incremental Value	$0	$0	$3,658,033	$863,540	$2,592,793	$4,731,793

Estimated Potential Payments Presented in Table II

Table II below shows the estimated SERP benefits payable for the employment termination reasons given in the corresponding columns for each of Messrs. McNerney, Bell, Albaugh, and Carson. Mr. Luttig was not vested in any SERP benefit as of December 31, 2008. Pension Value Plan payments that are generally available to all salaried employees are not set forth in the table below. There are no additional disability benefits provided under the Pension Value Plan or the SERP; employment termination because of disability is treated the same as any other non-layoff termination.

Table II shows the annual SERP annuity that could be received after termination of employment, on December 31, 2008, expressed as a life annuity, and the present value of such annuity benefit (based on the same factors used for the 2008 Pension Benefits table on page 53 but calculated as of December 31, 2008).

TABLE II

Estimated Potential Annual Supplemental Executive Retirement Plan (SERP) Payments Upon Termination

	Layoff Payable at Age 55		Retirement(1)	Death Payable Immediately to Spouse(2)
Name	Annuity /Present Value		Annuity /Present Value	Annuity /Present Value
W. James McNerney, Jr.	Same as Retirement	(1)	$139,963 / $1,724,101	$122,481 / $1,576,603
James A. Bell	Same as Retirement		$688,071 / $8,290,219	$597,796 / $7,544,302
James F. Albaugh	Same as Retirement		$571,650 / $7,137,338	$509,112 / $6,484,605
Scott E. Carson	Same as Retirement		$554,013 / $6,427,720	$470,745 / $5,899,050
J. Michael Luttig(3)	—		—	—

(1)	Mr. McNerney is not yet eligible for retirement benefits under the SERP, but he is fully vested in his SERP benefit pursuant to his employment agreement. Messrs. Bell, Albaugh and Carson are eligible for retirement benefits under the SERP.

(2)	If the participant dies while an active employee and eligible for retirement, the death benefit paid is a 100% surviving spouse annuity. If the participant is an active employee and not eligible for retirement, the death benefit is a 50% surviving spouse annuity.

(3)	Mr. Luttig is not yet vested in his SERP benefit.

TRANSACTIONS WITH RELATED PERSONS

The Company engages in transactions, arrangements and relationships with many other entities, including financial institutions and professional organizations, in the course of its ordinary business activities. Some of the Company’s directors, executive officers, its greater than 5% shareholders and their immediate family members may be directors, officers, partners, employees or shareholders of these entities. The Company carries out transactions with these firms on customary terms, and, in many instances, the Company’s directors and executive officers may not have knowledge of them. For example, please see the discussion on page 8 regarding payments made to or received from companies that employ or previously employed certain of our directors. Except to the extent set forth below under “Certain Transactions,” to the Company’s knowledge, since January 1, 2008 no director, executive officer, greater than 5% shareholder or any of their immediate family members has had a material interest in any of the Company’s ongoing business transactions or relationships.

The Company’s policies and procedures for review and approval of related person transactions appear in the Company’s Conflict of Interest Procedure, Employment of Relatives and Close Personal Relations Procedure and its Related Party Disclosures Procedure, which are internally distributed, and in the Company’s Code of Ethical Business Conduct for Directors, its Corporate Governance Principles, and the charter of the Governance, Organization and Nominating Committee, each of which is posted on the Company’s website. The Company’s Corporate Governance Principles are also included in this Proxy Statement beginning on page 16.

The Company’s legal department, financial accounting department, technology department, treasury department and corporate development department review and update, on a quarterly basis, the Company’s listing of related parties for an evaluation and determination of potential related person transactions that would be disclosable in the Company’s proxy materials under SEC rules. Under the Company’s policies and procedures, related parties include, among others, the Company’s executive officers and directors, and record or beneficial owners of more than 10% of the voting common stock of the Company, as well as their immediate family members. The Company’s legal, financial accounting, technology, treasury and corporate development departments review all types of transactions with these related parties, including:

•	Sales.

•	Purchases.

•	Transfers of realty and personal property.

•	Services received or furnished (e.g., accounting, management, engineering and legal services).

•	Use of property and equipment by lease or otherwise.

•	Borrowings and lendings.

•	Guarantees.

•	Filings of consolidated tax returns.

•	Employment arrangements.

The findings of the Company’s departments are furnished to the Assistant Corporate Controller, who reviews any potential related person transactions identified for materiality and evaluates the need for disclosure under the SEC rules.

In addition, the Governance, Organization and Nominating Committee is required to consider all questions of possible conflicts of interest of Board members and executive officers, including review and approval of any transaction or proposed transaction required to be disclosed under SEC rules in which the Company is or is to be a participant and the amount involved exceeds $120,000, and in which a director, executive officer or an immediate family member of a director or executive officer has an interest.

Executive officers are also subject to the Company’s policies and procedures applicable to all employees, that require them to disclose and the Company to make a conflict of interest review and determination for specified transactions, including:

•	Certain financial interests in or relationships with any supplier, customer, partner, subcontractor or competitor.

•	Serving on the board of non-profit organizations.

•	Engaging in any activity that could create the appearance of a conflict of interest, including financial involvement or dealings with employees or representatives of the entities listed above.

However, the following types of transactions are not subject to the Company’s mandatory conflict of interest review and determination:

•	Compensation to an executive officer resulting from his or her employment relationship with the Company or any of its subsidiaries.

•

Transactions between the Company or any of its subsidiaries and a firm, corporation or other entity with which an executive officer or immediate family member of an executive officer has a relationship if the relationship arises only from being a director or less than 10% beneficial owner of such entity.

•

Transactions in which the rates or charges involved in the transaction are determined by competitive bids, or the transaction involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

•	Transactions involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

•

Transactions in which the interest of the executive officer or an immediate family member of an executive officer arises solely from the ownership of a class of equity securities of the Company and all holders of that class received the same benefit on a pro rata basis.

The Company’s Vice President, Ethics and Business Conduct oversees this review and determination, and refers to the Governance, Organization and Nominating Committee for review and approval of any transaction or proposed transaction involving executive officers as described above. The factors considered in making the determination include:

•	The executive officer’s duties and responsibilities toward the Company.

•	If the transaction includes another company:

•	The company or business involved in the transaction, including the product lines and market of the company or business.

•	The relationship between the Company and the other company or business, if any (for example, if the other company is a supplier, customer or competitor of the Company).

•	The relationship between the executive officer or his or her immediate family and the other company or business (for example, owner, co-owner, employee, representative, etc.).

Members of the Board of Directors are required to disclose to the Chairman of the Board or the Chair of the Governance, Organization and Nominating Committee any situation that involves, or may reasonably be expected to involve, a conflict of interest with the Company, including:

•

Engaging in any conduct or activities that would impair the Company’s relationship with any person or entity with which the Company has proposed or proposes to enter into a business or contractual relationship.

•	Accepting compensation from the Company other than compensation associated with his or her activities as a director unless such compensation is approved in advance by the Chair of the Committee.

•	Receiving improper gifts from persons or entities that deal with the Company.

•

Using Company assets, labor or information for personal use except as outlined in the Company’s policies and procedures or unless approved by the Chair of the Committee or as part of a compensation or expense reimbursement program available to all directors.

Directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests.

Finally, pursuant to its Corporate Governance Principles, the Company may not, directly or indirectly, extend or maintain credit or arrange for or renew an extension of credit in the form of a personal loan to or for any director or executive officer.

Certain Transactions

Rocky Gutierrez, an Engineering Multi-Skill Manager in Boeing Commercial Airplanes, is the son-in-law of Scott E. Carson, the Company’s Executive Vice President and President and Chief Executive Officer of Boeing Commercial Airplanes. His compensation has been established in accordance with our ordinary employment and compensation practices applicable to employees with equivalent qualifications, experience and responsibilities and he is eligible to participate in our employee benefit programs on the same basis as other eligible employees. Mr. Carson does not participate in compensation decisions relating to Mr. Gutierrez. In 2008, Mr. Gutierrez was paid $123,329, which amount includes his salary, various incentives and a Company match into the Company’s 401(k) plan.

Bank of America, National Association, successor to United States Trust Company, National Association (“BofANA”), is a beneficial holder of more than 5% of the Company’s outstanding common stock according to a Schedule 13G filed by Bank of America Corporation with the SEC on February 13, 2009. BofANA (successor to United States Trust Company, National Association) was engaged effective February 1, 2008 as the investment manager for the assets consisting of the Company’s common stock in the BAO Voluntary Savings Plan (“BAO VSP”), a 401(k) retirement savings plan for employees of a subsidiary of the Company, and the Company’s Voluntary Investment Plan, a 401(k) retirement savings plan (“VIP”), on behalf of The Boeing Company Employee Savings Plan Master Trust (the “Trust”). Pursuant to this engagement, the Trust pays BofANA an annual fee based on the market value of the Company’s Common Stock in the Trust, with a minimum fee of $500,000 per full year. In 2008, the fees charged under the engagement to the Trust totaled approximately $618,000. In addition, the Company from time to time enters into customary commercial and investment banking relationships with BofANA and its affiliates.

State Street Bank and Trust Company (“State Street”) is a beneficial holder of more than 5% of the Company’s outstanding common stock according to a Schedule 13G filed by State Street with the SEC on February 17, 2009. State Street is the Trustee of the Trust connected to the BAO VSP and the VIP. The Trust paid State Street a fee of $1,605,053 in 2008 for its work as Trustee of the Trust. In addition, certain affiliates of State Street acted as investment managers for various funds within the Trust, and received fees for such services of $1,582,309 in the aggregate in 2008. Further, the Company paid State Street approximately $280,000 in customary fees related to the Company’s custody accounts containing cash and investable securities held at State Street.

See “Compensation Committee Interlocks and Insider Participation” on page 22 for a description of transactions concerning Mr. Liddy.

ITEM 2.    MANAGEMENT PROPOSAL TO APPROVE AN AMENDMENT TO THE BOEING

COMPANY 2003 INCENTIVE STOCK PLAN

The Board of Directors, the Compensation Committee and Company management all believe that the effective use of stock-based long-term incentive compensation has been integral to the Company’s success in the past and is vital to its ability to achieve continued strong performance in the future. On February 23, 2009, the Board adopted an amendment (the “Amendment”) to the Company’s 2003 Incentive Stock Plan (the “2003 Plan”), subject to the approval of the Company’s shareholders. The Company is asking for

•

Approval of the 2003 Plan, as proposed to be amended effective as of February 23, 2009, to enable the continued use of the 2003 Plan for stock-based incentive awards and to extend the term of the 2003 Plan and

•

Re-approval of the performance measures under the 2003 Plan to enable the continued use of tax-efficient stock-based incentive awards. As discussed below, by approving the 2003 Plan as proposed to be amended, shareholders will also be re-approving the existing performance measures for performance-based stock awards under the 2003 Plan previously approved by shareholders in 2006.

The principal features of the 2003 Plan as it exists today and as it is proposed to be amended are summarized below. This summary does not contain all information about the 2003 Plan. A copy of the complete text of the 2003 Plan as it is proposed to be amended is included in Appendix A to this Proxy Statement, and the following description is qualified in its entirety by reference to the text of the 2003 Plan.

Highlights of the Proposed Amendment

The 2003 Plan authorizes the Compensation Committee to award stock options, stock appreciation rights, restricted stock, stock units, performance shares, performance units and other incentives payable in cash or in shares of Boeing stock for the purpose of recruiting, motivating and retaining the caliber of employees essential for achievement of the Company’s success. The highlights of the proposed Amendment to the 2003 Plan (the Amendment is described below under the heading “Summary of the 2003 Plan as Proposed to Be Amended” and the Amendment is reflected in the attached 2003 Plan document) follow:

•

Increase in Shares Authorized. The Company proposes to increase the maximum aggregate number of shares of Boeing stock authorized for issuance under the 2003 Plan by 20 million, for a total of 80 million. As of February 23, 2009, and prior to the requested increase, there were a total of approximately 10 million shares available for future grant under the 2003 Plan. The proposed amendment would increase the shares available for future grant under the 2003 Plan by 20 million.

By increasing the number of shares authorized under the 2003 Plan, the Company believes it will have the flexibility to continue to provide equity incentives in amounts determined appropriate by the Committee over the next three years. The Company’s average annual burn rate for 2006 through 2008, which is the total number of shares subject to equity awards granted in a given year (adjusted for forfeitures) divided by the total number of shares of Boeing stock outstanding, was 0.75%. If shareholders approve the 2003 Plan as proposed to be amended, including the request for 20 million additional shares, the total number of shares available for grant under the 2003 Plan, plus the number of shares subject to outstanding awards under all the Company’s current and prior equity plans as of February 23, 2009, would be approximately 58 million shares. As of the record date, the total number of shares of Boeing stock outstanding was approximately 726 million.

•

Extension of the Term of the 2003 Plan. As previously approved by shareholders, the 2003 Plan has a termination date of January 1, 2018. Upon approval of the Amendment, the term of the 2003 Plan will be extended until February 23, 2019. If the Amendment is not approved by shareholders, the 2003 Plan will remain in full force and effect through January 1, 2018 without giving effect to the Amendment.

By approving the 2003 Plan as proposed to be amended, shareholders will also be re-approving, as required by Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), the existing performance measures for performance-based stock awards under the 2003 Plan previously approved by shareholders in 2006 (such performance measures are described below under the heading “Section 162(m) Awards”). Accordingly, the Company’s ability to grant certain performance-based stock awards under the 2003 Plan would be extended through the first annual meeting of the Company’s shareholders that occurs in 2014 (the Company otherwise would be required to acquire shareholder approval of the performance measures by the 2011 annual meeting of the Company’s shareholders).

The 2003 Plan is designed to enable the Company to achieve tax-deductibility for incentive awards granted under it. Under Section 162(m), in order for compensation in excess of $1 million paid in any year to certain executive officers to be deductible by the Company, such compensation must qualify as “performance-based.” Generally, these executive officers are the CEO and the three Named Executive Officers other than the CFO who are named in the summary compensation table of the Company’s proxy statement each year (the “covered employees”). One element of such qualification is that shareholders approve the material terms of the performance measures for stock-based awards at least every five years.

Highlights of Certain Continuing Provisions

•	No Discount Stock Options. The 2003 Plan generally prohibits the grant of stock options with an exercise price less than the fair market value of Boeing stock on the date of grant.

•	No Repricing of Stock Options. The 2003 Plan prohibits the repricing of stock options either by amendment of an award agreement or by substitution of a new option award at a lower price.

•

Independent Committee Administration. The 2003 Plan is administered by committees of the Board of Directors whose members satisfy the independence standards of the New York Stock Exchange, the disinterested administration requirements of Rule 16b-3 under the Securities Exchange Act of 1934, and the “outside director” requirement of Section 162(m).

Summary of the 2003 Plan as Proposed to Be Amended

Shares Available for Issuance

Currently, the number of shares of Boeing stock available for issuance under the 2003 Plan generally will not exceed 60 million. The 2003 Plan provides that no more than 12 million shares may be issued for awards (other than stock options and stock appreciation rights) that are not subject to restrictions based on the satisfaction of specified performance goals or are not granted in lieu of payment of performance-based cash incentive awards, and no more than 3 million of those shares may be issued for awards that are not subject to restrictions or are subject to restrictions based solely on continuous employment or services for less than three years (except when termination is due to death, disability, retirement or layoff).

The Company is proposing to increase the aggregate number of shares of Boeing stock that may be issued in respect of awards under the 2003 Plan by 20 million, to 80 million, and to increase the aggregate number of shares of stock that may be issued for awards (other than stock options and stock appreciation rights) that are not subject to restrictions based on the satisfaction of specified performance goals or are not granted in lieu of payment of performance-based cash incentive awards from 12 million to 16 million, and the number of those shares that may be issued for awards that are not subject to restrictions or are subject to restrictions based solely on continuous employment or services for less than three years (except when termination is due to death, disability, retirement or layoff) from 3 million to 4 million. Please see page 68 under “Increase in Shares Authorized” for a discussion of the reasons for the proposed change.

If there is any change in Boeing stock by reason of any stock split, stock dividend, spin-off, recapitalization, merger, consolidation, combination or exchange of shares, distribution to shareholders other than a normal cash dividend or other change in the Company’s corporate or capital structure, the Committee shall make proportional adjustments to the maximum number and kind of securities, and the price of each security, (i) available for issuance under the 2003 Plan, (ii) available for issuance as incentive stock options, (iii) that may be subject to awards received by any participant in any one calendar year, (iv) that may be subject to different types of awards, and (v) that are subject to any outstanding award.

Currently the 2003 Plan provides that shares covered by an award will not count against the shares available for issuance under the 2003 Plan until they are actually issued and delivered to a participant. If an award granted under the 2003 Plan lapses, expires, terminates or is forfeited, surrendered or canceled without having been fully exercised or without the issuance of all the shares subject to the award, the shares covered by such award (or, if applicable, the portion as to which shares have not been issued) will again be available for use under the 2003 Plan. In addition, the number of shares available for issuance under the 2003 Plan will not be reduced to reflect any dividends or dividend equivalents that are credited to outstanding stock or stock unit awards. Shares that are (i) tendered by a participant or retained by the Company as payment for the purchase price of an award or to satisfy tax withholding obligations or (ii) covered by an award that is settled in cash will be available for issuance under the 2003 Plan.

The 2003 Plan also provides that (i) shares subject to awards issued by the Company in substitution for awards previously granted by an acquired company and (ii) the number of shares subject to an SAR over the number of shares that are delivered to the Participant upon exercise of the SAR will not count against the shares available for issuance under the 2003 Plan.

Eligibility

Awards may be made to any employee, officer or director of the Company and its affiliated companies, as well as to certain consultants, agents, advisors and independent contractors. As of February 23, 2009, approximately 162,000 persons were eligible to receive awards under the 2003 Plan.

Administration

The 2003 Plan will be administered by the Compensation Committee of the Board of Directors, except that with respect to participants who are nonemployee directors, the 2003 Plan will be administered by the Governance, Organization and Nominating Committee of the Board. The Board or the Compensation Committee may delegate the administration, subject to certain limits described in the 2003 Plan. References to the “Committee” are to the Compensation Committee, the Governance, Organization and Nominating Committee or other delegate, as applicable.

Types of Awards

Stock Options. The Committee may grant either incentive stock options, which comply with Section 422 of the Internal Revenue Code, or nonqualified stock options. The Committee sets option exercise prices and terms, except that the exercise price of a stock option generally may be no less than 100% of the fair market value of the shares on the date of grant (for these purposes, fair market value means the average of the high and low per share trading prices, or the average of the opening and closing prices, or the closing price, if so determined by the Committee, for Boeing stock on the New York Stock Exchange during regular session trading for a single trading day). At the time of grant, the Committee in its sole discretion will determine when stock options are exercisable and when they expire, except that the term of a stock option cannot exceed ten years.

Stock Appreciation Rights (“SARs”). The Committee may grant SARs as a right in tandem with the number of shares underlying stock options granted under the 2003 Plan or on a stand-alone basis. SARs are the right to receive payment per share of the SAR exercised in stock or in cash equal to the excess of the share’s fair market value on the date of exercise over its fair market value on the date the SAR was granted. Exercise of an SAR issued in tandem with stock options will result in the reduction of the number of shares underlying the related stock option to the extent of the SAR exercise.

Performance Share Awards, Performance Unit Awards, Stock Awards, Restricted Stock and Stock Unit Awards, and Other Awards. The Committee may grant awards of restricted stock, restricted stock units, performance shares denominated in shares of Boeing stock, performance units denominated in cash, and other stock and cash-based awards, which may include the payment of stock in lieu of cash (including cash payable under other Company incentive or bonus programs) or the payment of cash (which may or may not be based on the price of the Company’s common stock). Such awards may be contingent on continued service or the attainment of certain performance goals. The Committee may decide to include dividends or dividend equivalents as part of an award of shares of Boeing stock (or awards denominated in shares of Boeing stock) and may accrue dividends, with or without interest, until the award is paid.

Section 162(m) Awards. The Committee may grant stock-based awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m). Such awards may consist of stock options, SARs, stock awards, performance shares or other awards, and may be conditioned upon the attainment of certain performance goals relating to one or more business criteria within the meaning of Section 162(m). The Company is proposing for shareholder approval, as required by Section 162(m), that these business criteria will continue to be profits (including, but not limited to, profit growth, net operating profit or economic profit); profit-related return ratios; return measures (including, but not limited to, return on assets, capital, equity or sales); cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); earnings (including, but not limited to, net earnings, earnings per share, or earnings before or after taxes); net sales growth; net income (before or after taxes, interest, depreciation and/or amortization); gross or operating margins; productivity ratios; share price

(including, but not limited to, growth measures and total shareholder return); expense targets; margins; operating efficiency; customer satisfaction; and working capital targets. Any performance criteria may be used to measure the performance of the Company as a whole or any business unit of the Company. Any performance criteria may include or exclude items deemed by the Committee not to be reflective of the Company’s core operating performance, including exogenous events, acquisitions, divestitures, changes in accounting principles or extraordinary items determined under generally accepted accounting principles.

The 2003 Plan imposes annual per-participant award limits for performance-based stock awards. Currently, the 2003 Plan provides that no participant may receive in any one calendar year awards that are intended to qualify as performance-based stock awards under Section 162(m) relating to more than: (i) 1 million shares of Boeing Stock, in the case of stock-based awards other than stock options, SARs and performance units; and (ii) 2 million shares of Boeing Stock, in the case of stock options and SARs.

The Committee also may grant performance unit or other cash-based awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m). Currently, the 2003 Plan provides that the maximum aggregate dollar amount that may be paid to a covered employee in a calendar year pursuant to a performance unit or other cash-based award that is intended to qualify as a Section 162(m) performance-based award is expressed as a percentage of cumulative adjusted operating cash flow for the performance period. For purposes of the 2003 Plan, adjusted operating cash flow means the net cash provided by operating activities of the Company, adjusted to eliminate the effect of net customer financing cash flows, all as reported in the Company’s annual consolidated financial statements. The percentage is 0.50% for the Company’s Chief Executive Officer and 0.20% for each of the other three covered employees. The actual amount to be paid pursuant to a performance unit award will be determined by the Committee, which may determine that it is appropriate to pay less than the maximum award amount to a covered employee, but not more.

Clawback Policy

The Board of Directors may require reimbursement of any annual incentive payment or long-term incentive payment under any award granted under the 2003 Plan to an executive officer (designated as such by the Board of Directors) where (i) the payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of Company financial statements filed with the SEC; (ii) the Board of Directors determines the executive engaged in intentional misconduct that caused or substantially caused the need for the substantial restatement; and (iii) a lower payment would have been made to the executive based upon the restated financial results. In such cases, the Company will, to the extent practicable, seek to recover from the individual executive the amount by which the individual executive’s incentive payments for the relevant period exceeded the lower payment that would have been made based on the restated financial results. This clawback policy is contained in our Corporate Governance Principles beginning on page 16 and may be viewed on our website at www.boeing.com/corp_gov.

Amendment and Termination of the 2003 Plan

The Board of Directors or the Committee may amend the 2003 Plan, except that if any applicable statute, regulation or stock exchange rule requires shareholder approval with respect to an amendment, then to the extent required, shareholder approval will be obtained. Shareholder approval will also be obtained for any amendment that would delete or limit the scope of the 2003 Plan provisions prohibiting repricing of options and any amendment that would increase the number of shares stated as available for issuance under the 2003 Plan. The 2003 Plan currently would terminate on January 1, 2018. The Company is proposing to extend the term of the 2003 Plan until February 23, 2019, unless sooner terminated or extended by the Board.

Federal Income Tax Consequences

The following is a summary of the material United States federal income tax consequences to us and to recipients of certain awards under the 2003 Plan. The summary is based on the Internal Revenue Code and the U.S. Treasury regulations promulgated thereunder in effect as of the date of this proxy statement, all of which may change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to recipients of awards under the 2003 Plan. The 2003 Plan addresses several issues related to recent deferred compensation legislation under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) and contains an express provision stating that it is the intent of the Company that the awards will satisfy the requirements for exemption under Section 409A, and to make it clear that the Committee is to interpret and administer the 2003 Plan accordingly.

Nonqualified Stock Options and SARs. A recipient will not have any income at the time a nonqualified stock option or SAR is granted, nor will the Company be entitled to a deduction at that time. When a nonqualified stock option is exercised, the recipient generally will recognize ordinary income (whether the option price is paid in cash or by surrender of shares of Boeing stock), in an amount equal to the excess of the fair market value of the shares to which the option exercise pertains over the option price. When an SAR is exercised, the recipient will recognize ordinary income equal to the sum of (i) any gross cash proceeds payable and (ii) the fair market value on the exercise date of any shares received.

Incentive Stock Options. A recipient will not have any income at the time an incentive stock option (“ISO”) is granted. Furthermore, a recipient will not have regular taxable income at the time the ISO is exercised. However, the excess of the fair market value of the shares at the time of exercise over the option price will be a preference item that could create an alternative minimum tax liability for the recipient. If a recipient disposes of the shares acquired on exercise of an ISO after the later of two years after the grant of the ISO and one year after exercise of the ISO, the gain recognized by the recipient (i.e., the excess of the proceeds received over the option price), if any, will be long-term capital gain eligible for favorable tax rates under the Internal Revenue Code. Conversely, if the recipient disposes of the shares within two years of the grant of the ISO or within one year of exercise of the ISO, the disposition will generally be a “disqualifying disposition,” and the recipient will recognize ordinary income in the year of the disqualifying disposition equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the option price and (ii) the excess of the amount received for the shares over the option price. The balance of the gain or loss, if any, will be long-term or short-term capital gain, depending on how long the shares were held.

Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units. A participant generally will not have taxable income upon grant of restricted stock, restricted stock units, performance shares or performance units. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant instead may elect to be taxed at the time of grant.

The Company generally will be entitled to a tax deduction in connection with an award under the 2003 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income, provided that the deduction is not disallowed by Section 162(m) or otherwise limited by the Internal Revenue Code.

Section 162(m) Awards and Other Awards. Under Section 162(m), in order for compensation in excess of $1 million paid in any year to certain executive officers to be deductible by the Company, such compensation must qualify as “performance-based.” As discussed above, the 2003 Plan allows the Committee to make awards that would be performance-based for purposes of exemption from the limitations of Section 162(m). Nothing precludes the Committee from making any payments or granting any awards that do not qualify for tax deductibility under Section 162(m).

Plan Benefits

All awards to employees, officers, directors and consultants under the 2003 Plan are made at the discretion of the Committee. Therefore, the benefits and amounts that will be received or allocated under the 2003 Plan are not determinable at this time. However, please refer to the description of grants made to nonemployee directors in the last fiscal year under the heading “Director Compensation” on page 23 of this proxy statement.

With respect to awards to executive officers, by way of reference, the Company is including the following information about performance awards, stock options, and restricted stock units granted on February 23, 2009 for the Named Executive Officers and all executive officers as a group. As indicated above, the 2003 Plan provides that the maximum aggregate dollar amount that may be paid to a covered employee in a calendar year pursuant to a performance unit or other cash-based award that is intended to qualify as a Section 162(m) performance-based award is a certain percentage of cumulative Adjusted Operating Cash Flow for the performance period. The Committee may choose, in its discretion, to pay less than this maximum amount. For Performance Awards granted thus far, the Committee has determined to exercise this discretion by using economic profit as a performance guideline. Individual target Performance Awards are based on a multiple of base salary, which is then converted into a number of units. Each unit has an initial value of $100. The amount payable at the end of the three-year performance period may be anywhere from $0 to $200 per unit, depending on the Company’s cumulative performance against plan for the three-year performance period. As a result, a final award may range from 0% to 200% of an individual’s target, so long as it does not exceed the maximum aggregate dollar amount payable to the individual. Payment under the Performance Awards will be made (at the discretion of the Committee) in the form of cash, stock or a combination of cash and stock. For stock options granted on February 23, 2009, the options have an exercise price of $35.57, equal to the fair market value of Boeing stock on February 23, 2009, vest in approximately equal installments annually over a three-year period and expire ten years after the date of grant. For restricted stock units granted on February 23, 2009, the grant to each officer or executive was made according to a given dollar value established for the individual, with the number of units granted determined based on the fair market value of Boeing stock on the date of grant ($35.57, as indicated above). Restricted stock units will vest 100% three years from the grant date.

The following table sets forth information with respect to performance awards, stock options, and restricted stock units granted on February 23, 2009 to the Named Executive Officers, all executive officers as a group, and all non-executive officer employees as a group. Nonemployee directors are eligible to participate in the Plan but generally have not participated in the Plan to date.

	Performance Awards			Stock Options	Restricted Stock Units
	Target Number of Units	Performance Period	Estimated Future Payout at Target ($)	Number of Shares Underlying Options (#)	(#)
W. James McNerney, Jr.	62,725	2009-2011	$6,272,500	282,037	88,171
James A. Bell	15,868	2009-2011	1,586,800	71,349	22,305
James F. Albaugh	18,278	2009-2011	1,827,800	82,187	25,693
Scott E. Carson	14,429	2009-2011	1,442,900	64,879	20,283
J. Michael Luttig	9,272	2009-2011	927,200	41,692	13,034
All Executive Officers as a group (12 persons)	156,652	2009-2011	15,665,200	704,376	220,202
All Non-Executive Officer Employees as a group	1,369,110	2009-2011	136,911,000	6,718,866	1,924,299

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE FOR APPROVAL OF AN AMENDMENT OF THE BOEING COMPANY 2003 INCENTIVE STOCK PLAN.

EQUITY COMPENSATION PLAN INFORMATION

The Company currently maintains two equity compensation plans that provide for the issuance of common stock to officers and other employees, directors and consultants. Each of these compensation plans was approved by our shareholders. The following table sets forth information regarding outstanding options and shares available for future issuance under these plans as of December 31, 2008:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by shareholders
Stock options	20,576,865	$73.42	30,009,201
Performance shares(1)	746,568
Deferred compensation	5,248,471
Other stock units	1,839,730
Equity compensation plans not approved by shareholders	None	None	None

Total(2)	28,411,634	$73.42	30,009,201

(1)	Excludes additional shares of 1,802,390, which could be transferred in and converted or deferred if Performance Share vestings exceed 100%, and additional shares of 505,198, which could be issued for future deferred vestings that are eligible for the 25% matching contribution.

(2)	Excludes the potential Performance Awards that the Compensation Committee has the discretion to pay in cash, stock or a combination of both after the three-year performance periods in 2009 and 2010.

ITEM 3.  ADVISORY VOTE ON APPOINTMENT OF

DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITOR

Deloitte & Touche LLP currently serves as the Company’s independent auditor, and that firm conducted the audit of the Company’s accounts for fiscal year 2008. The Audit Committee has appointed Deloitte & Touche LLP to serve as independent auditor for fiscal year 2009. The engagement agreement entered into with Deloitte & Touche LLP for fiscal year 2009 is subject to alternative dispute resolution procedures and an exclusion of punitive or exemplary damages.

Selection of the Company’s independent auditor is not required to be submitted to a vote of the shareholders of the Company for ratification. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent auditor. However, the Board of Directors is submitting this matter to the shareholders as a matter of good corporate practice. If the shareholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will reconsider whether to retain Deloitte & Touche LLP, and may retain that firm or another without re-submitting the matter to the Company’s shareholders. Even if shareholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and the shareholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE FOR THIS PROPOSAL.

SHAREHOLDER PROPOSALS

We expect the following proposals (Items 4 through 10 on the proxy card) to be presented by the respective shareholder proponent (or the shareholder’s designated proxy or representative) at the Annual Meeting. The name, address and number of shares held by the shareholder proponent (and, where applicable, the name of the shareholder’s designated proxy) are indicated. Some of the shareholder proposals set forth below contain assertions about the Company and other matters that we believe are incorrect. We have not attempted to correct all these inaccuracies. The Board of Directors has recommended a vote against these proposals for the broader policy reasons set forth following each proposal. For the reasons stated, the Board does not support any of these proposals.

ITEM 4.    SHAREHOLDER PROPOSAL ON CUMULATIVE VOTING

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, owner of 100 shares of common stock, has advised the Company that he intends to present the following resolution at the Annual Meeting. Approval of this proposal would require the affirmative vote of a majority of the outstanding shares of Boeing stock present in person or by proxy and entitled to vote at the Annual Meeting.

Shareholder Resolution

4 – Cumulative Voting

RESOLVED: Cumulative Voting. Shareholders recommend that our Board take steps necessary to adopt cumulative voting. Cumulative voting means that each shareholder may cast as many votes as equal to number of shares held, multiplied by the number of directors to be elected. A shareholder may cast all such cumulated votes for a single candidate or split votes between multiple candidates. Under cumulative voting shareholders can withhold votes from certain poor-performing nominees in order to cast multiple votes for others.

Statement of John Chevedden

Cumulative voting won 54%-support at Aetna and greater than 51%-support at Alaska Air in 2005 and 2008. The Council of Institutional Investors www.cii.org has recommended adoption of this proposal topic. CalPERS has also recommended a yes-vote for proposals on this topic.

Cumulative voting allows a significant group of shareholders to elect a director of its choice – safeguarding minority shareholder interests and bringing independent perspectives to Board decisions. Cumulative voting also encourages management to maximize shareholder value by making it easier for a would-be acquirer to gain board representation. It is not necessarily intended that a would-be acquirer materialize, however that very possibility represents a powerful incentive for improved management of our company.

The merits of this Cumulative Voting proposal should also be considered in the context of the need for improvements in our company’s corporate governance and in individual director performance. For instance in 2008 the following governance and performance issues were identified:

•	The Corporate Library www.thecorporatelibrary.com, an independent investment research firm, rated our company:

“D” in Board Effectiveness – Down from the previous rating of “B.”

“High Governance Risk Assessment.”

“Very High Concern” in CEO pay – $19 million.

•	Our CEO, James McNerney, received pay of:

$89,000 for a generator.

$100,000 for financial consulting.

$267,000 for life insurance.

•	Our CEO came directly from 3M with a board rated “F” by The Corporate Library during his tenure.

•

Our directors made sure that we could not vote on this established topic of Cumulative Voting at our 2008 annual meeting. Reference: The Boeing Company (February 20, 2008) no action letter available through SECnet http://secnet.cch.com.

•

John Biggs of our Audit Committee was designated as an “Accelerated Vesting” director by The Corporate Library due to his involvement with speeding up the vesting of stock options in order to avoid recognizing the related cost.

•	We did not have a shareholder right to:

An Independent Board Chairman.

A Lead Director called for in our bylaws.

Cumulative voting.

Act by written consent.

•	Our board should take the initiative in adopting the above topics rather than abdicate to shareholders the initiative to introduce proposals for these improvements.

The above concerns shows there is need for improvement. Please encourage our board to respond positively to this proposal:

Cumulative Voting

Yes on 4

Board of Directors’ Response

The Board opposes this proposal because cumulative voting is inconsistent with the Company’s recently adopted majority vote standard for director elections. The proposal would not promote better performance by directors, but in fact could result in a less effective and accountable Board.

In February 2007, in response to concerns by some shareholders about director accountability, the Board adopted a majority vote standard for directors in uncontested elections. That standard provides that all directors must be chosen by a majority of shares voting. Majority voting for directors is broadly recognized as beneficial to good corporate governance because it promotes the democratic election of directors, which in turn makes directors directly accountable to the Company’s shareholders. Cumulative voting allows a minority shareholder to elect an individual director, even if a majority of shareholders opposed that director. This proposal therefore would undermine the democratic election and accountability principles promoted by majority voting. In fact, cumulative voting could impair the effective functioning of the Board by electing a director obligated to represent the special interests of the small group of shareholders that elected him or her, rather than all of the Company’s shareholders.

Cumulative voting also allows shareholders a voice in director elections that is disproportionate to their economic investment in the Company. The Board does not believe that any minority of shareholders should be advantaged or disadvantaged compared with all other shareholders. In addition, the Board believes that the adoption of cumulative voting is unnecessary because the Company has been highly responsive to shareholder concerns.

For all the above reasons, the Board believes that the adoption of cumulative voting would not be in the best interests of the Company or its shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE AGAINST PROPOSAL 4.

ITEM 5    SHAREHOLDER PROPOSAL ON AN ADVISORY VOTE ON

NAMED EXECUTIVE OFFICER COMPENSATION

The Ray T. Chevedden and Veronica G. Chevedden Residual Trust 051401, Ray T. Chevedden, 5965 South Citrus Avenue, Los Angeles, CA 90043, owner of approximately 4,024 shares of common stock, has advised the Company that it has designated John Chevedden as proxy and intends to present the following resolution at the Annual Meeting. Approval of this proposal would require the affirmative vote of a majority of the outstanding shares of Boeing stock present in person or by proxy and entitled to vote at the Annual Meeting.

Shareholder Resolution

5 – Shareholder Say on Executive Pay

RESOLVED, that shareholders request our board of directors to adopt a policy that provides shareholders the opportunity at each annual shareholder meeting to vote on an advisory resolution, proposed by management, to ratify the compensation of the named executive officers set forth in the proxy statement’s Summary Compensation Table and the accompanying narrative disclosure of material factors provided to understand the Summary Compensation Table (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any named executive officers.

Statement of Ray T. Chevedden

Investors are increasingly concerned about mushrooming executive pay especially when it is insufficiently linked to performance. In 2008, shareholders filed close to 100 “Say on Pay” resolutions. Votes on these resolutions averaged 43% in favor, with ten votes over 50%, demonstrating strong shareholder support.

To date eight companies have agreed to an Advisory Vote, including Verizon, MBIA, H&R Block, Blockbuster, and Tech Data. TIAA-CREF, the country’s largest pension fund, has successfully utilized the Advisory Vote twice.

RiskMetrics Group, an influential proxy voting service, recommends votes in favor, noting: “An advisory vote on executive compensation is another step forward in enhancing board accountability.”

“There should be no doubt that executive compensation lies at the root of the current financial crisis,” wrote Paul Hodgson, a senior research associate with The Corporate Library an independent investment research firm. “There is a direct link between the behaviors that led to this financial collapse and the short-term compensation programs so common in financial services companies that rewarded short-term gains and short-term stock price increases with extremely generous pay levels.”

Nell Minow said, “If the board can’t get executive compensation right, it’s been shown it won’t get anything else right either.”

Shareholders at Wachovia and Merrill Lynch did not support 2008 “Say on Pay” ballot proposals. Now these shareholders don’t have much of a say on anything.

The Corporate Library www.thecorporatelibrary.com rated our company “Very High Concern” in CEO pay—$19 million. Our CEO, James McNerney, even received pay of:

$89,000 for a generator.

$100,000 for financial consulting.

$267,000 for life insurance.

Meanwhile our executive pay committee was dominated by current or former CEOs who can have a peer tendency toward higher CEO pay:

John McDonnell	A former CEO and insider-related.
John Bryson	A former CEO and current director at Disney (DIS) rated “D” by The Corporate Library.
Edward Liddy	CEO of American International Group (AIG) and a director at 3M Company (MMM) rated “D” by The Corporate Library.

Finally Kenneth Duberstein of our executive pay committee also served on the executive pay committees of Travelers Companies (TRV) and Mack-Cali Realty (CLI) both rated “High Concern” in executive pay.

I urge our board to allow shareholders to express their opinion about senior executive compensation through an Advisory Vote:

Shareholder Say on Executive Pay –

Yes on 5

Board of Directors’ Response

The Board of Directors does not believe that this proposal is in the best interests of the Company or its shareholders. The Compensation Committee, composed entirely of independent directors, oversees a comprehensive, thoughtfully designed executive compensation program that is heavily weighted toward performance-based, at-risk compensation for all executives. This program strongly aligns the interests of all executives with those of the Company’s shareholders. The design of the program, the resulting compensation decisions and the rationale behind those decisions are already made available to shareholders through the Company’s extensive proxy disclosure on executive compensation.

The Company’s strong governance policies already in place are designed to ensure that the Board of Directors is responsive to shareholder concerns. The Company’s shareholders can communicate with the independent Lead Director or the nonmanagement directors at any time through the process outlined on page 91. This communication and feedback process is also set forth on the Company’s website, at www.boeing.com/corp_gov/email_the_board.html. This process permits shareholders to more specifically express their support or criticism of the Company’s pay practices directly to those charged with designing those practices.

The Board of Directors has also adopted a majority vote standard in uncontested director elections. This standard gives shareholders the opportunity to vote against members of the Compensation Committee, or any other member of the Board, if they are dissatisfied with the decisions concerning executive compensation policies and practices or with any director’s responsiveness to articulated shareholder concerns.

By contrast, the advisory vote advocated by this proposal would not provide the Compensation Committee with meaningful insight into specific shareholder concerns. If the shareholders do not ratify compensation decisions, the Board will understand that shareholders are dissatisfied, but will not know the reasons for or source of the dissatisfaction. As a result they will be unable to formulate the actions necessary to address shareholder concerns. Instead, the Compensation Committee will be left to speculate as to the meaning of the vote and will be unable to effect change that can offer any real benefit to shareholders.

By their very nature, compensation decisions require detailed and often subjective knowledge of executive performance, expertise regarding competitive conditions and compensation practices and a familiarity with sensitive personnel and other confidential information unavailable to shareholders. The Compensation Committee and the Board of Directors have unique insight into these matters and are advised by professional compensation consultants.

The Board believes it is premature to take action at this time to implement a shareholder advisory vote procedure. Rather, the Board of Directors believes that the Company is better served by monitoring legislative and market developments and promptly adopting any new practices related to executive compensation and shareholder advisory votes to the extent the Board believes they are in the best interests of the Company and its shareholders.

For the reasons stated above, the Board of Directors does not believe that a shareholder advisory vote on executive compensation is appropriate and opposes this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE AGAINST PROPOSAL 5.

ITEM 6.    SHAREHOLDER PROPOSAL ON HEALTH CARE PRINCIPLES

The American Federation of Labor and Congress of Industrial Organizations, 815 Sixteenth Street, N.W., Washington, D.C. 20006, on behalf of the AFL-CIO Reserve Fund (the “Fund”), owner of 600 shares of common stock, has advised the Company that the Fund intends to present the following resolution at the Annual Meeting. Approval of this proposal would require the affirmative vote of a majority of the outstanding shares of Boeing stock present in person or by proxy and entitled to vote at the Annual Meeting.

Shareholder Resolution

Shareholder Proposal

RESOLVED: Shareholders of The Boeing Company (the “Company”) urge the Board of Directors (the “Board”) to adopt principles for health care reform based upon principles reported by the Institute of Medicine:

1.	Health care coverage should be universal.
2.	Health care coverage should be continuous.
3.	Health care coverage should be affordable to individuals and families.
4.	The health insurance strategy should be affordable and sustainable for society.
5.	Health insurance should enhance health and well being by promoting access to high-quality care that is effective, efficient, safe, timely, patient-centered, and equitable.

Supporting Statement

The Institute of Medicine, established by Congress as part of the National Academy of Sciences, issued five principles for reforming health insurance coverage in a report, Insuring America’s Health: Principles and Recommendations (2004). We believe principles for health care reform, such as those set forth by the Institute of Medicine, are essential if public confidence in our Company’s commitment to health care coverage is to be maintained.

Access to affordable, comprehensive health care insurance is the most significant social policy issue in America according to polls by NBC News/The Wall Street Journal, the Kaiser Foundation and The New York Times/CBS News. In our opinion, health care reform also is a central issue in the presidential campaign of 2008.

Many national organizations have made health care reform a priority. In 2007, representing “a stark departure from past practice,” the American Cancer Society redirected its entire $15 million advertising budget “to the consequences of inadequate health coverage” in the United States (The New York Times, 8/31/07).

John Castellani, president of the Business Roundtable (representing 160 of the country’s largest companies), has stated that 52 percent of the Business Roundtable’s members say health costs represent their biggest economic challenge. “The cost of health care has put a tremendous weight on the U.S. economy,” according to Castellani, “The current situation is not sustainable in a global, competitive workplace.” (BusinessWeek, July 3, 2007)

The National Coalition on Health Care (whose members include some of the largest publicly-held companies, institutional investors and labor unions) also has created principles for health insurance reform. According to the National Coalition on Health Care, implementing its principles would save employers presently providing health insurance coverage an estimated $595-$848 billion in the first 10 years of implementation.

We believe that the 45.7 million Americans without health insurance result in higher costs to our Company, as well as all other U.S. companies that provide health insurance to their employees. Annual surcharges as high as $1,160 for the uninsured are added to the total cost of each employee’s health insurance, according to Kenneth Thorpe, a leading health economist at Emory University. Moreover, we feel that increasing health care costs further reduce shareholder value when it leads companies to shift costs to employees, thereby reducing employee productivity, health and morale.

Board of Directors’ Response

The Board of Directors opposes this proposal because the Board does not believe that the Company’s annual meeting is the proper forum for this national policy debate. The Company agrees with the proponent that rising health care costs and health care reform are significant social policy issues, and the Company works with a range of stakeholders to address health care reform. However, it is not in the best interests of the Company or its shareholders to adopt the principles of a single organization, as called for by this proposal. To do so would limit our effectiveness to work with a range of organizations. Accordingly, the Board recommends that shareholders vote against this proposal.

The Company is committed to the health and well-being of its employees, retirees and their families. The Company has undertaken various initiatives on several fronts to address the issues of rising health care costs while ensuring quality health care for its workforce. Our strategy is to promote employee well-being by providing employees with the tools to manage their health care and live a healthy lifestyle, as well as to drive positive change within the health care marketplace and public policy in order to improve health care quality and efficiency. Listed below are several examples of how the Company is working to improve employee health care:

We offer a premier wellness program to employees, including on-site health screenings, health risk assessment incentives, on-site fitness centers, lifestyle coaching, disease management and decision-making tools to help employees better manage their overall health.

We work with the unions and our health care plans to offer quality health care at reasonable costs.

We advocate health care reform at both the national level and in our largest local markets by working together with government and multi-stakeholder organizations to influence health care quality, safety and efficiency. The organizations with which the Company works include the Business Roundtable, The Leapfrog Group, the Human Resources Policy Association, The American Health Information Community, the U.S. Department of Health & Human Services, the Quality Alliance Steering Committee and the Puget Sound Health Alliance.

We initiate market-based health care change through the use of purchasing leverage and participation in alliances and coalitions with organizations that share the Company’s view that health care reform is needed.

We take the lead to influence change through pilot programs focused on promoting health care innovation and best practices.

We believe these initiatives will help our business and employees by enhancing employee well-being and productivity, as well as controlling health care benefit costs for employees and the Company. A strong, effective, high-quality and well-managed health care system is vital to our country’s and the Company’s well-being, prosperity and strength, and we will continue to be engaged in this issue on several fronts.

Much of the debate on this significant public policy issue will take place in various public forums at the national, regional and business levels. Because the Company is involved in discussions with many groups, adopting any one organization’s principles may limit our ability to work effectively with other organizations to effect meaningful health care changes. In summary, the Board of Directors does not believe that this proposal is an appropriate topic for the annual meeting.

For the reasons discussed above, the Board of Directors opposes this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE AGAINST PROPOSAL 6.

ITEM 7    SHAREHOLDER PROPOSAL ON DISCLOSURE OF FOREIGN MILITARY SALES

The Sisters of Charity, BVM, 205 West Monroe, Suite 500, Chicago, IL 60606-5062, owners of 100 shares of common stock, along with several additional co-sponsors, have advised the Company that they intend to present the following resolution at the Annual Meeting. Approval of this proposal would require the affirmative vote of a majority of the outstanding shares of Boeing stock present in person or by proxy and entitled to vote at the Annual Meeting.

Shareholder Resolution

Foreign Military Sales – 2009

WHEREAS the United States exports weapons and related military services through foreign military sales (government-to-government), direct commercial weapons sales (U.S. companies to foreign buyers), equipment leases, transfers of excess defense materiel and emergency drawdowns of weaponry.

The U.S. ranked first in arms transfer deliveries to developing nations with $10.3 billion for 2006. The weapons sold range from ammunition to tanks, combat aircraft, armored cars, missiles and submarines. [Conventional Arms Transfers to Developing Nations, 1999-2006, CRS Report for Congress).

In Fiscal Year 2007, Boeing was ranked as 2nd largest Department of Defense contractor with $32 billion in contracts (DoD Top 100 Companies-FY2007), and number 1 at $30.690 billion in SIPRI’s list of 100 largest arms-producing companies in the world for 2006 ( Stockholm International Peace Research Institute).

RESOLVED: Shareholders request that, within six months of the annual meeting, the Board of Directors provide a comprehensive report, at reasonable cost and omitting proprietary and classified information, of Boeing’s foreign sales of weapons-related products and services.

SUPPORTING STATEMENT

We believe it is reasonable that the report include:

1.	Processes used to determine and promote foreign sales e.g. Colombia, Israel, Saudi Arabia, Egypt, Pakistan.

2.	Criteria for choosing countries with which to do business, including selling weapon components and technology and subcontracting arms manufacturing and assembly overseas;

3.	Procedures used to negotiate foreign arms sales, government-to-government and direct commercial sales and the percentage of sales for each category;

4.	Disclosure of sales and other arrangements with local security forces;

5.	Practices ensuring designated customer so as to prevent smuggling and unintended third party sales;

6.	Categories of military equipment or components, including dual use items exported for the past three years, with as much statistical information as permissible; contracts for servicing/maintaining equipment; offset agreements; and licensing and/or co-production with foreign governments.

We believe with the American Red Cross that “the greater the availability of arms, the greater the violations of human rights and international humanitarian law.” Global security is the security of all people. Several times in our recent history, we’ve seen weapons sold to one country result in a threat to our own security. We know, too, that war zones, as well as countries to which illegal weapons have spread, are suffering an increase in human rights abuses inflicted on women and children, people of minority ethnicities, NGOs offering medical services, and even our soldiers.

Board of Directors’ Response

The Board of Directors opposes this proposal because it believes the requested report would not provide any meaningful additional information to shareholders in light of the information already made publicly available by both the U.S. government and the Company.

The Company enters into foreign military sales contracts with the U.S. government, which then accepts and delivers those contracts to the foreign government. These sales are a matter of public record. The Department of Defense (foreign military sales) and Department of State (direct commercial sales) provide notification of such sales to Congress and the media. In addition, the Company provides extensive information concerning the Company’s military products and services in its Annual Report and periodic reports with the SEC on Forms 10-K and 10-Q. Further, the Company’s website provides extensive information regarding the Company’s Integrated Defense Systems (“IDS”) business segments, including a full list of IDS’s products and a chart detailing IDS’s monthly major deliveries (www.boeing.com/ids/ids-back/deliveries.html). The Board believes that this disclosure provides the Company’s shareholders with the information requested by this proposal concerning the Company’s IDS business.

While the Company strives to provide extensive information to its shareholders concerning its military sales, the Board believes that disclosure of some of the information requested by this proposal—such as the processes used to determine and promote foreign military sales, the criteria for choosing countries with which to do business and the procedures used to negotiate foreign arms sales—involves policies and procedures that are properly made, and that have in fact been made, by the United States Congress and appropriate national security officials in the Executive Branch. The Company strictly complies with all U.S. laws, regulations and governmental policies and procedures that control the sale, export and transfer of military products and technologies to foreign entities.

For the reasons described above, the Board of Directors believes that the report requested by this proposal is unnecessary. The Board of Directors therefore opposes this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE AGAINST PROPOSAL 7.

ITEM 8.    SHAREHOLDER PROPOSAL ON INDEPENDENT LEAD DIRECTOR

David Watt, 23401 N.E. Union Hill Road, Redmond, WA 98053, owner of 200 shares of common stock, has advised the Company that he has designated John Chevedden as proxy and intends to present the following resolution at the Annual Meeting. Approval of this proposal would require the affirmative vote of a majority of the outstanding shares of Boeing stock present in person or by proxy and entitled to vote at the Annual Meeting.

Shareholder Resolution

8 – Independent Lead Director

Resolved, Shareholders request that our Board take the steps necessary to adopt a bylaw to require that our company have an independent lead director whenever possible with clearly delineated duties, elected by and from the independent board members, to be expected to serve for more than one continuous year, unless our company at that time has an independent board chairman. The standard of independence would be the standard set by the Council of Institutional Investors which is simply an independent director is a person whose directorship constitutes his or her only connection to the corporation.

The clearly delineated duties at a minimum would include:

•	Presiding at all meetings of the board at which the chairman is not present, including executive sessions of the independent directors.

•	Serving as liaison between the chairman and the independent directors.

•	Approving information sent to the board.

•	Approving meeting agendas for the board.

•	Approving meeting schedules to assure that there is sufficient time for discussion of all agenda items.

•	Having the authority to call meetings of the independent directors.

•	Being available for consultation and direct communication, if requested by major shareholders.

Statement of David Watt

A key purpose of the Independent Lead Director is to protect shareholders’ interests by providing independent oversight of management, including our CEO. An Independent Lead Director with clearly delineated duties can promote greater management accountability to shareholders and lead to a more objective evaluation of our CEO.

Please encourage our board to respond positively to this proposal and establish a Lead Director position in our bylaws to protect shareholders’ interests:

Independent Lead Director –

Yes on 8

Board of Directors’ Response

The Board of Directors opposes this proposal because the Company already has an independent Lead Director who is elected annually by the independent directors upon the recommendation of the independent Governance, Organization and Nominating Committee. The Company believes that the independent Lead Director’s significant, clearly delineated duties and responsibilities, as set forth below, are highly effective in providing oversight of management and direct accountability to shareholders, which are the proponent’s stated goals for this proposal. The duties of the Company’s independent Lead Director are determined by the Board and are set forth in the Company’s Corporate Governance Principles. They include the following:

Advise the Chairman of the Board as to an appropriate schedule of Board meetings, in consultation with the other independent directors.

Review and provide the Chairman with input regarding agendas for Board meetings, in consultation with the other independent directors.

Preside at all meetings at which the Chairman is not present, including executive sessions of the independent directors, and apprise the Chairman of the issues considered.

Be available for consultation and direct communication with the Company’s shareholders.

Call meetings of the independent directors when necessary and appropriate.

Perform such other duties as the Board may from time to time delegate.

There are few differences between the Lead Director responsibilities listed in the proposal and those set forth in the Company’s Corporate Governance Principles. These differences are important, however, because the Company believes that having a strong, independent group of directors is important for good governance. Adopting the specific set of responsibilities listed in the proposal would constrain the Board and its independent directors without providing additional benefits to the Company and its shareholders.

The Company has a long-standing commitment to sound corporate governance practices and independent leadership on the Board of Directors, as evidenced by, among other things, implementing majority voting in uncontested elections, eliminating supermajority provisions in our Certificate of Incorporation and By-Laws and including in our Corporate Governance Principles a requirement for shareholder approval if a shareholder rights plan is ever adopted. In addition, all the directors on the Board, except the Chairman and CEO, are independent. The independent directors meet in executive session chaired by the Lead Director at the end of every Board meeting without the Chairman and CEO or other management present. The existing duties of the independent Lead Director, as set forth in the Corporate Governance Principles, provide a sound structure for promoting responsible leadership of the Board and the Company. The Company’s Corporate Governance Quotient ratings, which are published by RiskMetrics Group after evaluating more than 7,400 companies on up to 65 corporate governance variables, show that Boeing outperformed 64.7% of the companies in the S&P 500 and 92.9% of the companies in the Capital Goods group with regard to its 2008 corporate governance practices.

The Board believes that adoption of this proposal is unnecessary and would not promote the interests of the Company and its shareholders. The Board of Directors therefore opposes this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE AGAINST PROPOSAL 8.

ITEM 9.    SHAREHOLDER PROPOSAL ON FUTURE SEVERANCE ARRANGEMENTS

The National Legal and Policy Center, 107 Park Washington Court, Falls Church, VA 22046, owner of 58 shares of common stock, has advised the Company that it intends to present the following resolution at the Annual Meeting. Approval of this proposal would require the affirmative vote of a majority of the outstanding shares of Boeing stock present in person or by proxy and entitled to vote at the Annual Meeting.

Shareholder Resolution

Shareholder Vote on “Golden Parachutes”

RESOLVED: that the shareholders of Boeing (“the Company”) urge the Board of Directors to seek shareholder approval of future severance agreements with senior executives that provide benefits in an amount exceeding 200% of the sum of the executives’ base salary plus bonus.

“Severance agreements” include any agreements or arrangements that provide for payments or awards in connection with a senior executive’s severance from the Company, including employment agreements; retirement agreements; settlement agreements; change in control agreements; and agreements renewing, modifying or extending such agreements.

“Benefits” include lump-sum cash payments (including payments in lieu of medical and other benefits); the payment of any “gross-up” tax liability; the estimated present value of periodic retirement payments; any stock or option awards that are awarded under any severance agreement; any prior stock or option awards as to which the executive’s access is accelerated under the severance agreement; fringe benefits; and consulting fees (including reimbursable expenses) to be paid to the executive.

Because it is not always practical to obtain prior shareholder approval, the Company would have the option, if this proposal were implemented, of seeking shareholder approval after the material terms of the agreement were agreed upon.

Supporting Statement

Severance agreements as described in this resolution, commonly known as “golden parachutes,” are excessive in light of the too high levels of compensation enjoyed by senior executives at the Company and U.S. corporations in general.

Excessive executive compensation creates two problems. First, public outrage undermines support for the free market, the system that makes possible corporate profits. Second, overcompensated executives are more likely to acquiesce to demands from anti-business activists, in order to insulate themselves from criticism for their high pay.

Shareholders and the public are outraged when executives walk away with tens or hundreds of millions of dollars. Such outrage is magnified when executives leave amidst failure and/or scandal.

Our two previous CEOs have exited in embarrassment. Last year, this resolution received an impressive 38% of shareholder votes. Since that time, questions about Boeing’s present leadership have only increased.

Board of Directors’ Response

The Board of Directors opposes this proposal because it believes that the ability to provide reasonable severance benefits to a very limited group of senior executives after certain events, including a change in control or reorganization of the Company, is an important and appropriate element of an executive compensation program. Providing these benefits is an important tool for the Company to use in recruiting and retaining executives by helping to ensure the stability of the management team during times of restructuring, potential mergers and other events. As such, the ready availability of these arrangements is in the best interests of all shareholders.

The Compensation Committee, composed completely of independent directors, oversees all aspects of the executive compensation program, including for the CEO. The Committee’s objective is to structure the program so that it enhances shareholder value by attracting and retaining high-performing executives. Each year, the Committee reviews individual executive officer compensation and potential compensation. Based on this review as well as the Company’s objectives for severance benefits and consideration of relevant market practices provided by the Committee’s outside compensation consultant, the Committee believes that the current structure of the executive compensation program is appropriate, consistent with market practices and in the best interest of the Company and its shareholders. Arbitrarily canceling or limiting some elements of our executive compensation package would be disruptive, costly and impractical. It would also place the Company at a significant disadvantage in terms of its executive retention and recruiting strategy in a competitive market, and would compromise our ability to attract and retain talented executives.

Boeing has approximately 934,379 registered and beneficial shareholders. Calling a special meeting of shareholders to approve an agreement prior to signing an employment agreement or agreeing to employment terms and conditions with an executive would be impractical and expensive. Unless the Company incurred the significant expense of calling and holding a special meeting of shareholders each time such an arrangement were contemplated, such arrangements could only be entered into once a year after approval at the annual meeting of shareholders, significantly limiting the Company’s ability to compete for top executive and management talent.

While the proposal suggests that the Company could seek shareholder approval after the material terms of a compensation agreement were agreed upon, the Company would be unable to assure a potential senior executive that the agreement would be approved. As a result, a candidate could not be sure of the terms of employment and would be more likely to accept a competing offer that provided final terms. Approval by shareholders, either prior to entering into an agreement or after agreeing on material terms, would also require the Company to make public disclosures regarding confidential employment negotiations with prospective executives, placing the Company at a competitive disadvantage in its executive recruiting.

Implementation of this proposal is unnecessary and would potentially harm the Company by unduly hindering its ability to recruit, retain and motivate top executive talent. The Compensation Committee of the Board of Directors oversees all aspects of the executive compensation program, including the provision of severance benefits for the CEO and all other members of management, and it acts in the best interests of the Company and its shareholders when approving such benefits. For all of these reasons, the Board of Directors opposes this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE AGAINST PROPOSAL 9.

ITEM 10.    SHAREHOLDER PROPOSAL ON DISCLOSURE OF POLITICAL CONTRIBUTIONS

Newground Social Investment, 2206 Queen Anne Ave. N., Suite 402, Seattle, WA 98109, as proxy for Mr. Dyke R. Turner, owner of more than 560 shares, has advised the Company that it intends to present the following resolution at the Annual Meeting. Approval of this proposal would require the affirmative vote of a majority of the outstanding shares of Boeing stock present in person or by proxy and entitled to vote at the Annual Meeting.

Shareholder Resolution

Resolved, that the shareholders of The Boeing Company (“Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

1.	Policies and procedures for political contributions and expenditures (both direct and indirect) made with corporate funds.

2.	Monetary and non-monetary political contributions and expenditures not deductible under section 162 (e)(1)(B) of the Internal Revenue Code, including but not limited to contributions to or expenditures on behalf of political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code and any portion of any dues or similar payments made to any tax exempt organization that is used for an expenditure or contribution if made directly by the corporation would not be deductible under section 162 (e)(1)(B) of the Internal Revenue Code. The report shall include the following:

a.	An accounting of the Company’s funds that are used for political contributions or expenditures as described above;

b.	Identification of the person or persons in the Company who participated in making the decisions to make the political contribution or expenditure; and

c.	The internal guidelines or policies, if any, governing the Company’s political contributions and expenditures.

The report shall be presented to the board of directors’ audit committee or other relevant oversight committee and posted on the company’s website to reduce costs to shareholders.

Stockholder Supporting Statement

As long-term shareholders of Boeing, we support transparency and accountability in corporate spending on political activities. These activities include direct and indirect political contributions to candidates, political parties or political organizations; independent expenditures; or electioneering communications on behalf of a federal, state or local candidate.

Disclosure is consistent with public policy, in the best interest of the company and its shareholders, and critical for compliance with recent federal ethics legislation. Absent a system of accountability, company assets can be used for policy objectives that may be inimical to the long-term interests of and may pose risks to the company and its shareholders.

Boeing contributed at least $1.9 million in corporate funds since the 2002 election cycle. (CQ’s PoliticalMoneyLine: http://moneyline.cq.com/pml/home.do and National Institute on Money in State Politics: http://www.followthemoney.org/index.phtml.)

However, relying on publicly available data does not provide a complete picture of the Company’s political expenditures. For example, the Company’s payments to trade associations used for political activities are undisclosed and unknown. In many cases, even management does not know how trade associations use their company’s money politically. The proposal asks the Company to disclose all of its political contributions, including payments to trade associations and other tax exempt organizations. This would bring our Company in line with a growing number of leading companies, including Pfizer, Aetna and American Electric Power that support political disclosure and accountability and present this information on their websites.

The Company’s Board and its shareholders need complete disclosure to be able to fully evaluate the political use of corporate assets. Thus, we urge your support for this critical governance reform.

Board of Directors’ Response

The Board of Directors opposes this proposal as unnecessary because a comprehensive system of reporting and accountability for political contributions in the United States already exists. Current law limits the amount of contributions and the uses of corporate funds, and it also provides for appropriate public disclosure and accountability for compliance. The Board notes that the Company’s Political Action Committee (“PAC”) contributions are generally reported and publicly available at the appropriate governmental agencies, including the Federal Election Commission, whose website is www.fec.gov. Similarly, Company political contributions at the state and local level are recorded and disclosed by the respective states, for example, in Washington at www.pdc.wa.gov and in California at www.ss.ca.gov.

The Board of Directors believes that all political contributions made by the Company help support the Company’s businesses and are in the best interests of the Company and its shareholders. The Company is committed to adhering to the highest standards of ethics and accountability in engaging in political activities. The Board authorizes annually the maximum aggregate contributions that the Company can make at the state and local level, as permitted by, and in strict compliance with, applicable law. The Company’s policy regarding political contributions, a description of which is available in the Company’s Ethical Business Conduct Guidelines, sets forth an oversight process that is designed to ensure compliance with current laws and our ethical business conduct principles. Those Guidelines are available on our website at www.boeing.com/companyoffices/aboutus/ethics/ethics_booklet.pdf.

Political contributions to federal candidates and political party committees are made by the PAC, which is administered by a committee comprised of four senior management employees, including one executive officer. The PAC is not funded by corporate funds, but from voluntary contributions by employees.

The Board of Directors opposes this proposal because the Company’s existing policy on political contributions aligns with shareholder interests and complies with all applicable laws. In addition, adopting this proposal would result in the expenditure of Company resources to unnecessarily report information that is already in the public domain.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE AGAINST PROPOSAL 10.

GENERAL INFORMATION

LIST OF SHAREHOLDERS OF RECORD

A list of shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and will also be available for ten business days prior to the Annual Meeting between the hours of 9:00 a.m. and 4:00 p.m., Central time, at the Office of the Corporate Secretary, Boeing Corporate Offices, 100 North Riverside Plaza, 311A1, MC 5003-1001, Chicago, Illinois 60606-1596. A shareholder may examine the list for any legally valid purpose related to the Annual Meeting.

DELIVERY OF PROXY MATERIALS AND ANNUAL REPORT

Electronic Delivery

In accordance with the rules recently adopted by the SEC, the Notice of Annual Meeting and Proxy Statement and 2008 Annual Report are available on the Internet at www.edocumentview.com/ba. Instead of receiving paper copies of the Annual Report and Proxy Statement in the mail, registered shareholders can elect to receive these communications electronically via the Internet. For additional information and to sign up, you can access www.computershare.com/us/ecomms.

Many brokerage firms and banks are also offering electronic proxy materials to their clients. If you are a beneficial owner of Boeing stock, you may contact your broker or bank to find out whether this service is available to you. If your broker or bank uses Broadridge Investor Communications Services, you can sign up to receive electronic proxy materials at www.investordelivery.com.

Householding Information

As permitted by the SEC’s proxy statement rules, the Company will deliver only one Annual Report or Proxy Statement to multiple shareholders sharing the same address, unless the Company has received contrary instructions from one or more of the shareholders. The Company will, upon written or oral request, deliver a separate copy of the Annual Report or Proxy Statement to a shareholder at a shared address to which a single copy of the Annual Report or Proxy Statement was delivered and will include instructions as to how the shareholder can notify the Company that the shareholder wishes to receive a separate copy of the Annual Report or Proxy Statement in the future. Registered shareholders wishing to receive a separate Annual Report or Proxy Statement in the future or registered shareholders sharing an address wishing to receive a single copy of the Annual Report or Proxy Statement in the future may contact the Company’s Transfer Agent:

Computershare Investor Services

P.O. Box 43078

Providence, Rhode Island 02940-3078

888-777-0923 (toll-free for domestic U.S. callers)

781-575-3400 (non-U.S. callers may call collect)

ANNUAL REPORT ON FORM 10-K

The Company’s 2008 Annual Report (which includes a copy of the Company’s Annual Report on Form 10-K) was mailed to shareholders with this Proxy Statement. Upon request, the Company will furnish without charge an additional copy of the Company’s Annual Report on Form 10-K, which has been filed with the SEC. Shareholders may receive a copy of the Form 10-K by:

(1)	Writing to Data Shipping Department, The Boeing Company, P.O. Box 3707, Mail Code 3T-33, Seattle, Washington 98124-2207;

(2)	Calling (425) 965-4408;

(3)	Accessing the Company’s website at www.boeing.com; or

(4)	Accessing the SEC’s website at www.sec.gov.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2010

Under Rule 14a-8(e) of the Securities Exchange Act of 1934, shareholder proposals intended for inclusion in the Company’s 2010 Proxy Statement must be submitted in writing to the Company to the Office of the Corporate Secretary, Boeing Corporate Offices, 100 North Riverside Plaza, 311A1, MC 5003-1001, Chicago, Illinois 60606-1596, and must be received by midnight Central time on Friday, November 13, 2009.

Any shareholder proposal submitted for consideration at next year’s annual meeting but not submitted for inclusion in the Proxy Statement, including shareholder nominations for candidates for election as directors, that is received by the Company earlier than the close of business on Monday, December 28, 2009, or later than the close of business on Wednesday, January 27, 2010, will not be considered filed on a timely basis with the Company under Rule 14a-4(c)(l).

Notwithstanding the prior time deadlines, if the number of directors to be elected is increased effective at the 2010 Annual Meeting and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board by January 17, 2010, then a shareholder’s notice with respect only to nominees for any new positions created by such increase shall be timely if delivered to the address set forth above no later than the close of business on the tenth (10th) day following the day on which the Company first publicly announced such increase.

For such proposals that are not timely filed, the Company retains discretion to vote proxies it receives. For such proposals that are timely filed, the Company retains discretion to vote proxies it receives provided that (1) the Company includes in its Proxy Statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (2) the proponent does not issue a proxy statement.

Shareholder nominations for candidates for election as directors must contain the following information. This list summarizes the material requirements set forth in the By-laws and we refer you to the By-laws for more detailed information.

•

The name and address of the shareholder (and of the beneficial owner, if applicable) and the number of shares that are owned, directly or indirectly, beneficially and of record by the shareholder (and beneficial owner, if applicable);

•

Certain information concerning the shareholder’s, the beneficial owner’s, if applicable, and their respective family members’, ownership of, interest in, economic rights to and other information concerning the Company’s securities as more fully described in the By-laws;

•	Any proxy, contract, arrangement, understanding or relationship pursuant to which the shareholder (and beneficial owner, if applicable) has a right to vote any shares of the Company’s stock;

•	A statement that the shareholder is submitting a nomination for election as director;

•	The name and contact information of the candidate;

•	A statement of the candidate’s business and educational experience and other relevant biographical data;

•	A statement detailing any relationship between the candidate and the Company, including, among others, with any customer, supplier, competitor, employee or shareholder of the Company;

•	A statement detailing any compensation and any relationship or understanding between the proposing shareholder and the candidate;

•	A signed statement from the candidate consenting (i) to be named in the Proxy Statement and proxy and (ii) to serve on the Board of Directors if elected;

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A statement whether the nominee, if elected, intends to tender an irrevocable resignation promptly upon such person’s election or re-election, to be effective upon failure to be re-elected at the next meeting and acceptance by the Board of the resignation;

•	A completed and signed questionnaire, representation and agreement by the nominee as required by the Company’s By-Laws;

•

Such other information that would be required to be included in a proxy statement in a contested election, for the proposed nominee and the shareholder making the nomination (and beneficial owner, if applicable);

•	A representation that the shareholder is a holder of record entitled to vote at the Annual Meeting and intends to appear at that meeting to propose such nomination; and

•	A representation whether the shareholder (or beneficial owner, as applicable) intends or is part of a group which intends to solicit proxies from shareholders in support of such nominee.

See page 14 for information on how shareholders may suggest qualified candidates for consideration by the Governance, Organization and Nominating Committee.

CONTACTING THE BOARD OF DIRECTORS

The Board of Directors has established a process whereby shareholders and other interested parties can send communications to the Lead Director or to the nonmanagement directors as a group. This process is described in detail on the Company’s website at www.boeing.com/corp_gov/email_the_board.html.

APPENDIX A

The Boeing Company 2003 Incentive Stock Plan

(As Amended and Restated Effective February 23, 2009)

Section 1. Purpose of the Plan

The purpose of The Boeing Company 2003 Incentive Stock Plan (the “Plan”), as amended and restated subject to shareholder approval, is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of The Boeing Company (the “Company”) by providing them the opportunity to acquire a proprietary interest in the Company and to link their interests and efforts to the long-term interests of the Company’s shareholders.

Section 2. Definitions

As used in the Plan,

“Adjusted Operating Cash Flow” means the net cash provided by operating activities of the Company as reported in the Company’s consolidated statement of cash flows included in its Annual Report on Form 10-K, adjusted to eliminate the effect on operating cash flows of net customer financing cash flows, as reported in the Company’s consolidated statement of cash flows included in its Annual Report on Form 10-K.

“Award” means any Option, Stock Appreciation Right, Restricted Stock, Stock Unit, Performance Share, Performance Unit, dividend equivalent, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” has the meaning set forth in Section 3.1.

“Common Stock” means the common stock, par value $5.00 per share, of the Company.

“Company” means The Boeing Company, a Delaware corporation.

“Covered Employee” means a “covered employee” as that term is defined in Section 162(m)(3) of the Code or any successor provision.

“Disability” means “Disability” as defined by the Committee or the Company’s vice president of compensation and benefits for purposes of the Plan or an Award or in the instrument evidencing the Award or in a written employment or services agreement between the Participant and the Company or a Related Company.

“Effective Date” has the meaning set forth in Section 18.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the average of the high and low per share trading prices (or the average of the opening and closing prices, or the closing price, if so determined by the Committee) for the Common Stock on the New York Stock Exchange during regular session trading as reported to the Company by The Wall Street Journal or such other source the Committee deems reliable for a single trading day. The Committee may vary its determination of the Fair Market Value as provided in this Section 2 depending on whether Fair Market Value is in reference to the grant, exercise, vesting, settlement or payout of an Award and, for Awards subject to 409A, as provided in Section 409A.

“Grant Date” means the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code or any successor provision.

“Layoff” means “Layoff” as defined by the Committee or the Company’s vice president of compensation and benefits for purposes of the Plan or an Award or in the instrument evidencing the Award or in a written employment or services agreement between the Participant and the Company or a Related Company.

“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

“Nonrecurring Items” means nonrecurring items deemed not reflective of the Company’s core operating performance, including, but not limited to, exogenous events, acquisitions, divestitures, changes in accounting principles or “extraordinary items” determined under generally accepted accounting principles.

“Option” means a right to purchase Common Stock granted under Section 7.

“Participant” means any eligible person as set forth in Section 5 to whom an Award is granted.

“Performance Criteria” has the meaning set forth in Section 11.2.

“Performance Period” means any period as determined by the Committee in its sole discretion. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.

“Performance Share” has the meaning set forth in Section 10.1.

“Performance Unit” has the meaning set forth in Section 10.2.

“Plan” means The Boeing Company 2003 Incentive Stock Plan.

“Related Company” means any corporation in which the Company owns, directly or indirectly, at least 50% of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns, directly or indirectly, at least 50% of the combined equity thereof. Notwithstanding the foregoing, for purposes of determining whether any individual may be a Participant for purposes of any grant of Incentive Stock Options, the term “Related Company” shall have the meaning ascribed to the term “subsidiary” in Section 424(f), and for purposes of determining whether any individual may be a Participant for purposes of any grant of Options or Stock Appreciation Rights, the term “Related Company” shall mean any “Service Recipient” as that term is defined for purposes of Section 409A.

“Restricted Stock” means an Award of shares of Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Committee.

“Retirement” means termination of employment voluntarily at a time when a Participant is entitled to begin immediate receipt of early or normal retirement benefits under one or more of the Company’s defined benefit pension plans, or under comparable terms of a Related Company’s pension plan, as then in effect, unless provided otherwise in the instrument evidencing the Award or in a written employment or services agreement between the Participant and the Company or a Related Company.

“Section 162(m)” means Code Section 162(m), including any proposed and final regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.

“Section 409A” means Code Section 409A, including any proposed and final regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Stock Appreciation Right” or “SAR” has the meaning set forth in Section 8.1.

“Stock Unit” means an Award granted under Section 9 denominated in units of Common Stock.

“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by a company acquired by the Company or with which the Company combines.

“Termination of Service,” unless otherwise defined by the Committee or the Company’s vice president of compensation and benefits or in the instrument evidencing the Award or in a written employment or services agreement, means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability, Retirement or Layoff. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company’s vice president of compensation and benefits or by the Committee with respect to officers subject to the reporting requirements of Section 16(a) of the Securities Act, and such determination shall be final. Transfer of a Participant’s employment or service relationship between wholly owned subsidiaries of the Company, or between the Company and any wholly owned subsidiaries of the Company, shall not be considered a Termination of Service for purposes of an Award. Unless the Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company.

Section 3. Administration

3.1 Administration of the Plan

The Plan shall be administered by the Compensation Committee of the Board; provided, however, that with respect to nonemployee directors, the Plan shall be administered by the Governance, Organization and Nominating Committee of the Board unless otherwise determined by the Board. Each such committee shall be comprised of at least three directors, each of whom shall qualify as an “outside director” as defined by Section 162(m), an “independent director” as defined under the New York Stock Exchange listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. However, the fact that a Committee member shall fail to qualify under the foregoing requirements shall not invalidate any Award made by the Committee which is otherwise validly made under the Plan.

3.2 Delegation by Committee

Notwithstanding the foregoing, the Board or the Committee may delegate responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of one or more members of the Board, subject to such limitations as the Board or the Compensation Committee deems appropriate, except with respect to benefits to nonemployee directors and to officers subject to Section 16 of the Exchange Act or officers who are or may be Covered Employees. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board or the Committee may authorize one or more officers of the Company to grant Awards to designated classes of eligible persons, within limits specifically prescribed by the Board or the Committee; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to Section 16 of the Exchange Act. All references in the Plan to the “Committee” shall be, as applicable, to the Compensation Committee, the Governance, Organization and Nominating Committee or any other committee or any officer to whom the Board or the Compensation Committee has delegated authority to administer the Plan.

3.3 Administration and Interpretation by Committee

Except for the terms and conditions explicitly set forth in the Plan, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to (a) select the eligible persons as set forth in Section 5 to whom Awards may from time to time be granted under the Plan; (b) determine the type or types of Award to be granted to each Participant under the Plan; (c) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (d) determine the terms and conditions of any Award granted under the Plan; (e) approve the forms of agreements for use under the Plan; (f) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (g) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant, subject to Section 409A and in accordance with Section 6.3; (h) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (i) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (j) delegate ministerial duties to such of the Company’s officers as it so determines; and (k) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any shareholder and any eligible person. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

Section 4. Shares Subject to the Plan

4.1 Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 15, the maximum number of shares of Common Stock available for issuance under the Plan shall be 80 million.

4.2 Share Usage

(a) Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are reacquired by the Company, the shares subject to such Awards and the reacquired shares shall again be available for issuance under the Plan. In addition, the following shares of Common Stock shall not be treated as having been issued under the Plan: (i) shares tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award, (ii) shares covered by an Award that is settled in cash, (iii) the number of shares subject to a SAR in excess of the number of shares that are delivered to the Participant upon exercise of the SAR, or (iv) shares issued pursuant to Substitute Awards. The number of shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares or credited as additional Restricted Stock, Stock Units or Performance Shares. All shares issued under the Plan may be either authorized and unissued shares or issued shares reacquired by the Company.

(b) The Committee shall have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(c) Notwithstanding the foregoing, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 15.

4.3 Limitations

(a) Subject to adjustment as provided in Section 15, the aggregate number of shares that may be issued pursuant to Awards granted under the Plan (other than Awards of Options or Stock Appreciation Rights) that are not (i) subject to restrictions based on the satisfaction of specified performance goals or (ii) granted in lieu of the payment of performance-based cash incentive awards shall not exceed 16 million.

(b) Subject to adjustment as provided in Section 15, the aggregate number of shares that may be issued pursuant to Awards granted under the Plan (other than Awards of Options or Stock Appreciation Rights) that contain no restrictions or restrictions based solely on continuous employment or services for less than three years (except where Termination of Service occurs by reason of death, Retirement, Disability or Layoff) shall not exceed 4 million.

Section 5. Eligibility

An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities. The above are “eligible persons.”

Section 6. Awards

6.1 Form and Grant of Awards

The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone, in addition to or in tandem with any other type of Award.

6.2 Evidence of Awards

Awards granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.

6.3 Deferrals

The Committee may permit a Participant to defer receipt of the payment of any Award. If any such deferral election is permitted, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include the grant of additional Awards or provisions for the payment or crediting of interest or dividend equivalents, including converting such credits to deferred stock unit equivalents. The value of the payment so deferred may be allocated to a deferred account established for a Participant under any deferred compensation plan of the Company designated by the Committee. Notwithstanding the foregoing, any deferral made under this Section 6.3 will be made under a deferred compensation plan of the Company or pursuant to the terms of an employment agreement, either of which satisfies the requirements for exemption from or complies with Section 409A.

6.4 Dividends and Distributions

Participants holding Awards may, if the Committee so determines, be credited with dividends paid with respect to the underlying shares or dividend equivalents while the Awards are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units. Notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on the number of shares underlying an Option or a Stock Appreciation Right may not be contingent, directly or indirectly on the exercise of the Option or a Stock Appreciation Right, and an Award providing a right to dividends or dividend equivalents declared and paid on the number of shares underlying an Option or a Stock Appreciation Right, the payment of which is not contingent upon, or otherwise payable on, the exercise of the Option or a Stock Appreciation Right, must comply with or qualify for an exemption under Section 409A.

Section 7. Options

7.1 Grant of Options

The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2 Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Common Stock for the Grant Date, except in the case of Substitute Awards. In no event shall the Committee, without the prior approval of the Company’s shareholders, cancel any outstanding Option for the purpose of reissuing the Option to the Participant at a lower exercise price or reduce the exercise price of an outstanding Option.

7.3 Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be a term not to exceed ten years from the Grant Date as established for that Option by the Committee or, if not so established, shall be ten years from the Grant Date.

7.4 Exercise of Options

The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time.

To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery as directed by the Company to the Company or a brokerage firm designated or approved by the Company of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Section 7.5. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

7.5 Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full as directed by the Company to the Company or a brokerage firm designated or approved by the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include: (a) check; (b) wire transfer; (c) tendering by attestation shares of Common Stock already owned by the Participant that on the day prior to the exercise date have a Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option, provided that the Participant must have held for at least six months any such tendered shares that were acquired by the Participant under a Company-sponsored stock compensation program; (d) to the extent permitted by applicable law, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any tax withholding obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or (e) such other consideration as the Committee may permit in its sole discretion.

7.6 Post-Termination Exercise

The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time, provided that any such waiver or modification shall satisfy the requirements for exemption under Section 409A.

7.7 Incentive Stock Options

The terms of any Incentive Stock Options shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Individuals who are not employees of the Company or one of its parent or subsidiary corporations (as such terms are defined for purposes of Section 422 of the Code) may not be granted Incentive Stock Options. To the extent that the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000 or, if different, the maximum limitation in effect at the time of grant under the Code (the Fair Market Value being determined as of the Grant Date for the Option), such portion in excess of $100,000 shall be treated as Nonqualified Stock Options.

Section 8. Stock Appreciation Rights

8.1 Grant of Stock Appreciation Rights

The Committee may grant stock appreciation rights (“Stock Appreciation Rights” or “SARs”) to Participants at any time. An SAR may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option, and the grant price of a freestanding SAR shall be equal to the Fair Market Value of the Common Stock for the Grant Date, except for Substitute Awards. An SAR may be exercised upon such terms and conditions and for the term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the term of a freestanding SAR shall be a term not to exceed ten years from the Grant Date as established for that SAR by the Committee or, if not so established, shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

8.2 Payment of SAR Amount

Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of the Common Stock for the date of exercise over the grant price by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon exercise of an SAR may be in cash, in shares of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

8.3 Post-Termination Exercise

The Committee shall establish and set forth in each instrument that evidences a freestanding SAR whether the SAR shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time, provided that any such waiver or modification shall satisfy the requirements for exemption under Section 409A.

Section 9. Restricted Stock and Stock Units

9.1 Grant of Restricted Stock and Stock Units

The Committee may grant Restricted Stock and Stock Units on such terms and conditions and subject to such forfeiture restrictions, if any (which may be based on continuous service with the Company or a Related Company or the achievement of any of the Performance Criteria set forth in Section 11.2), as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

9.2 Issuance of Shares

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Committee, and subject to the provisions of Section 13, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in cash, shares of Common Stock or a combination of cash and shares of Common Stock as the Committee shall determine in its sole discretion. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

9.3 Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate; provided, however, that the Committee may not adjust performance goals for any Restricted Stock or Stock Unit intended to be exempt under Section 162(m) for the year in which the Restricted Stock or Stock Unit is settled in such a manner as would increase the amount of compensation otherwise payable to a Participant.

Section 10. Performance Shares and Performance Units

10.1 Grant of Performance Shares

The Committee may grant Awards of performance shares (“Performance Shares”) and designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares, the length of the Performance Period and the other terms and conditions of each such Award. Each Award of Performance Shares shall entitle the Participant to a payment in the form of shares of Common Stock upon the attainment of performance goals and other terms and conditions specified by the Committee. Notwithstanding satisfaction of any performance goals, the number of shares issued under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion. The Committee, in its sole discretion, may make a cash payment equal to the Fair Market Value of the Common Stock otherwise required to be issued to a Participant pursuant to an Award of Performance Shares. It is generally expected that the Committee will exercise its discretion to make cash settlements of Awards of Performance Shares only with respect to Awards granted to Participants in countries other than the United States.

10.2 Grant of Performance Units

The Committee may grant Awards of performance units (“Performance Units”) and designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall entitle the Participant to a payment in cash upon the attainment of performance goals and other terms and conditions specified by the Committee, provided that the performance period for any Performance Unit Award shall be at least one year. Notwithstanding the satisfaction of any performance goals, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion. The Committee, in its sole discretion, may substitute actual shares of Common Stock for the cash payment otherwise required to be made to a Participant pursuant to a Performance Unit.

Section 11. Section 162(m) Awards

11.1 Terms of Section 162(m) Awards Generally

In addition to any other Awards under the Plan, the Committee may, at the time of grant of an Award (other than an Option or a Stock Appreciation Right) to a Participant who is then a Covered Employee or is likely to be a Covered Employee as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, specify that all or any portion of such Award is intended to satisfy the requirements for qualified performance-based compensation under Section 162(m). With respect to each such Award, the Committee shall establish, in writing, that the vesting and/or payment pursuant to the Award shall be conditioned on the attainment for the specified Performance Period of specified performance targets related to designated performance goals for such period selected by the Committee from among the Performance Criteria specified in Section 11.2. Such action shall be taken no later than the earlier of (a) the date 90 days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed and, in any event, at a time when the outcome of the performance goals remain substantially uncertain.

11.2 Performance Criteria

For purposes of this Section 11, the term “Performance Criteria” shall mean any one or more of the following performance criteria: profits (including, but not limited to, profit growth, net operating profit or economic profit); profit-related return ratios; return measures (including, but not limited to, return on assets, capital, equity or sales); cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); earnings (including, but not limited to, net earnings, earnings per share, or earnings before or after taxes); net sales growth; net income (before or after taxes, interest, depreciation and/or amortization); gross or operating margins; productivity ratios; share price (including, but not limited to, growth measures and total shareholder return); expense targets; margins; operating efficiency; customer satisfaction; and working capital targets.

11.3 Use and Calculation of Performance Criteria

Any Performance Criteria may be used to measure the performance of the Company as a whole or with respect to one or more business units, divisions, acquired businesses, minority investments, partnerships or joint ventures. Performance Criteria may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time. Performance Criteria shall be calculated in accordance with the Company’s financial statements or generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an Award that is consistently applied and identified in the audited financial statements, including footnotes, or the Management’s Discussion and Analysis section of the Company’s Annual Report on Form 10-K. The Committee shall have the right to specify, at the time the performance goals are established in accordance with this Section 11, that any Performance Criteria may be adjusted to exclude the impact of any Nonrecurring Item, provided that such Nonrecurring Item may be identified in the audited financial statements, including footnotes, or the Management’s Discussion and Analysis section of the Company’s Annual Report on Form 10-K.

11.4 Committee Certification and Authority

After the completion of each Performance Period, the Committee shall certify the extent to which any Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award subject to this Section 11. Notwithstanding any provision of the Plan other than Section 11, with respect to any Award subject to this Section 11, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award.

The Committee shall have the power to impose such other restrictions on Awards subject to this Section 11 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m).

11.5 Maximum Awards

Subject to adjustment as provided in Section 15, and in accordance with the requirements under Section 162(m), no Participant shall receive in any one calendar year grants of Awards that are intended to qualify as performance-based compensation under Section 162(m), other than Options, Stock Appreciation Rights or Performance Units, covering an aggregate of more than 1 million shares of Common Stock.

In accordance with the requirements under Section 162(m), the maximum aggregate dollar amount paid to an individual Participant in any one calendar year pursuant to a Performance Unit or other cash-based Award that is intended to qualify as performance-based compensation under Section 162(m) shall not exceed (i) 0.50% of the cumulative Adjusted Operating Cash Flow for the specific Performance Period for which the Award is granted for a Participant who is the Company’s Chief Executive Officer and (ii) 0.20% of the cumulative Adjusted Operating Cash Flow for the specific Performance Period for which the Award is granted for any other Participant.

11.6 Options and SARs

Subject to adjustment as provided in Section 15, and in accordance with the requirements under Section 162(m), no Participant shall receive in any one calendar year grants of Options or Stock Appreciation Rights covering an aggregate of more than 2 million shares of Common Stock. Notwithstanding any other provision of the Plan to the contrary, any Option or Stock Appreciation Right intended to qualify as performance-based compensation under Section 162(m) shall have an exercise or grant price, as applicable, of no less than 100% of the Fair Market Value of the Common Stock for the Grant Date, except in the case of Substitute Awards.

Section 12. Other Stock or Cash-Based Awards

In addition to the Awards described in Sections 7 through 10, and subject to the terms of the Plan, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate.

Section 13. Withholding

The Company may require a Participant to pay to the Company the amount of (a) any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (b) any amounts due from the Participant to the Company or to any Related Company (“other obligations”). The Company shall not be required to issue any shares of Common Stock under the Plan until such tax withholding obligations and other obligations are satisfied.

The Committee may permit or require a Participant to satisfy all or part of his or her tax withholding obligations and other obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations.

Section 14. Assignability

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by the Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except that to the extent permitted by the Committee, in its sole discretion, a Participant may designate one or more beneficiaries on a Company-approved form who may receive payment under an Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant.

Section 15. Adjustments

In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or of any other company or (b) new, different or additional securities of the Company or of any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2; (iii) the maximum number and kind of securities that may be issued to an individual in any one calendar year as set forth in Section 4.3; (iv) the maximum number and kind of securities that may be made subject to the different types of Awards available under the Plan; and (v) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor.

The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards.

Section 16. Amendment and Termination

16.1 Amendment, Suspension or Termination of the Plan

The Board or the Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, shareholder approval shall be required for any amendment to the Plan.

Notwithstanding the foregoing, an amendment that constitutes a “material revision,” as defined by the rules of the New York Stock Exchange shall be submitted to the Company’s shareholders for approval. In addition, any revision that deletes or limits the scope of the provisions in Section 7.2 prohibiting repricing of options without shareholder approval and any revision that increases the number of shares stated in Section 4.1 as available for issuance under the Plan shall be considered material revisions that require shareholder approval.

16.2 Term of the Plan

Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the earlier of (a) the adoption of the Plan by the Board and (b) the Effective Date.

16.3 Consent of Participant

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 15 shall not be subject to these restrictions.

Section 17. General

17.1 Clawback Policy

The Board shall, in all appropriate circumstances, require reimbursement of any annual incentive payment or long-term incentive payment under any Award to an executive officer where: (1) the payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of Company financial statements filed with the Securities and Exchange Commission; (2) the Board determines the executive engaged in intentional misconduct that caused or substantially caused the need for the substantial restatement; and (3) a lower payment would have been made to the executive based upon the restated financial results. In each such instance, the Company will, to the extent practicable, seek to recover from the individual executive the amount by which the individual executive’s incentive payments for the relevant period exceeded the lower payment that would have been made based on the restated financial results. For purposes of this policy, the term “executive officer” means any officer who has been designated an executive officer by the Board.

17.2 No Individual Rights

No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.

17.3 Issuance of Shares

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal, state and foreign securities laws. The Company may also require such other action or agreement by the Participants as may from time to time be necessary to comply with applicable securities laws.

To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

17.4 Indemnification

Each person who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3 shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify them or hold them harmless.

17.5 No Rights as a Shareholder

Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment or services agreement, no Option or Award denominated in units shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

17.6 Compliance With Laws and Regulations

Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Code Section 422.

Additionally, notwithstanding anything contained in the Plan to the contrary, it is the Company’s intention that any and all Awards and compensation payable under the Plan shall satisfy the requirements for exemption under Section 409A and that all terms and provisions shall be interpreted to satisfy such requirements. If the Committee determines that an Award, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to Section 409A, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or compliance with Section 409A. Awards not deferred under Section 6.3 and not otherwise exempt from the requirements of Section 409A are intended to qualify for the short-term deferral exemption to Section 409A, and payment shall be made as soon as administratively feasible after the Award became vested, but in no event shall such payment be made later than 2-1/2 months after the end of the calendar year in which the Award became vested unless otherwise permitted under the exemption provisions of Section 409A.

17.7 Participants in Other Countries

The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of other countries in which the Company or any Related Company may operate to ensure the viability of the benefits from Awards granted to Participants employed in such countries, to comply with applicable foreign laws and to meet the objectives of the Plan.

Notwithstanding the provisions of Sections 7.2 and 8.1, where applicable foreign law requires that compensatory stock right be priced based upon a specific price averaging method and period, a stock right granted in accordance with such applicable foreign law will be treated as meeting the requirements of Sections 7.2 or 8.1, provided that the averaging period does not exceed 30 days.

17.8 No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

17.9 Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

17.10 Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

17.11 Choice of Law

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Illinois without giving effect to principles of conflicts of law.

Section 18. Effective Date

The Plan is amended and restated effective February 23, 2009 (the “Effective Date”).

DIRECTIONS AND MAP

2009 Annual Meeting of Shareholders

The Field Museum

1400 South Lake Shore Drive

Chicago, Illinois

April 27, 2009 – 10:00 A.M.

General Directions

From O’Hare Airport (20 miles SE):

Use I-90 east to the Kennedy Expressway, I-90/94 east heading toward Chicago.

Take Roosevelt Road exit and turn left at the second light onto Roosevelt Road.

Turn right at second light (Columbus Drive) after crossing Michigan Avenue.

Columbus Drive becomes Lake Shore Drive (US-41).

Turn left on 18th Street which becomes Museum Campus Drive.

Entrance to parking garage will be on your left.

From Midway Airport:

Go North on Cicero Ave. to I-55.

Take I-55 North to N. Lake Shore Drive.

The first traffic light on N. Lake Shore Drive will be McFetridge.

Turn right on McFetridge (East).

The Field Museum will be on your left, and Soldier Field parking on your right.

•	The doors will open at 8:30 a.m. The meeting will begin at 10:00 a.m.

•	If you are an individual with a disability who requires a reasonable accommodation, please send an e-mail to shareholderservices@boeing.com or call (312) 544-2835 at least two weeks in advance of the meeting.

•	Self-parking is available at Soldier Field’s North Garage, which is across the street from The Field Museum. The parking fee is $16.00 for the first four hours; $19.00 thereafter.

•	You are encouraged to tour The Field Museum, at no charge to you, following adjournment of the meeting. You will not be required to purchase a ticket for entry to the museum.

•	Information on public transportation to the meeting may be obtained from RTA by calling (312) 836-7000. Please be prepared to give them the full street address shown at the top of this page.

002CS17761

Admission Ticket

000004
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6
Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies for record holders submitted by the Internet or telephone must be received by 10:00 a.m. Central time on April 27, 2009. Proxies for savings plan participants are subject to an earlier deadline as described on the reverse side.

Vote by Internet
• Log on to the Internet and go to www.envisionreports.com/ba
• Follow the steps outlined on the secure website.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Company Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR Proposals 2-3.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - John H. Biggs	☐	☐	☐	02 - John E. Bryson	☐	☐	☐	03 - Arthur D. Collins, Jr.	☐	☐	☐

04 - Linda Z. Cook	☐	☐	☐	05 - William M. Daley	☐	☐	☐	06 - Kenneth M. Duberstein	☐	☐	☐

07 - John F. McDonnell	☐	☐	☐	08 - W. James McNerney, Jr.	☐	☐	☐	09 - Mike S. Zafirovski	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain

2. Amendment to The Boeing Company 2003 Incentive Stock Plan	☐	☐	☐	3. Advisory vote on appointment of Deloitte & Touche LLP as independent auditor.	☐	☐	☐

Shareholder Proposals — The Board of Directors recommends a vote AGAINST Proposals 4-10.

	For	Against	Abstain		For	Against	Abstain

4. Adopt cumulative voting.	☐	☐	☐	5. Require advisory vote on named executive officer compensation.	☐	☐	☐

6. Adopt health care principles.	☐	☐	☐	7. Prepare a report on foreign military sales.	☐	☐	☐

8. Require an independent lead director.	☐	☐	☐	9. Require shareholder approval of future severance arrangements.	☐	☐	☐

10. Require disclosure of political contributions	☐	☐	☐

IMPORTANT: UNLESS VOTING ON THE INTERNET OR BY PHONE, YOU MUST COMPLETE SECTIONS A - D ON

BOTH SIDES OF THIS CARD, AND SIGN AND DATE ON REVERSE.

<STOCK#> 01086J

Admission Ticket

INFORMATION ABOUT THE BOEING COMPANY 2009 ANNUAL MEETING OF SHAREHOLDERS

Directions to The Field Museum, Chicago, Illinois are available by telephone at 312-922-9410 or on The Field Museum’s Internet website at www.fieldmuseum.org

PLEASE BRING ADMISSION TICKET WITH VALID PHOTO IDENTIFICATION TO PRESENT FOR ADMISSION TO THE MEETING. THIS TICKET WILL ADMIT SHAREHOLDER AND ONE GUEST.

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

TIME & DATE:	PLACE:	WHO MAY VOTE:
10:00 a.m., Central time, on Monday, April 27, 2009	The Field Museum 1400 South Lake Shore Drive Chicago, Illinois	You may vote if you were a shareholder of record at the close of business on February 27, 2009

By order of the Board of Directors

Michael F. Lohr, Corporate Secretary

Attention Internet Users! You can now access your shareholder information online. Also, if you wish to receive future meeting materials and shareholder communications electronically, you may elect to do so. You may perform each of these activities at the following secure Internet site: www.computershare.com/us/ecomms.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PROXY / VOTING INSTRUCTION SOLICITED BY THE BOARD OF DIRECTORS THE BOEING COMPANY ANNUAL MEETING OF SHAREHOLDERS APRIL 27, 2009

The undersigned hereby appoints John H. Biggs, John E. Bryson and Kenneth M. Duberstein (the “Proxy Committee”), and each of them, with the power of substitution, proxies for the undersigned and authorizes them to represent and vote all of the shares of stock of The Boeing Company that the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on Monday, April 27, 2009 (the “Meeting”), and at any adjournment(s) thereof, with respect to all of the proposals indicated on the reverse side of this card, and with discretionary authority as to any other matters that may properly come before the Meeting, in accordance with and as described in the Notice and Proxy Statement for the Meeting.

The number of shares of Boeing stock shown on this proxy card includes shares held in the Boeing savings plans listed in the Proxy Statement under the heading, “Proxies and Voting at the Meeting,” as well as any other shares you may own outside of the plans. If you are a participant in one or both of these plans, you hereby instruct the plans’ trustee to vote all of the plan share interests allocated to you at the Meeting and any adjournment(s) thereof, with respect to the proposals indicated on the reverse side of this card, and you authorize the trustee to empower the Proxy Committee to vote in the Proxy Committee’s judgment on such other business as may properly come before the Meeting and any adjournment(s) thereof. You may not vote the plan share interests allocated to you at the Meeting; the trustee must vote your plan share interests. The plans’ trustee must receive your proxy instructions no later than 10:59 p.m., Central time, on April 22, 2009, or the trustee will vote your plan shares in the same manner and proportion as plan shares for which it has received instructions, unless contrary to applicable law.

If this proxy card is signed and no direction is given, this proxy for both registered shares and plan shares will be voted in accordance with the recommendations of the Board of Directors on all the proposals referred to on the reverse side.

  Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign exactly as name appears on your account. If the shares are registered in the names of two or more persons, each should sign. If acting as attorney, executor, trustee or in another representative capacity, sign name and title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - D ON BOTH SIDES OF THIS CARD.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Company Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR Proposals 2-3.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - John H. Biggs	☐	☐	☐	02 - John E. Bryson	☐	☐	☐	03 - Arthur D. Collins, Jr.	☐	☐	☐

04 - Linda Z. Cook	☐	☐	☐	05 - William M. Daley	☐	☐	☐	06 - Kenneth M. Duberstein	☐	☐	☐

07 - John F. McDonnell	☐	☐	☐	08 - W. James McNerney, Jr.	☐	☐	☐	09 - Mike S. Zafirovski	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain

2. Amendment to The Boeing Company 2003 Incentive Stock Plan	☐	☐	☐	3. Advisory vote on appointment of Deloitte & Touche LLP as independent auditor.	☐	☐	☐

Shareholder Proposals — The Board of Directors recommends a vote AGAINST Proposals 4-10.

	For	Against	Abstain		For	Against	Abstain

4. Adopt cumulative voting.	☐	☐	☐	5. Require advisory vote on named executive officer compensation.	☐	☐	☐

6. Adopt health care principles.	☐	☐	☐	7. Prepare a report on foreign military sales.	☐	☐	☐

8. Require an independent lead director.	☐	☐	☐	9. Require shareholder approval of future severance arrangements.	☐	☐	☐

10. Require disclosure of political contributions	☐	☐	☐

IMPORTANT: YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD,

AND SIGN AND DATE ON REVERSE.

<STOCK#> 01087G

▼   PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

PROXY / VOTING INSTRUCTION SOLICITED BY THE BOARD OF DIRECTORS THE BOEING COMPANY ANNUAL MEETING OF SHAREHOLDERS APRIL 27, 2009

The undersigned hereby appoints John H. Biggs, John E. Bryson and Kenneth M. Duberstein (the “Proxy Committee”), and each of them, with the power of substitution, proxies for the undersigned and authorizes them to represent and vote all of the shares of stock of The Boeing Company that the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on Monday, April 27, 2009 (the “Meeting”), and at any adjournment(s) thereof, with respect to all of the proposals indicated on the reverse side of this card, and with discretionary authority as to any other matters that may properly come before the Meeting, in accordance with and as described in the Notice and Proxy Statement for the Meeting.

If this proxy card is signed and no direction is given, this proxy will be voted in accordance with the recommendations of the Board of Directors on all the proposals referred to on the reverse side.

  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign exactly as name appears on your account. If the shares are registered in the names of two or more persons, each should sign. If acting as attorney, executor, trustee or in another representative capacity, sign name and title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.